                                                                   Exhibit 10.21



                           EQUITY PURCHASE AGREEMENT
                           -------------------------

        THIS AGREEMENT is made as of July 26, 1995, between SAS Acquisitions Inc., a Delaware corporation (the "Company"), and Golder, Thoma, Cressey, Rauner
                                   -------
Fund IV, L.P., a Delaware limited partnership (the "Purchaser"). Except as
                                                    ---------
otherwise indicated herein, capitalized terms used herein are defined in
Section 6 hereof.

        The parties hereto agree as follows:

        Section 1. Authorization and Closing.
                   -------------------------

        1A. Authorization of the Class A Common. The Company shall authorize the
            -----------------------------------
issuance and sale to the Purchaser of 72,153 shares of its Class A Common Stock, par value $0.01 per share (the "Class A Common"), having the rights and
                                --------------
preferences set forth in Exhibit 1A attached hereto.
                         ----------
        1B. Purchase and Sale of the Class A Common. At the Closing (as defined
            ---------------------------------------

in Section 1C below), the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company 72,153 shares of Class A Common (the "Stock") at a price of $76.4705882
                                              -----
per share.

        1C. The Closing.  The closing of the purchase and sale of the Stock (the
            -----------
"Closing") shall take place at the offices of Kirkland & Ellis, 200 East
- ----------
Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on the date hereof or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser stock certificates evidencing the Class A Common to be purchased by the Purchaser, registered in the Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company in the amount of $517,582.35 and the surrender for cancellation of a certificate or certificates representing 100 shares of the Company's common stock, par value $.01 per share, and the surrender for cancellation the Demand Promissory Note, dated April 4, 1995, issued by the Company in the amount of $3,600,000.

  Section 2. Conditions of the Purchaser's Obligation at the Closing.  The
             --------------------------------------------------------
obligation of the Purchaser to purchase and pay for the Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

        2A. Representations and Warranties; Covenants.  The representations and
            -----------------------------------------
warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

        2B. Amendment of Certificate of Incorporation. The Company's certificate
            -----------------------------------------
of incorporation (the "Certificate of Incorporation") shall have been
                       ----------------------------
amended to include the provisions set forth in Exhibit 1A hereto, shall be in
                                               ----------
full force and effect under the laws of Delaware as of the Closing as so amended and shall not have been further amended or modified.

        2C. Stock Purchase Agreement.  The Stock Purchase Agreement, dated as
            ------------------------
of April 4, 1995, attached hereto as Exhibit 2C (the "Stock Purchase
                                     ----------       --------------
Agreement"), between the Company and Ford Coin Laundries, Inc., a Delaware
- ---------
corporation ("Ford"), shall not have been amended or modified and shall be in
              ----
full force and effect as of the Closing, and the Company shall have consummated the transactions contemplated thereby.

        2D. Option Agreement.  The letter agreement, dated as of April 4, 1995,
            ----------------
attached hereto as Exhibit 2D (the "Option Agreement"), among the Company and
                   ----------       ------ ----------
each of the Ford Holders (as defined therein), shall not have been amended or modified and shall be in full force and effect as of the Closing, and the Company shall have exercised its option as described therein to purchase all of the Option Shares (as defined therein).

        2E. Solon Purchase Agreement.  The Stock Purchase Agreement, dated as of
            ------------------------
March 7, 1995, among Ford, Kwik Wash Laundries, Inc., Solon Automated Services, Inc. ("Solon") and the Sellers (as defined therein), attached hereto as Exhibit
       -----
2E (the "Solon Purchase Agreement" and, together with the Stock Purchase
         ------------------------
Agreement and the Option Agreement, the "Acquisition Agreements"), shall not
                                         ----------------------
have been amended or modified and shall be in full force and effect as of the Closing, and the Company shall have consummated the transactions contemplated thereby.

        2F. Stockholders Agreement.  The Company, the Purchaser, each of the
            ----------------------
Executives (as defined below), and each of the Investors (as defined below) shall have entered into a stockholders agreement, in form and substance substantially similar to Exhibit 2F attached hereto (the "Stockholders
                         ----------                       ------------
Agreement"), and the Stockholders Agreement shall be in full force and effect as
- ---------
of the Closing.

        2G. Professional Services Agreement.  The Company and GTCR IV, L.P., a
            -------------------------------
Delaware partnership, shall have entered into a management and consulting services agreement, in form and substance substantially similar to Exhibit 2G
                                                                   ----------
attached hereto (the "Services Agreement"), and the Services Agreement shall be
                      ------------------
in full force and effect as of the Closing.

        2H. Registration Agreement.  The Company, the Purchaser, each of the
            ----------------------
Executives and each of the Investors shall have entered into a registration agreement in form and substance substantially similar to Exhibit 2H attached
                                                         ----------
hereto (the "Registration Agreement"), and the Registration Agreement shall be
             ----------------------
in full force and effect as of the Closing.

        2I.  Loan Agreement.  The Company and Finova Capital Corporation
             --------------
("Finova") shall have entered into a loan agreement and related documents, in
  ------
form and substance satisfactory to the Purchaser (collectively, the "Loan
                                                                     ----
Agreement"), providing for a loan to the Company of $5 million, and the Loan
- ---------
Agreement shall be in full force and effect as of the Closing, and shall not have been amended or modified.

        2J. Guaranty.  The Speed Queen Company ("Speed Queen") shall have
            --------                             ------------
entered into a guaranty and related documents, in form and substance satisfactory to the Purchaser (collectively, the "Guaranty"), providing for a
                                                  --------
guaranty of the amounts owing pursuant to the Loan Agreement, and the Guaranty shall be in full force and effect as of the Closing, and shall not have been amended or modified.

        2K. Promissory Note.  The Company shall have entered into a promissory
            ---------------
note and related documents with Coinmach Industries Co., L.P., in form and substance satisfactory to the Purchaser (collectively, the "Promissory Note"
                                                            ---------------
and, together with the Loan Agreement and the Guaranty, the "Financing
                                                             ---------
Agreements"), providing for a loan to the Company of $2 million, and the
- ----------
Promissory Note shall be in full force and effect as of the Closing, and shall not have been amended or modified.

        2L. Demand Note.  The Company shall have paid to the Harris Trust and
            -----------
Savings Bank all amounts outstanding in connection with the Demand Promissory Note, dated April 4, 1995, issued by the Company to the Harris Trust and Savings Bank (the "Demand Note"), and the Demand Note shall have been cancelled.
           -----------

        2M. Executive Stock Agreement.  The Company shall have entered into an
            -------------------------
executive stock agreement, in form and substance substantially similar to
Exhibit 2M attached hereto (the "Executive Stock Agreements" and, together with
- ----------                       --------------------------
the Stockholders Agreement,
the Registration Agreement, the Services Agreement and the Investor Purchase Agreement, the "Other Equity Agreements"), with each of the Persons set forth on
                -----------------------
"Schedule 2M - Executives" attached hereto (collectively, the "Executives"), and
                                                               ----------
the Executive Stock Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing.

        2N. Investor Purchase Agreement.  The Company shall have entered into an
            ---------------------------
investor purchase agreement, in form and substance substantially similar to
Exhibit 2N attached hereto (the "Investor Purchase Agreement"), with each of the
                                 ---------------------------
Persons set forth on "Schedule 2N - Investors" attached hereto (collectively, the "Investors"), and the Investor Purchase Agreement shall not have been
     ---------
amended or modified and shall be in full force and effect as of the Closing.

        2O.  Purchasing Agreement.  The Company, Solon and Speed Queen shall
             --------------------
have entered into a purchasing agreement, in form and substance satisfactory to the Purchaser (the "Purchasing Agreement"), and the Purchasing Agreement shall
                    --------------------
not have been amended or modified and shall be in full force and effect as of the Closing.

        2P. Management Agreement.  The Company and The Coinmach Corporation
            --------------------
shall have entered into a management agreement, in form and substance satisfactory to the Purchaser (the "Management Agreement"), and the Management
                                    --------------------
Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing.

        2Q. Blue Sky Clearance.  The Company shall have made all filings under
            ------------------
applicable state securities laws necessary at the time of issuance to consummate the issuance of the Stock pursuant to this Agreement in compliance with such laws.

        2R. Closing Documents.  The Company shall have delivered to the
            -----------------
Purchaser all of the following documents:

        (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1A and Sections 2A through 2Q, inclusive, have been fully satisfied;

       (ii) certified copies of the resolutions duly adopted by the Company's board of directors (the "Board") authorizing the execution, delivery and
                         -----
performance of this Agreement, the Other Equity Agreements, the Acquisition Agreements, the Financing Agreements, and each of the other agreements contemplated hereby and thereby (the "Transaction Documents"),
                                      ---------------------
     the filing of the amendment to the Certificate of Incorporation referred to in Section 2B, the issuance and sale of the Class A Common and the consummation of all other transactions contemplated by this Agreement;

        (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing; and

         (iv) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

        2S. Fees and Expenses.  The Company shall have reimbursed the Purchaser
            -----------------
for the fees and expenses as provided in Section 7A hereof.

        2T. Compliance with Applicable Laws.  The purchase of Stock by the
            -------------------------------
Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject the Purchaser to any penalty, liability or, in the Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which the Purchaser is subject.

         2U. Waiver.  Any condition specified in this Section 2 may be waived
             ------
only if such waiver is set forth in a writing executed by the Purchaser.

        Section 3.  Covenants.
                    ---------

         3A. Financial Statements and Other Information.  The Company shall
             ------------------------------------------
deliver to the Purchaser (so long as the Purchaser holds any Investor Stock) and to each holder of at least 25% of the Investor Stock:

        (i) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarterly period, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

        (ii) accompanying the financial statements referred to in paragraph (i), an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

        (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the Investor Stock and (b) a copy of such firm's annual management letter to the Board;

         (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (v) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a quarterly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any quarterly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

         (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

        (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3A may reasonably request.

Each of the financial statements referred to in Sections 3A(i) and 3A(iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

        3B. Inspection of Property.  The Company shall permit any
            ----------------------
representatives designated by the Purchaser (so long as the Purchaser holds any Investor Stock) or any holder of at least 25% of the outstanding Investor Stock, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

         3C. Restrictions.  The Company shall not, without the prior written
             ------------
consent of the holders of a majority of the Investor Stock:

        (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities;

        (ii) except as contemplated in the Other Equity Agreements, directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities);

        (iii) except as expressly contemplated by this Agreement and the Other Equity Agreements, authorize, issue or enter into, or permit any Subsidiary to authorize, issue or enter into, any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities);

        (iv) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly owned Subsidiary);

        (v) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 5% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

        (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

        (vii) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

        (viii) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the acquisition and operation of a business within the coin operated laundry industry including, but not limited to, the business of constructing, selling and financing complete turnkey laundromat stores;

        (ix) other than this Agreement, the Other Equity Agreements, the Guaranty, the Purchasing Agreement and the Management Agreement, enter into, or permit any Subsidiary to enter into, any transaction with any of its or any

Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person or individual owns a beneficial interest, except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

     (x) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding the amounts approved therefor by the Board in the annual budget;

        3D. Affirmative Covenants.  So long as any Investor Stock remains
            ---------------------
outstanding, the Company shall, and shall cause each Subsidiary to:

        (i) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees;

        (ii) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole and pay and discharge when payable all taxes, assessments and governmental charges (to the extent that the same are being contested in good faith and adequate reserves therefor have been established);

        3E. Current Public Information. At all times after the Company has
            --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Investor Stock may reasonably request, all to the extent required to enable such holders to sell Investor Stock pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Investor Stock a written statement as to whether it has complied with such requirements.

        3F. Amendment of Other Agreements.  The Company shall not amend, modify
            -----------------------------
or waive any provision of the Acquisition Agreements, the Financing Agreements, the Purchasing Agreement or the Management Agreement without the prior written consent of the holders of a majority of the Investor Stock unless such amendment, modification or waiver would not have an adverse effect on GTCR or any other holder of Investor Stock, and the Company shall enforce the provisions of the Acquisition Agreements, the Financing Agreements, the Purchasing Agreement or the Management Agreement and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options, first refusal and co-sale rights) unless it is otherwise directed by the holders of a majority of the Investor Stock.

        3G. Public Disclosures.  The Company shall not, nor shall it permit any
            ------------------
Subsidiary to, disclose the Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

        3H. Unrelated Business Taxable Income.  Except with GTCR's knowledge and
            ---------------------------------
consent, the Company shall not knowingly engage, and shall not knowingly permit any Subsidiary to engage, in any transaction which is reasonably likely to cause any holder of Investor Stock or any of such holder's limited partners which are exempt from income taxation under Section 501(a) of the Code and, if applicable, any pension plan that any such limited partner may be a part of, to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the Code.

        3I.  Hart-Scott-Rodino Compliance.  In connection with any transaction
             ----------------------------
in which the Company or any of its Subsidiaries is involved, following the Closing, which is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the
                                                             -------
Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction.

        Section 4. Transfer of Investor Stock.
                   --------------------------

        (i) Investor Stock is transferable only pursuant to (a) public offering registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities Act (or any similar rule or rules then in force) if such rule or rules are available or (c) subject to the conditions specified in Section 4(ii) below, any other legally available means of transfer.

        (ii) In connection with the transfer of any Investor Stock (other than a transfer described in Section 4(i)(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Investor Stock may be effected without registration of such Investor Stock under the Securities Act. In addition, if the holder of the Investor Stock delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Investor Stock shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Investor Stock which do not bear the Securities Act legend set forth in
Section 7C hereof. If the Company is not required to deliver new certificates for such Investor Stock not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 7C hereof.

        (iii) Upon the request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

        (iv) Any transfer or attempted transfer of any Investor Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Investor Stock as the owner of such Investor Stock for any purpose.

     Section 5. Representations and Warranties of the Company.  As
                ---------------------------------------------
a material inducement to the Purchaser to enter into this Agreement and purchase the Investor Stock, the Company hereby represents and warrants to the Purchaser that:

     5A. Organization and Corporate Power.  The Company is a corporation duly
         --------------------------------
organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects
of the Company and its Subsidiaries taken as a whole.   The Company has all
requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Certificate of Incorporation and bylaws which have been furnished to the Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     5B. Capital Stock and Related Matters.
         ---------------------------------

          (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 100,000 shares of Common Stock (the "Common Stock") (divided into 85,000 shares of Class A Common, (all of
      ------------
which will be issued and outstanding), and 15,000 shares of Class B Common Stock (of which 11,500 shares will be issued and outstanding), and 10,000 shares of Preferred Stock (none of which will be issued and outstanding). As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its Common Stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by the Other Equity Agreements. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Common Stock or any warrants, options or other rights to acquire its Common Stock,
except pursuant to this Agreement and the Other Equity Agreements.   As of the
Closing, all of the outstanding shares of the Company's Common Stock shall be validly issued, fully paid and nonassessable.

     (ii) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Investor Stock hereunder, except as expressly provided herein. Based in part on the investment representations of the Purchaser in Section 7C, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Common Stock, and the offer, sale and issuance of the Investor Stock hereunder and pursuant to Section 1B hereof do not and will not require registration under the Securities Act or any applicable state securities laws. There are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's Common Stock or with respect to any other aspect of the Company's affairs, except for the Other Equity Agreements.

        5C. Subsidiaries; Investments.  Other than 1,000 shares of Class A
            -------------------------
Common Stock, par value $. 01 per share, of Ford, the Option Shares, the capital stock of Solon purchased pursuant to the Solon Purchase Agreement and the capital stock of the Subsidiaries as set forth in Section 4.3 of the Solon Purchase Agreement, the Company does not own or hold any shares of stock or any other security or interest in any other Person or any rights to acquire any such security or interest, and the Company has never had any Subsidiary.

        5D. Authorization; No Breach.  The execution, delivery and performance
            ------------------------
by the Company of the Transaction Documents and the filing of the amendment of the Certificate of Incorporation each has been duly authorized by the Company and each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of the Transaction Documents, the offering, sale and issuance of the Stock hereunder and pursuant to Section 1B, the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's Common Stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under,
(v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

        5E. Purchase Agreement Representations.  Except as set forth on
            ----------------------------------
"Schedule 5E - Representations and Warranties" attached hereto, the representations and warranties made by Solon in Article

IV of the Solon Purchase Agreement and by the Sellers in Article V of the Solon Purchase Agreement are, to the best of the Company's knowledge, true and correct in all material respects on the date of the Closing as though then made, except for any change that results from events occurring after the Closing Date (as defined therein) and prior to the Closing in the ordinary course of business of Solon, and the representations and warranties of Ford in Section 2 of the Stock Purchase Agreement are, to the best of the Company's knowledge, true and correct in all material respects on the date of the Closing as though then made, except for any change that results from events occurring after the Closing Date (as defined therein) and prior to the Closing in the ordinary course of business of Ford.

        5F. Disclosure.  Neither this Agreement nor any of the schedules,
            ----------
attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

        5G. Closing Date.  The representations and warranties of the Company
            ------------
contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

        Section 6. Definitions.  For the purposes of this Agreement, the
                   -----------
following terms have the meanings set forth below:

        "Affiliate" of any particular person or entity means any other person or
         ---------
entity controlling, controlled by or under common control with such particular person or entity.

        "Indebtedness" means all indebtedness for borrowed money (including
         ------------
purchase money obligations) , all capitalized lease obligations and all guarantees of any of the foregoing.

        "Investor Stock" means (i) the Class A Common issued hereunder and
         --------------
(ii) any Common Stock issued or issuable with respect to the Class A Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Stock, such shares shall cease to be Investor Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force). Whenever any particular securities cease to be Investor Stock, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 7C.

        "Officer's Certificate" means a certificate signed by the Company's
         ---------------------
president, vice-president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

        "Person" means an individual, a partnership, a corporation, an
         ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Securities Act" means the Securities Act of 1933, as amended, or any
         --------------
similar federal law then in force.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as
         -----------------------
amended, or any similar federal law then in force.

        "Securities and Exchange Commission" includes any governmental body or
         ----------------------------------
agency succeeding to the functions thereof.

        "Subsidiary" means, with respect to any Person, any corporation,
         ----------
partnership association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

        7.  Miscellaneous.
            -------------

        7A.  Expenses.  The Company agrees to pay, and hold the
             --------
Purchaser and all holders of Investor Stock harmless against liability for the payment of (i) the fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by the Transaction Documents, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of the Transaction Documents and the Certificate of Incorporation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Investor Stock purchased hereunder and (iv) the fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under the Transaction Documents and the Certificate of Incorporation.

        7B. Remedies.  Each holder of Investor Stock shall have all rights and
            --------
remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

        7C. Purchaser's Investment Representations.  The Purchaser hereby
            --------------------------------------
represents that it is acquiring the Investor Stock purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of Investor Stock from transferring such
securities in compliance with the provisions of Section 4 hereof.   Each
certificate for Investor Stock shall be imprinted with a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JULY 26, 1995, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THE EQUITY PURCHASE AGREEMENT, DATED AS OF JULY 26, 1995, BETWEEN THE ISSUER AND A CERTAIN INVESTOR, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         7D. Consent to Amendments.  Except as otherwise expressly provided
             ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of each of the Investor Stock. No other course of dealing between the Company and the holder of any Investor Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

         7E. Survival of Representations and Warranties.  All representations
             ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or on its behalf.

         7F. Successors and Assigns.  Except as otherwise expressly provided
             ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of Investor Stock are also for the benefit of, and enforceable by, any subsequent holder of such Investor Stock.

        7G. Severability.  Whenever possible, each provision of this Agreement
            ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        7H. Counterparts.  This Agreement may be executed simultaneously in two
            ------------
or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

        7I. Descriptive Headings; Interpretation.  The descriptive headings of
            ----------- --------- --------------
this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

        7J. Governing Law.  The corporate law of Delaware shall govern all
            -------------
issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

        7K. Notices.  All notices, demands or other communications to be given
            -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return
receipt requested and postage prepaid.   Such notices, demands and other
communications shall be sent to the Purchaser and to the Company at the address indicated below:

        If to the Company:
        -----------------

                SAS Acquisitions Inc.
                c/o Coinmach Industries Co., L.P.
                55 Lumber Road
                Roslyn, NY 11576
                Attention: President

        with a copy to:
        --------------

                Anderson Kill Olick & Oshinsky, P.C.
                1251 Avenue of the Americas
                New York, New York 10020
                Attention: Ronald S. Brody

        If to the Purchaser:
        -------------------

                 Golder, Thoma, Cressey, Rauner Fund IV, L.P.
                 6100 Sears Tower
                 Chicago, Illinois 60606
                 Attention:    Bruce V. Rauner
                               David A. Donnini

        with a copy to:
        --------------

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, Illinois 60601
                 Attention: Kevin R. Evanich


or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                SAS ACQUISITIONS INC.

                                By: /s/
                                   --------------------------
                                Its:
                                    -------------------------

                                GOLDER, THOMA, CRESSEY, RAUNER
                                  FUND IV, L.P.

                                By:  GTCR IV, L.P.

                                Its: General Partner

                                By:  Golder, Thoma, Cressey,
                                     Rauner, Inc.

                                Its: General Partner

                                By: /s/
                                   ---------------------------

                                Its: Principal

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                        SAS ACQUISITIONS INC.


                                        By:
                                           ------------------------------

                                        Its:
                                            -----------------------------

                                        GOLDER, THOMA, CRESSEY, RAUNER
                                          FUND IV, L.P.


                                        BY:  GTCR IV, L.P.

                                        Its: General Partner

                                        BY:  Golder, Thoma, Cressey,
                                             Rauner, Inc.

                                        Its: General Partner

                                        By:
                                           ------------------------------

                                        Its: Principal

                         LIST OF EXHIBITS
                         ----------------

Exhibit 1A   -     Certificate of Amendment

Exhibit 2C   -     Stock Purchase Agreement

Exhibit 2D   -     Option Agreement

Exhibit 2E   -     Solon Purchase Agreement

Exhibit 2F   -     Stockholders Agreement

Exhibit 2G   -     Services Agreement

Exhibit 2H   -     Registration Agreement

Exhibit 2M   -     Executive Stock Agreement

Exhibit 2N   -     Investor Purchase Agreement

                         LIST OF SCHEDULES
                         -----------------

Schedule 2M  -     Executives

Schedule 2N  -     Investors

Schedule 5E  -     Representations and Warranties

                                                            Exhibit 1A

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             SAS ACQUISITIONS INC.

                                 ARTICLE FIRST
                                 -------------

             The name of the Corporation is SAS Acquisitions Inc.

                                ARTICLE SECOND
                                --------------

         The address of the Corporation's registered office in the State of Delaware is 15 East North Street in the City of Dover, County of Kent 19901. The name of its registered agent at such address is United Corporate Services, Inc.

                                 ARTICLE THIRD
                                 -------------

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                ARTICLE FOURTH
                                --------------

                             A.  AUTHORIZED SHARES
                                 -----------------
         The total number of shares of capital stock which the Corporation has authority to issue is 110,000 shares, consisting of:

        (1) 85,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common");
      --------------

        (2) 15,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common"); and
      --------------

        (3) 10,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").
 ---------------

        The Class A Common and Class B Common and any other common stock issued hereafter are hereafter collectively referred to as the "Common Stock." The
                                                         ------------
shares of Common Stock shall have
the rights, preferences and limitations separately set forth below.
Capitalized terms used but not otherwise defined in this Article Fourth are defined in Part D of this Article Fourth.

                              B. PREFERRED STOCK
                                 ---------------

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then
outstanding.   In case the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                C. COMMON STOCK
                                   ------------

         Except as otherwise provided in this Part C or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.


         1.  Voting Rights.  Except as otherwise provided in this Part C or as
             -------------
otherwise required by applicable law, holders of Class A Common and Class B Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

         2.  Distributions.  Subject to the distribution rights set forth in
             -------------
paragraphs 3(i) and 3(ii) below, at the time of each Distribution, such Distribution shall be made to the holders of Class A Common and Class B Common outstanding as of the time of such Distribution in the following priority:

         (i) The holders of Class A Common, as a separate class, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class A Common held by each such holder as of the time of such

Distribution) equal to the aggregate Unpaid Yield on the outstanding shares of Class A Common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraph 2(ii) or 2(iii) below until the entire amount of the Unpaid Yield on the outstanding shares of Class A Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2(i) to holders of Class A Common shall constitute payments of Yield on Class A Common.

     (ii) After the required amount (if any) of the Distribution has been made pursuant to paragraphs 2(i) above, the holders of Class A Common, as a separate class, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class A Common held by each such holder as of the time of such Distribution) so that the aggregate amount of all Distributions made pursuant to this paragraph 2(ii) is equal to the Unreturned Preferred Amount for the Class A Common, and no Distribution or any portion thereof shall be made under paragraphs 2(iii) below until the entire amount of the Unreturned Preferred Amount for the Class A Common has been paid in full pursuant to this paragraph 2(ii). The
Distributions made pursuant to this paragraph 2(ii) to holders of Class A Common shall constitute payments of the Unreturned Preferred Amount for the Class A Common.

         (iii) After the required amounts (if any) of a Distribution have been made pursuant to paragraphs 2(i) and 2(ii) above, the holders of Class A Common and Class B Common, as a group, shall be entitled to receive the remaining portion of such Distribution (ratably among such holders based upon the number of shares of Common Stock held by each such holder as of the time of such Distribution).

        3.   Liquidation Preferences.
             -----------------------
        (i)  Class A Common Liquidation Preference.
             -------------------------------------

        Upon any liquidation, dissolution or winding up of the Corporation, the holders of Class A Common shall be entitled to be paid, before any Distribution or payment is made upon any other Common Stock, an amount in cash equal to the aggregate Unreturned Preferred Amount and the aggregate Unpaid Yield for the Class A Common (ratably among such holders based upon the number of shares of Class A Common held by each such holder as of the time of such Distribution) and will then share ratably with the other shares of Common Stock in any remaining Corporation assets (after the Distribution described in paragraph 3(ii) below). If upon any such liquidation, dissolution or winding up of the Corporation, the

Corporation's assets to be distributed among the holders of the Class A Common are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid pursuant to this paragraph 3 (i) , then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Unreturned Preferred Amount and the aggregate Unpaid Yield for the Class A Common held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Class A Common. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3 (i).

        (ii) Class B Common Liquidation Preference.
             -------------------------------------

        Upon any liquidation, dissolution or winding up of the Corporation, after the required amounts have been paid pursuant to paragraph 3(i) above, the holders of Class B Common shall be entitled to be paid, before any Distribution or payment is made upon any other Common Stock, an amount in cash equal to the aggregate Unreturned Preferred Amount of the Class B Common (ratably among such holders based upon the number of shares of Class B Common held by each such holder as of the time of such Distribution) and will then share ratably with the other shares of Common Stock in any remaining Corporation assets. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Class B Common are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid pursuant to this paragraph 3(ii), then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Unreturned Preferred Amount of the Class B Common held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Class B Common. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3 (ii).

        4.  Stock Splits and Stock Dividends.  The Corporation shall not in any
            --------------------------------
manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding Common Stock of one class unless the outstanding Common Stock of all the other classes shall be proportionately subdivided or combined. All such subdivisions shall be payable only in Class A Common to the holders of Class A Common and in Class B Common only to the holders of Class B Common.

        5.  Events of Noncompliance.
            -----------------------

        5A.  Definition. An "Event of Noncompliance" shall be deemed to have
             ----------      ----------------------
occurred if:

        (i) the Corporation fails to pay on or prior to the eighth anniversary of the initial issuance of the Class A Common the full amount of the Unreturned Preferred Amount plus all Unpaid Yield with respect to the Class A Common, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

        (ii) the Corporation breaches or otherwise fails to perform or observe in any material respect any covenant or agreement set forth herein or in the Equity Purchase Agreement (the "Purchase Agreement") or the Services Agreement
                                ------------------
(as defined in the Purchase Agreement), and such breach or failure to perform is not cured within 30 days after the occurrence thereof;

        (iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Class A Common pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Class A Common, is false or misleading such that it would result in a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole on the date made or furnished;

        (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the United States Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

         (v) a judgment which exceeds any insurance available for the payment thereof by more than $600,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

        (vi) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $600,000 to become due prior to its stated maturity.

         5B. Consequences of Certain Events of Noncompliance.
             -----------------------------------------------

         (i) If an Event of Noncompliance has occurred, the rate at which the Yield on the Class A Common is calculated shall increase immediately by an
increment of 4 percentage point(s).   Thereafter, until such time as no Event of
Noncompliance exists, the rate at which the Yield on the Class A Common is calculated shall increase automatically at the end of each succeeding 90-day period by an additional increment of 2 percentage point(s) (but in no event shall such rate exceed 18%). Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

         (ii) If any Event of Noncompliance has occurred, then the number of directors constituting the Corporation's Board of Directors will, at the request of the holders of a majority of the Class A Common then outstanding, be increased by one member, and the holders of Class A Common will have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The newly created directorship will constitute a separate class of directors, and the director elected by the holders of the Class A Common will be entitled to cast a number of votes on each matter considered by the Board of Directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus one. The special right of the holders of Class A Common to elect such a member of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (ii), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent of the holders of a majority of the Class A Common in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

        At any time when such special right has vested in the holders of Class A Common, a proper officer of the Corporation shall, upon the written request of the holder(s) of at least 10% of the Class A Common then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Class A Common for the purpose of electing a director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Class A Common then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Class A Common then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Class A Common then outstanding. Any holder of Class A Common so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this paragraph.

        At any meeting or at any adjournment thereof at which the holders of Class A Common have the special right to elect a director pursuant to this subparagraph, the presence, in person or by proxy, of the holders of a majority of the Class A Common then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Class A

Common exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

        Any director so elected by the holders of Class A Common shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the Board of Directors of the Corporation shall decrease to such number as constituted the whole Board of Directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

         (iii) If any Event of Noncompliance exists, each holder of Class A Common shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         6.  Registration of Transfer.  The Corporation shall keep at its
             ------------------------
principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be
substantially identical in form to the surrendered certificate.   The issuance
of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         7.  Replacement.  Upon receipt of evidence reasonably satisfactory to
             -----------
the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         8.  Notices.  All notices referred to herein shall be in writing, shall
             -------
be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

         9.  Amendment and Waiver.  No amendment or waiver of any provision of
             --------------------
this Part C shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock.

                                D. DEFINITIONS
                                   -----------

         "Distribution" means each distribution made by the Corporation to
          ------------
holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidation distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any shares of Common Stock for any reason or (b) any recapitalization or exchange of any shares of Common Stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by reverse stock split or otherwise) of any outstanding shares of Common Stock.

         "Subsidiary" means, with respect to any Person, any corporation,
          ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

         "Unpaid Yield" means an amount equal to the excess, if any, of (a) the
          ------------
aggregate Yield accrued on the outstanding shares of Class A Common over (b) the aggregate amount of Distributions made by the Corporation pursuant to paragraph 2 (i) of Part C of this Article Fourth.

         "Unreturned Preferred Amount" means, (A) with respect to the Class A
          ---------------------------
Common, an amount equal to the excess, if any, of (a) the product of (1) the number of shares of Class A Common then outstanding and (2) $76.4705882 over (b) the aggregate amount of Distributions made by the Corporation with respect to such shares pursuant to paragraph 2(ii) or paragraph 3(i) of Part C of this Article Fourth, and (B) with respect to the Class B Common, an amount equal to the excess, if any, of (a) the product of (x) the number of shares of Class B Common then outstanding and (y) $15.4028 over (b) the aggregate amount of Distributions made by the Corporation with respect to such shares pursuant to paragraph 3(ii) of Part C of this Article Fourth.

         "Yield" means, with respect to the outstanding shares of Class A Common
          -----
for any quarter, the amount accruing on such shares each day during such quarter at the rate of 8% per annum of the sum of (a) the Unreturned Preferred Amount from time to time during such quarter, plus (b) the Unpaid Yield thereon for all prior quarters. In calculating the amount of any Distribution to be made during a quarter, the portion of the Yield on the outstanding shares of Class A Common for the portion of such quarter elapsing before such Distribution is made shall be taken into account.

                                 ARTICLE FIFTH
                                 -------------

         The Corporation is to have perpetual existence.

                                 ARTICLE SIXTH
                                 -------------

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                ARTICLE SEVENTH
                                ---------------

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                ARTICLE EIGHTH
                                --------------

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any right or
                     --------------
protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE NINTH
                                 -------------

         The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE TENTH
                                 -------------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                      Exhibit 2C
                                                                      ----------

                           STOCK PURCHASE AGREEMENT
                           ------------------------

        Stock Purchase Agreement ("Agreement"), dated as of April 4, 1995, entered into by and among SAS Acquisitions Inc., a Delaware corporation ("Buyer"), and Ford Coin Laundries, Inc., a Delaware corporation (the "Company").

                                   RECITALS
                                   --------

        A. The Company has authorized the issuance of 1,000 shares of common stock, $.01 par value per share (the "Common Stock"), 7 shares of which are owned by Kwik Wash Laundries, Inc., a Nevada corporation ("Kwik Wash"), 1-1/2 shares of which are owned by Robert Kyle Ford and 1-1/2 shares of which are owned by Richard Franklin Ford, Jr., Trustee U/D/T February 4, 1994.

        B. The Company has authorized the issuance of 1,000 shares of non-voting Class A common stock, par value $.01 per share (the "Class A Common Stock" and, together with the Common Stock, the "Capital Stock"), all of which shares are to be issued to Buyer hereunder.

        C. Buyer desires to purchase from the Company, and the Company desires to sell to Buyer, all of the outstanding shares of Class A Common Stock subject to the terms and conditions of this Agreement.

        D. Buyer shall file an application with the Federal Trade Commission to obtain approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the prospective exercise by Buyer of an option to purchase all the Common Stock of the Company, the sole voting stockholder of Solon Automated Services, Inc. ("Solon").

                                   AGREEMENT
                                   ---------

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.  Purchase and Sale of Common Stock; Closing.
            ------------------------------------------

        (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Buyer, and the Buyer agrees to purchase from the Company, 1,000 shares of Class A Common Stock at a per share cost of $11,400 for an aggregate purchase price of $11,400,000.

        (b) The closing of the sale and purchase of the Class A Common Stock by the Buyer (the "Closing") shall take place on the date of this Agreement (the "Closing Date") at the offices of Anderson Kill Olick & Oshinsky, P.C., 1251 Avenue of the Americas, New York, New York 10020, at 10:00 a.m. New York City time. At the Closing, the Company will deliver to the Buyer a certificate or certificates representing the Class A Common Stock purchased and sold hereunder, dated the Closing Date and registered in the Buyer's name or the names of the Buyer's nominees (as set forth on the signature pages hereof), against payment of the purchase price therefor in immediately available funds.

         2.  Representations and Warranties of the Company.  The Company
             ---------------------------------------------
represents and warrants to Buyer as of the date hereof as follows:

          (a) Corporate Existence, Power, etc.  The Company has been duly
              -------------------------------
incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and carry on its business as proposed to be conducted, and the Company will, at the Closing Date, be duly qualified as a foreign corporation in good standing in all jurisdictions in which its ownership or leasing of properties or the conduct of its business would require such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole. The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (b) No Violation. The execution and delivery by the Company of this
              ------------
Agreement and the performance hereof and the consummation of the transactions herein contemplated do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject or (ii) the charter or by-laws of the Company.

          (c) No Approval.  No approval, consent, exemption or other action by,
              -----------
or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or any instrument or agreement required hereunder, except as may have been obtained or contemplated hereby.

          (d) No Judgment, Decree or Order.  There is no law, rule or
              ----------------------------
regulation, nor is there any judgment, decree or order of any court or governmental authority binding on the Company, which would be contravened by the execution, delivery, performance or enforcement of this Agreement or any instrument or agreement required of the Company hereunder.

        (e) Legal, Valid and Binding Agreement. This Agreement is a legal, valid
            ----------------------------------
and binding agreement of the Company, enforceable against the Company in accordance with its terms, and any other instrument or agreement required of the Company hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and subject to rules of law governing specific performance, injunctive relief and other equitable remedies.

        (f) No Litigation.  There is no pending, or to the Company's knowledge,
            -------------
threatened, litigation or proceeding against or by the Company.

        (g) Capital Stock and Related Matters. After the Closing, the
            ---------------------------------
authorized capital stock of the Company will consist of: (i) 1,000 shares of Common Stock, 7 shares of which are owned by Kwik Wash, 1-1/2 shares of which are owned by Robert Kyle Ford, 1-1/2 shares of which are owned by Richard Franklin Ford, Jr., Trustee U/D/T February 4, 1994; and (ii) 1,000 shares of Class A Common Stock, all of which shares are issued hereby to Buyer. After the Closing, all of the outstanding shares of Capital Stock of the Company will upon their issuance be duly authorized, validly issued, fully paid and nonassessable.

        (h) Private Offering.
            ----------------

        (A) The offer and sale of the Class A Common Stock hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"). The Company has not sold the Class A Common Stock to anyone other than the Buyer. No other security of the Company has been issued and sold by the Company within the six-month period immediately prior to the date hereof. The Company agrees that it, or anyone acting on its behalf, will neither offer any of the Capital Stock of the Company so as to bring the issuance and sale thereof within the provisions of Section 5 of the Securities Act, nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, any person if the sale of any of the Class A Common Stock and any such securities would be integrated as a single offering for the purposes of the Securities Act. Each share of Capital Stock shall have a legend setting forth the restrictions on transferability and sale set forth in
Section 4 hereof for at least so long as such restrictions apply. The representations of the Company in this Section 2(h) are based upon and subject to the accuracy of the Buyer's representations contained in Section 3 hereof.

                 (B) In the case of the offer and sale of the Class A Common Stock, no form of general solicitation or general advertising was used by the Company, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general solicitation or general advertising.


                 (i) Good Title. The Company has good and marketable title to
                     ----------
its assets and properties, free and clear of all liens, mortgages, pledges, security interests, charges or encumbrances of any kind or nature, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                 (j) No Conduct of Business. Since the formation of the
                     ----------------------
Corporation on March 2, 1995 (the "Formation Date") through and including the date hereof, the Corporation has not conducted any business whatsoever, owned any assets other than the capital stock of Solon nor incurred any liabilities of any kind or nature (other than with respect to that certain Stock Purchase Agreement, dated as of March 7, 1995, among the Company, Solon and the Sellers (as defined)).

                 (k) No Charter Amendments. Other than the Certificate of
                     ---------------------
Amendment of Certificate of Incorporation of Ford filed with the Office of the Secretary of State of the State of Delaware on April 3, 1995, the Corporation has not restated, amended or modified in any way its original certificate of incorporation filed on the Formation Date with the Office of the Secretary of State of the State of Delaware.

                 3. Representations and Warranties of the Buyer. The Buyer
                    -------------------------------------------
represents, warrants and agrees for the benefit of the Company as follows:

                 (a) The Buyer has had an opportunity to discuss the business, management and financial affairs of the Company, and the terms and conditions of the proposed purchase, with the management of the Company.

                 (b) The Buyer is purchasing the Class A Common Stock for its own account and not with a view to any resale or distribution of the Class A Common Stock that would violate the Securities Act, and acknowledges that there are substantial restrictions on the transferability of such Class A Common Stock; and it understands that the Class A Common Stock have not been registered under the Securities Act and that the certificates representing such Class A Common Stock will bear the legend and be subject to the restrictions on transfer and sale set forth in Section 4 of this Agreement.

                 4. Certificates for Securities and Legend. The certificates
                    --------------------------------------
representing the Common Stock and the Class A Common Stock will bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED, SOLD OR DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.

                 5. Notices. All notices and other communications hereunder
                    -------
shall be in writing and shall only be deemed to have been duly given if mailed by registered or certified mail or transmitted by any standard form of telecommunication and if addressed, in the case of notices to the Buyer, to the Buyer at the address appearing on the signature page hereof, Attention: Stephen
R. Kerrigan; and, in the case of the Company, to the Company at the address appearing on the signature page hereof.

                 6. Parties and Beneficiaries. This Agreement shall inure to the
                    -------------------------
benefit of and be binding upon the Company, the Buyer and their respective successors and assigns.

                 7. Applicable Law. This Agreement shall be governed by, and
                    --------------
construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws provisions thereof.

                 8. Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                 9. Section Headings. The section headings in this Agreement are
                    ----------------
for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                 10. Survival. The representations and warranties made by the
                     --------
Company in this Agreement shall survive the execution and delivery of this Agreement.

                 11. No Recourse. Notwithstanding any of the terms or provisions
                     -----------
of this Agreement, each of Buyer, on the one hand, and Seller, on the other hand, agree that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer or director of the other party or stockholders of such other party in connection with or arising out of this Agreement or the transactions contemplated hereby.


                           [SIGNATURE PAGE TO FOLLOW]

                 IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above stated.


                                   FORD COIN LAUNDRIES, INC.


                                   By: /s/ Robert E. Bailey
                                       -----------------------
                                       Name:  Robert E. Bailey
                                       Title: Vice President


Address of the Company:

c/o Kwik Wash Laundries, Inc.
    4240 Bronze Way
    Dallas, Texas 75237
    Attention: Robert E. Bailey
    Telephone: (214) 339-9351
    Facsimile: (214)
                     --------



                                   SAS ACQUISITIONS INC.


                                   By: /s/ Stephen R. Kerrigan
                                       ------------------------
                                       Name:  Stephen R. Kerrigan
                                       Title: President

Address of Buyer:

c/o The Coinmach Corporation
    55 Lumber Road
    Roslyn, New York 10022
    Attention:   Stephen R. Kerrigan
    Telephone:   (516) 484-2300
    Facsimile:   (516) 484-0905

Name of nominee, if any,
in whose name the Class A Common Stock
is to be registered:

- -------------------------

- -------------------------

- -------------------------

                                                                      Exhibit 2D
                                                                      ----------
                              SAS ACQUISITIONS INC.
                          c/o The Coinmach Corporation
                                 55 Lumber Road
                             Roslyn, New York 11576

                                                 April 4, 1995


Kwik Wash Laundries, Inc.
4240 Bronze Way
Dallas, Texas 75237

Attention:    Richard Enthoven


           Re: Acquisition of Solon Automated Services, Inc.
               ---------------------------------------------

Ladies and Gentlemen:

     In connection with the purchase (the "Acquisition") by Ford Coin Laundries, Inc. ("Ford") of substantially all of the outstanding capital stock of Solon Automated Services, Inc., a Delaware corporation ("Solon"), SAS Acquisitions Inc., a Delaware corporation ("SAS"), Kwik Wash Laundries, Inc. ("Kwik Wash"), Robert Kyle Ford ("R.K. Ford") and Richard Franklin Ford, Jr., Trustee U/D/T February 4, 1994 ("R.F. Ford", together with Kwik Wash and R.K. Ford, the "Ford Holders"), have each agreed to enter into this letter agreement (this "Agreement") on the terms and subject to the conditions set forth below. Accordingly, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. GRANT OF OPTION TO SAS TO PURCHASE FORD CAPITAL STOCK.
        -----------------------------------------------------

     Grant of Option. The Ford Holders each hereby irrevocably grant to SAS the
     ---------------
exclusive, unconditional and irrevocable option (the "Option") to purchase from the Ford Holders, subject to the terms and conditions contained in this Agreement, all of the shares of common stock, par value $0.01 per share, of Ford held by the Ford Holders (collectively, the "Option Shares"), for a cash purchase price of $100,000 (the "Exercise Price").

     (b) Term of Stock Option. The Option shall be exercisable at any time upon
         --------------------
or after the expiration or termination of the applicable waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the granting of clearance by the Federal Trade Commission and the Department of justice (the "HSR Clearance Date"), in each case, in respect of the Pre-Merger and Notification Form filed by SAS in connection therewith, and shall expire on the earlier of (i) the end of the fifth business day following the HSR Clearance Date or (ii) the first anniversary of the date hereof (the "Option Period").

     (c) Option Exercise.
         ---------------

     (i) The Option may be exercised by SAS upon notice (the "Notice") to Kwik Wash pursuant to the provisions of Section 5. The Notice shall state that SAS elects to exercise its right under this Agreement to purchase the Option Shares in accordance with the terms of this Agreement.

     (ii) Upon execution and delivery of this Agreement, the Ford Holders shall deliver the stock certificates evidencing the Option Shares, properly endorsed or accompanied by duly executed stock powers, to Anderson Kill Olick & Oshinsky, P.C., as transfer agent ("Transfer Agent"). Transfer Agent shall hold the Option Shares during the Option Period and, upon the exercise by SAS of the Option, shall transfer the Option Shares into the name of SAS on the books and records of Ford.

     (iii) Upon exercise of the Option (the "Exercise Date"), SAS shall promptly (and as a condition precedent to the transfer of all of the Option Shares in the manner provided above) pay the Exercise Price to the Ford Holders by wire transfer of immediately available funds.

     (d) Representations and Warranties of Kwik Wash. Kwik Wash represents and
         -------------------------------------------
warrants as to itself and on behalf of the Ford Holders to SAS as of the date hereof and as of the Exercise Date that:

     (i) Kwik Wash is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, and each of the other Ford Holders is competent with respect to the execution, delivery and performance of this Agreement;

     (ii) each Ford Holder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and this Agreement is a legal, valid and binding agreement, enforceable against each Ford Holder in accordance with its terms;

     (iii) the Option Shares are validly issued, fully paid and nonassessable;

     (iv) no Ford Holder has previously sold, pledged, encumbered, assigned, transferred, disposed of, terminated, granted or conveyed its Option Shares or any interest therein, in whole or in part, nor has any Ford Holder granted any lien on or security interest in or to its Option Shares, and it has not entered into any agreement to do any of the foregoing;

     (v) each Ford Holder has good title to and is the sole owner, legal and equitable, of its Option Shares, free and clear of all liens, claims, security interests, charges or other encumbrances of any kind or nature;

     (vi) other than information regarding the Woodhall Apartment and Fondren Green Apartment leases, the Ford Holders acknowledge that no information has been disclosed to any of them by Solon or its affiliates regarding the specific location of leases with respect to the areas covered by the Texas Assets; and

     (vii) to the actual knowledge of each of Kwik Wash's chief executive officer, Richard Enthoven ("Enthoven"), Vice President and General Counsel, Robert Bailey ("Bailey"), R.K. Ford and R.F. Ford: (a) since March 7, 1995, there has been no development, event, condition or fact that, in their reasonable judgment, has caused, or which could reasonably be expected to cause, a material adverse effect on the Option Shares or on the business, condition (financial or otherwise), or gross collections (net of lease commissions) of Solon and its subsidiaries taken as a whole (it being understood that general economic conditions are excepted from this representation and warranty); (b) none of the representations and warranties (x) made by Kwik Wash in this Agreement, or (y) made by Solon or the Sellers (as defined in the Stock Purchase Agreement) in the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of March 7, 1995 among Ford, Kwik Wash, Solon, and the Sellers contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (e) Additional Representations and Warranties of Kwik Wash. Kwik Wash represents and warrants as to itself and on behalf of the Ford Holders to SAS as of the date hereof that:

     (i) the execution, delivery and performance of this Agreement does not and will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any Ford Holder, (b) violate any provision of Kwik Wash's charter or bylaws, (c) result in a breach or constitute a default under any indenture or loan or credit agreement or other material agreement to which any Ford Holder is a party or by which any Ford Holder is bound, or (d) except for any requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, require any Ford Holder to obtain any authorizations, consents or approvals, licenses, exemptions from or filings or registrations with any person, court, executive or legislative body, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign provided, however, that with respect to clauses (b), (c) and (d) (except with respect to any changes in any such legal requirements in such clause (d) arising after the date hereof) of this paragraph
(ii), such representation shall be made as of the date hereof and on the Exercise Date; and

     (ii) there are no proceedings pending or, to the actual knowledge of Enthoven, Bailey, R.K. Ford and R.F. Ford, threatened against or affecting any Ford Holder or Ford before any federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which, individually or in the aggregate, would have a material adverse effect on any Option Shares or any action taken or to be taken by any Ford Holder under this Agreement.

     2. Covenants of Ford and the Ford Holders.

     (a) The Ford Holders hereby covenant and agree, from and after the date hereof until the termination of the Option Period (as defined in Section 1(b)), that such Ford Holders will not vote their Option Shares so as to cause Solon and any subsidiary of Ford or Solon, without the prior written approval of SAS:

     (1) to incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise expressly become responsible for obligations of any other person, or make any loans or advances to any person or make any capital expenditures, in each case, except in the ordinary course of business, consistent with past practices;

     (2) to prepay any debt, liability or obligation, or cancel, release or assign any indebtedness owed to Solon or any claims held by Solon except in the ordinary course of business, consistent with past practices;

     (3) to declare, pay or incur any obligation to pay any dividend on any security of Ford or Solon or declare, make or incur any obligation to make any distribution or redemption with respect to such security;

     (4) to make any change to the certificate of incorporation or bylaws of either Ford or Solon;

     (5) to issue, sell, assign, pledge, convey, dispose or otherwise encumber any securities of Ford or Solon, or grant any right, option or warrant with respect to the purchase of such securities or issue any security convertible or exchangeable into such securities;

     (6) to convey, sell, lease, sublease, transfer or otherwise dispose of, or grant an option to acquire or, in one transaction or a series of related transactions, any of the property, business or assets of Ford or Solon, whether now owned or hereafter acquired, other than in the ordinary course of business, consistent with past practices;

     (7) to make any investment or purchase any property or assets of any other person, except in the ordinary course of business, consistent with past practices;

     (8) to enter into or terminate any contract or agreement, or make any material change in any of Solon's leases or contracts, other than in the ordinary course of business, consistent with past practices;

     (9) to increase compensation payable to senior management employees of Ford or Solon and any other employees of Ford or Solon or make any discretionary bonuses or promise to do any of the foregoing;

     (10) to enter into any transaction of merger, reorganization or consolidation, or wind up, liquidate, or dissolve, or agree to do any of the following, with respect to Ford or Solon;

     (11) to make any payments to or engage in transactions with related or affiliated parties, in each case, other than in the ordinary course of business, consistent with past practices;

     (12) other than in the ordinary course of business, consistent with past practice, or as may be required by applicable law, to discharge or satisfy any claim, mortgage, deed of trust, restrictive covenant, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance of any kind or other rights of third parties, whether or not filed, recorded or otherwise perfected under applicable law, as well as discharge or satisfy the interest of any vendor, vendee or lessor or lessee under any conditional sale agreement, capital lease or other title retention agreement, which is individually or in the aggregate material to the business, operations, condition (financial or otherwise), facilities, properties or assets of either Ford or Solon;

     (13) other than in the ordinary course of business consistent with past practice, consistent with past practice, to institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body which is individually or in the aggregate material to the business, operations, condition (financial or otherwise), facilities, properties or assets of either Ford or Solon;

     (14) to remove any member of the board of directors of Ford or Solon or increase or decrease the size of any such board of directors;

     (15) other than in the ordinary course of business consistent with past practice, to cancel or terminate any policies of insurance with respect to any of insurable properties which are individually or in the aggregate material to the business, operations, condition (financial or otherwise), facilities, properties or assets of either Ford or Solon;

     (16) to engage, directly or indirectly, in any line of business other than the business of Solon as presently conducted, consistent with past practices;

     (17) to change Solon's name or commence doing business under an assumed or fictitious name or sell, license or otherwise dispose of Solon's name;

     (18) to operate the business of Solon other than in the ordinary course of business, consistent with past practice; or

     (19) to agree to do any of the foregoing.

     (b) It is expressly understood and agreed that the Ford Holders shall have no duty or obligation to supervise any officer, director, employee, or agent of Ford, Solon, or any of their respective subsidiaries ("Ford Personnel"), or to remove or replace any Ford Personnel, regardless of the acts or omissions of such Ford Personnel (whether or not such acts or omissions are known to the Ford Holders), or to approve or adopt any transaction or other action recommended by any Ford Personnel. Under no circumstances shall the Ford Holders have any responsibility or liability hereunder for their failure to adopt or approve any transaction or action recommended by any Ford Personnel, or for any action taken or omitted to be taken by any Ford Personnel which has not been expressly approved or adopted by the affirmative vote of the Ford Holders at a meeting of Ford stockholders called for such purpose.


     3. SALE OF TEXAS ASSETS.
        --------------------

     (a) Grant of Put. SAS shall have an unconditional (except as provided
         ------------
below) and irrevocable option ("Put") exercisable at any time at the sole discretion of SAS during the Put Period (as defined below) to cause Solon to sell to Kwik Wash the Texas Assets (as defined below) for the Purchase Price (as defined below).

     (b) Put Period. Upon delivery of written notice ("Put Notice") to Kwik
         ----------
Wash, SAS shall be entitled to exercise the Put at any time during the six month period commencing on the date hereof (the "Put Period").

     (c) Purchase Price. The purchase price (the "Purchase Price") for the Texas
         --------------
Assets shall be forty-four million six hundred fifty-three thousand eight hundred dollars ($44,653,800), payable at the Closing (as defined below) by wire transfer of immediately available funds.

     (d) Texas Assets. The assets of Solon subject to the Put (the "Texas
         ------------
Assets") shall consist of any and all of Solon's business locations, properties (owned and leased), assets and operations (including the prorated assumption of certain ordinary course current liabilities related thereto) currently operated by Solon that generate the revenues for the regions of Dallas and Houston in those certain Solon Automated Services Comparative Statements of Operations for the twelve months ended September 30, 1994, forms of which are attached hereto as Exhibits A-1 and A-2, respectively.

     (e) Closing. Kwik Wash and SAS shall consummate the sale of the Texas
         -------
Assets no later than forty-five (45) days after receipt by Kwik Wash of the Put Notice from SAS (the "Closing"). Kwik Wash's obligations to consummate the Closing shall be subject only to: (i) Solon's delivery to Kwik Wash of a written representation (and the accuracy thereof) to the effect that (w) the Texas Assets consist of approximately 40,000 machines which generate approximately $25,600,000 in annual gross revenues, (x) Solon is conveying to Kwik Wash good and indefeasible title to the Texas Assets (except with respect to any real property), subject to permitted encumbrances, (y) there has been no material adverse change in the business, condition (financial or otherwise), or gross collections (net of lease commissions) of the Texas Assets, and (z) Solon has been operated only in the ordinary course of business; and (ii) SAS's compliance with its obligations under this Agreement. At the Closing, Solon shall execute and deliver to Kwik Wash appropriate instruments of transfer containing general title warranties reasonably satisfactory to Kwik Wash in form and substance. All gross collections, lease commissions and other rental expenses, and ad valorem taxes attributable to the Texas Assets shall be prorated between the parties as of the date of the Closing (the "Closing Date"), with Solon being obligated to pay when due all such items accrued on or prior to the Closing Date and Kwik Wash being obligated to pay when due all such items accrued for periods subsequent to the Closing Date. Except as expressly provided above, Kwik Wash shall not assume or be responsible for any debts, liabilities, or obligations of Solon or its subsidiaries and Solon shall, by an instrument delivered at the Closing in form and substance reasonably satisfactory to Kwik Wash, indemnify Kwik Wash against all such debts, liabilities, and obligations.

     (f) Confidential information. Prior to any sale of the Texas Assets during
         ------------------------
the Put Period, SAS agrees not to disclose to any person (other than The Coinmach Corporation or any of its affiliates) any information regarding the specific locations of leases or specific terms thereof (and any summary of any of the foregoing) with respect to such area covered by the Texas Assets.

     (g) Payment of Solon Tax Liability. In the event SAS elects to exercise the
         ------------------------------
Put in accordance with the terms and conditions of this Agreement, in addition to the Purchase Price, Kwik Wash shall reimburse Solon for the lesser of: (a) $1,000,000 or (b) 50% of the actual out-of-pocket increase in Taxes actually paid by Solon, for its tax year in which the Closing occurs, solely as a result of the sale by Solon of the Texas Assets. "Taxes" for this purpose means federal and state income taxes (including any federal and state alternative minimum taxes and including any state taxes denominated as franchise or privilege taxes but computed on a base similar to taxable income ("Income Taxes")) and state sales, use and transfer taxes exclusive of any penalties or interest. The "increase" in actual out-of-pocket Income Taxes shall be computed by comparing
(i) the amount of Income Taxes actually payable by Solon, as reflected on its federal and state tax returns as originally filed for the tax year in question (the "Filed Returns") to (ii) hypothetical federal and state tax returns of Solon for such tax year (the "Hypothetical Returns") prepared on a basis identical to the Filed Returns except that the sale of the Texas Assets shall be omitted. The Filed Returns and Hypothetical Returns shall be prepared in good faith by SAS's independent certified public accountants, and shall make use of and apply, in respect of the tax year in question, all of the loss carryforwards and other credits and deductions available to Solon as allowable under applicable provisions of the Internal Revenue Code of 1986, as amended, or applicable state laws (such allowability to be determined by SAS's independent certified public accountants). The payment, if any, due by Kwik Wash under this
Section 3(g) shall be due within 10 days after Solon files the Filed Returns. In no event shall Kwik Wash have any further obligations based on any subsequent adjustments to the Filed Returns, whether required by the Internal Revenue Service, comparable state tax authorities or otherwise.

     (h) Payment of Costs and Expenses. In the event SAS determines not to
         -----------------------------
exercise the Put, SAS shall, upon expiration of the Put Period, pay to the Ford Holders an amount (the "Reimbursement") equal to the lesser of: (a) $500,000 or
(b) fifty percent (50%) of the out-of-pocket transaction costs

(including reasonable attorney's fees and disbursements) directly incurred by the Ford Holders in connection with the consummation of the Acquisition (the "Transaction Expenses"). All such Transaction Expenses shall be evidenced by written documentation and receipts reasonably acceptable to SAS. SAS shall pay the Reimbursement in twelve (12) equal monthly installments, commencing on the expiration of the Put Period. If the Texas Assets are sold pursuant to the terms hereof, no such Reimbursement will be required.

     (i) Covenant Not to Compete. Kwik Wash and SAS acknowledge and agree that
         -----------------------
the business of the Texas Assets are conducted primarily in the greater Houston and Dallas, Texas, metropolitan areas (including certain locations in Oklahoma and Louisiana) and that Solon's and Kwik Wash's reputation and goodwill in such areas are an integral part of each of their business success throughout such areas. If Kwik Wash deprives SAS of any of Solon's goodwill or in any manner utilizes Kwik Wash's reputation and goodwill in competition with Solon in such areas, SAS will be deprived of the benefits it has bargained for pursuant to this Agreement. If SAS, either directly or indirectly through Solon, deprives Kwik Wash of any of its goodwill or in any manner utilizes Solon's reputation and goodwill in competition with Kwik Wash in such areas, Kwik Wash will be deprived of the benefits it has bargained for pursuant to this Agreement. Accordingly, as an inducement for each other to enter into this Agreement, Kwik Wash and SAS agree that, during the Put Period (as defined above), neither Kwik Wash nor SAS shall, without the prior written consent of the other, directly or indirectly, within the geographic areas in which the Texas Assets are located:
(i) in any manner induce or attempt to induce any customer, landlord, supplier, building or location owner or other business relation of the other, to leave or cease doing business with the other or in any way interfere with the relationship between the other and any such customer, landlord, supplier, building or location owner or other business relation of the other, or enter into or agree to enter into any agreement, arrangement or understanding of any kind with any of the foregoing; (ii) solicit for employment any person who is an employee of the other at any time during the Put Period (other than through general solicitations); or (iii) take any extraordinary measures to acquire the other's business. Kwik Wash and SAS (for the purpose of this sentence SAS shall include TCC (as hereinafter defined) and its affiliates) agree to maintain in confidence and not to disclose to any third party any ideas, methods, developments, inventions, improvements and business plans and information which are the confidential information of Solon or Kwik Wash, as applicable. In the event the agreement in this section shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Each of Kwik Wash and SAS acknowledge that a breach of the covenants contained in this section will cause irreparable damage to the other, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each of Kwik Wash and SAS agrees that, if such party breaches the covenant contained in this section in addition to any other remedy which may be available at law or in equity, the non-breaching party shall be entitled to specific performance and injunctive relief, without posting bond or other security. Notwithstanding the foregoing, neither Kwik Wash nor Solon shall be precluded from taking any of the actions contemplated above to the extent (x) it is advised in writing by its counsel that the agreements contained above may be in violation of any applicable law, including without limitation federal or state anti-trust laws; or (y) such actions do not result in the installation of greater than 200 laundry machines which replace a like number of the other party, provided,
                                                                 --------
however, that such actions will in no way affect the Purchase Price of the Texas
- -------
Assets.

     4. REMEDIES. (a) The representations of Kwik Wash, contained in Section 1(d)(vii) shall survive one (1) year from the date hereof. Subject to Section 4(b) in the event the representation contained in Section 1(d)(vii) hereof shall not be true and correct as of the Closing, SAS shall (subject to the first sentence of this Section 4), immediately upon becoming aware of such breach, have the right to sell its Option Shares and its other equity securities of Ford to the Ford Holders. Within 10 business days after receipt from SAS of notice of its determination to exercise its remedies hereunder, the Ford Holders shall be obligated to purchase the Option Shares and its other equity securities of Ford from SAS for a purchase price of $11,500,000 payable by wire transfer of immediately available funds.

     (b) SAS's rights under this Section 4 shall terminate and expire on April 4, 1996 if not exercised prior to such date. Kwik Wash shall have no liability under this Section 4 for matters which have been publicly disclosed by Solon prior to the date hereof, or any non-public information that is actually known to Stephen R. Kerrigan or David A. Donnini as of the date hereof. It shall be a condition of SAS's rights, and Kwik Wash's obligations under this Section 4 that the Option Shares and other securities of Ford to be conveyed to Kwik Wash by SAS shall represent 100% of the equity ownership of the business and assets of Solon in substantially the same form as they exist on the date hereof, subject to mutually acceptable adjustments in the event of the consummation of any transaction outside the ordinary course of business. The rights of SAS under this Section 4 shall be its exclusive remedy, at law or in equity, against Kwik wash or any other Ford Holder in respect of SAS's purchase of the Option Shares or any other securities of Ford. Notwithstanding any of the terms or provisions of this Agreement (other than pursuant to Section 7), each of SAS and TCC, on the one hand, and the Ford Holders, on the other hand, agrees that neither it nor any person acting on its behalf may assert any claims or causes of action against any officer or director of the other party (or parties) or stockholders of such other parties in connection with or arising out of this Agreement or the transactions contemplated hereby.

     5. NOTICES. All notices (other than a notice of termination) and other
        -------
communications hereunder shall be in writing and shall only be deemed to have been duly given if mailed by registered or certified mail, delivered by nationally recognized overnight delivery service, delivered by hand against receipt, or transmitted by facsimile and if addressed, in the case of notices to SAS, to SAS at the address appearing on the signature page hereof, Attention:
Stephen R. Kerrigan, Chief Executive Officer; and, in the case of the Ford Holders, to Kwik Wash at Kwik Wash's address appearing on the signature page hereof, Attention: Richard Enthoven, Chief Executive Officer.

     6. MISCELLANEOUS. This Agreement constitutes the entire agreement among the
        -------------
parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto and may only be amended, modified or supplemented in writing signed by the parties hereto. This Agreement shall inure to the benefit of, and shall bind, the heirs, successors and assigns of the respective parties. This agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto. This Agreement shall be governed and construed and the obligations of the parties hereunder shall be determined in accordance with the laws of the State of Delaware (without regard to any conflict of laws provisions thereof and each of the parties submits to the exclusive jurisdiction of the courts of the State of Delaware for the purpose of hearing and determining any dispute arising out of this Agreement and for the enforcement of any judgment).

     7. GUARANTY. The Coinmach Corporation, a Delaware corporation ("TCC"),
        --------
hereby guaranties to the Ford Holders (and their permitted successors and assigns) the full and timely performance by SAS of all of SAS's obligations under this Agreement.

     Please acknowledge your consent to the terms outlined above by executing a copy of this letter agreement and returning it to us.

                                   SAS ACQUISITIONS INC.


                                   By: /s/ Stephen R. Kerrigan
                                       ----------------------------
                                       Stephen R. Kerrigan
                                       Chief Executive Officer

                                       c/o The Coinmach Corporation
                                       55 Lumber Road
                                       Roslyn, New York 11576
                                       Fax: (516) 484-0905

Accepted and agreed to as
of the date first above written:

/s/ Robert Kyle Ford
- --------------------------------
Robert Kyle Ford

/s/ Richard Franklin Ford, Jr.,
- --------------------------------
Richard Franklin Ford, Jr.,
 Trustee U/D/T February 4, 1994



KWIK WASH LAUNDRIES, INC.


By: /s/ Richard Enthoven
    ----------------------------
    Richard Enthoven
    Chief Executive Officer

    Kwik Wash Laundries, Inc.
    4240 Bronze Way
    Dallas, Texas 75237
    Fax: (214) 339-5555


THE COINMACH CORPORATION


BY: /s/ Stephen R. Kerrigan
    ----------------------------
    Name:  S. R. Kerrigan
         -----------------------
    Title: CEO
         -----------------------

                                                                      Exhibit 2E
                                                                      ----------



                            STOCK PURCHASE AGREEMENT

                            Dated as of March 7, 1995

                                      AMONG

                            FORD COIN LAUNDRIES, INC.

                            KWIK WASH LAUNDRIES, INC.

                         SOLON AUTOMATED SERVICES, INC.

                                       AND

                                   THE SELLERS

                                TABLE OF CONTENTS

                                                                           Page
                                                                            No.

                                    ARTICLE I

                      TRANSFER OF SHARES AND PURCHASE PRICE

Section 1.1    Agreement to Buy and Sell ..................................   1
Section 1.2    Purchase Price .............................................   1
Section 1.3    Additional Contingent Consideration ........................   2

                                   ARTICLE II

                                   THE CLOSING

Section 2.1    Closing ....................................................   3
Section 2.2    Actions to Occur at Closing ................................   3
Section 2.3    Actions to Occur Immediately Prior to
               Closing ....................................................   3

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

Section 3.1    Organization and Good Standing;
               Authorization and Validity .................................   3
Section 3.2    Investment Intent ..........................................   4
Section 3.3    No Violation ...............................................   4
Section 3.4    No Consents ................................................   4
Section 3.5    Litigation .................................................   4
Section 3.6    Financing ..................................................   5
Section 3.7    Finder's Fee ...............................................   5

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF SOLON

Section 4.1    Organization and Good Standing;
               Authorization and Validity .................................   5
Section 4.2    Capitalization .............................................   5
Section 4.3    Ownership of Subsidiaries ..................................   6
Section 4.4    Financial Statements .......................................   6
Section 4.5    Solon's SEC Reports ........................................   6
Section 4.6    No Material Adverse Change .................................   7
Section 4.7    Taxes ......................................................   7
Section 4.8    Employee Benefit Plans; ERISA ..............................   7
Section 4.9    Litigation .................................................   9
Section 4.10   No Violation ...............................................   9
Section 4.11   Loans with Affiliates ......................................  10
Section 4.12   Labor Relations ............................................  10
Section 4.13   No Consents ................................................  10
Section 4.14   Insurance ..................................................  10
Section 4.15   Intellectual Property Rights ...............................  11
Section 4.16   Compliance with Laws .......................................  11

Section 4.17   Finder's Fee ...............................................  11

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Section 5.1    Organization and Good Standing;
               Authorization and Validity .................................  12
Section 5.2    Ownership of Shares ........................................  12
Section 5.3    No Violation ...............................................  12
Section 5.4    No Consents ................................................  12
Section 5.5    Finder's Fee ...............................................  13

                                   ARTICLE VI

                          COVENANTS OF BUYER AND PARENT

Section 6.1    Obstruction of Purpose .....................................  13
Section 6.2    Requests for Approvals .....................................  13
Section 6.3    Reasonable Efforts .........................................  13
Section 6.4    Hart-Scott-Rodino ..........................................  14
Section 6.5    Current Information ........................................  14

                                   ARTICLE VII

                               COVENANTS OF SOLON

Section 7.1    Obstruction of Purpose .....................................  14
Section 7.2    Requests for Approval ......................................  15
Section 7.3    Reasonable Efforts .........................................  15
Section 7.4    Hart-Scott-Rodino ..........................................  15
Section 7.5    Current Information ........................................  15
Section 7.6    Business Operations ........................................  16
Section 7.7    Competing Proposals ........................................  17
Section 7.8    Access .....................................................  18
Section 7.9    Financial Statements; Solon SEC Reports ....................  18

                                  ARTICLE VIII

                              COVENANTS OF SELLERS

Section 8.1    Obstruction of Purpose .....................................  19
Section 8.2    Requests for Approval ......................................  19
Section 8.3    Reasonable Efforts .........................................  19
Section 8.4    Hart-Scott-Rodino ..........................................  19
Section 8.5    Competing Proposals ........................................  20
Section 8.6    Current Information ........................................  20

                                   ARTICLE IX

                      CONDITIONS TO OBLIGATIONS OF SELLERS

Section 9.1    Representations and Warranties .............................  20
Section 9.2    Performance ................................................  21
Section 9.3    No Legal Bar ...............................................  21
Section 9.4    Government Approvals .......................................  21

                                    ARTICLE X

                       CONDITIONS TO OBLIGATIONS OF BUYER

Section 10.1   Representations and Warranties .............................  21
Section 10.2   Performance ................................................  21
Section 10.3   No Legal Bar ...............................................  22
Section 10.4   Government Approvals .......................................  22
Section 10.5   Delivery of Shares .........................................  22

                                   ARTICLE XI

                                   TERMINATION

Section 11.1   Termination ................................................  22
Section 11.2   Effect of Termination ......................................  23

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.1   Notices ....................................................  23
Section 12.2   Extensions and Waivers .....................................  24
Section 12.3   Costs and Expenses .........................................  25
Section 12.4   Indemnification by the Sellers .............................  25
Section 12.5   Agreements of Parties ......................................  26
Section 12.6   Equity to Enforce Performance ..............................  26
Section 12.7   Governing Law ..............................................  26
Section 12.8   Attorney's Fees ............................................  27
Section 12.9   Further Assurances .........................................  27
Section 12.10  Successors and Assigns .....................................  27
Section 12.11  Counterparts ...............................................  27
Section 12.12  Sellers Representative .....................................  27
Section 12.13  Headings ...................................................  27
Section 12.14  Invalid Provisions .........................................  27
Section 12.15  Amendment ..................................................  28
Section 12.16  Public Announcements .......................................  28
Section 12.17  Non-Survival of Representations,
                 Warranties, Covenants and Agreements .....................  28
Section 12.18  Guarantee ..................................................  28
Section 12.19  Directors' and officers' Indemnification
                 and Insurance ............................................  28
Section 12.20 Signing Stockholders ........................................  30

     This Stock Purchase Agreement (this "Agreement") dated as of March 7, 1995, is made and entered into among Ford Coin Laundries, Inc. a Delaware corporation ("Buyer"), Kwik Wash Laundries, Inc. a Nevada corporation owning 78.9% of the outstanding shares of common stock, par value $.01 per share, of Buyer ("Parent"), Solon Automated Services, Inc., a Delaware corporation ("Solon") and the undersigned stockholders of Solon (collectively, the "Sellers"). As used herein the term "Company" means Solon and its Subsidiaries.

                                    RECITALS:
                                    --------

     WHEREAS, Sellers own the number of shares of Common Stock, par value $.01 per share ("Common Stock"), and Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of Solon as set forth opposite their names on the signature pages hereto (collectively, the "Shares"); and

     WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Shares on the terms and conditions herein set forth in this Agreement (the "Transaction").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                      TRANSFER OF SHARES AND PURCHASE PRICE
                      -------------------------------------

     Section 1.1 Agreement to Buy and Sell. On the terms and subject to the
                 -------------------------
conditions herein expressed, Sellers agree to sell, transfer, assign and deliver the Shares to Buyer and Buyer agrees to purchase the Shares from Sellers at the Closing (as hereinafter defined).

     Section 1.2 Purchase Price. The purchase price for each Share shall be
                 --------------
$.7457 per Share. The aggregate purchase price (referred to herein as the "Purchase Price") shall be payable by Buyer at the Closing by wire transfer of immediately available funds to such account as the Representative (as defined in Section 12.12 below) may reasonably direct by written notice delivered to Buyer by the Representative at least two (2) business days before the Closing Date (as hereinafter defined). If, between the date of this Agreement and the Closing, the outstanding shares of Common Stock or Class A Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the purchase price for each share to be received pursuant to this Section shall be adjusted as appropriate. The

Representative shall be solely responsible for disbursing such funds received at the Closing to the Sellers.

     Section 1.3 Additional Contingent Consideration. If within five (5) years
                 -----------------------------------
from the Closing Date, either (i) an underwritten primary or secondary public offering of equity securities of Parent is consummated or (ii) a private sale of a majority equity interest in Parent to a third party in an arms-length transaction is consummated (whether by stock sale, sale of assets or merger), and the price at which such public offering or private sale is effected indicates an Enterprise Value (determined as provided below) in excess of $290 million (an "Additional Payment Event"), then the Sellers collectively will be entitled to a cash payment from Parent equal to three percent (3%) of the amount by which such Enterprise Value exceeds $290 million (or a pro rata amount thereof if less than all of the issued and outstanding shares of Common Stock and Class A Common Stock are purchased by the Buyer in the Transaction). There shall be no more than one (1) Additional Payment Event. Such payment of additional consideration, if any, shall be payable to the Representative, as agent for the Sellers. The obligation to pay such additional contingent consideration shall expire if an Additional Payment Event does not occur by the fifth (5th) anniversary of the Closing Date. For purposes of the foregoing, "Enterprise Value" shall be an amount equal to the sum of (x) the aggregate value of the equity securities of Parent outstanding immediately following such private sale or public offering, determined on the basis of the price per share paid in such private sale or public offering, (y) the principal amount of all indebtedness of Parent and its subsidiaries immediately following such private sale or public offering and (z) the aggregate amount of all cash and non-cash consideration received by holders of equity securities of Parent from Parent in respect of such securities during the period from the Closing Date through the date of the consummation of such private sale or public offering (whether by way of dividends, distributions, repurchases of shares or otherwise, but excluding
(i) for so long as such are treated as S corporations, those dividends or distributions made by Parent or Solon to its shareholders equal to the amount necessary for such shareholders to pay their taxes attributable to the income of Parent or Solon, as applicable, (ii) any dividends or distributions made by Parent to its shareholders during 1995, and (iii) any such dividend, distribution or repurchase of shares to the extent of any new equity contributed by the current shareholders of Parent subsequent to the Closing Date).

                                   ARTICLE II

                                   THE CLOSING
                                   -----------

     Section 2.1 Closing. The closing of the Transaction under this Agreement
                 -------
(the "Closing") shall occur at the offices of Weil, Gotshal & Manges, 100 Crescent Court, Suite 1300, Dallas, Texas at 10:00 a.m. on the third business day after the day following the expiration or termination of the applicable waiting period under Section 7A of the Clayton Act (Title II of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder (the "HSR Act"), or if the other conditions to Closing are not satisfied at such time, as promptly as is practicable, or such other date as is determined by mutual agreement thereafter of Parent, Buyer, Solon and Sellers representing a majority of the Shares. The time and date on which the Closing hereunder occurs is herein called the "Closing Date."

     Section 2.2 Actions to Occur at Closing. At the Closing, Sellers will
                 ---------------------------
deliver to Buyer stock certificates duly endorsed in blank, or accompanied by stock powers duly endorsed in blank representing the Shares and the other documents referred to herein (all in form and substance reasonably satisfactory to Buyer's counsel) required to be delivered to Buyer by Sellers at Closing against simultaneous delivery by Buyer of the Purchase Price to the Representative, as agent for the Sellers, and the other documents referred to herein (all in form and substance reasonably satisfactory to Seller's counsel) required to be delivered to Sellers by Buyer.

     Section 2.3 Actions to Occur Immediately Prior to Closing. On the same day
                 ---------------------------------------------
as, but immediately prior to, the Closing, Solon will deliver to Buyers, via wire transfer of immediately available funds as directed by written notice delivered to Solon by Buyers at least two (2) business days before the Closing Date, the deposit in the amount of $500,000.00 made by Parent pursuant to the release of funds to Solon under the Escrow Agreement, dated as of December 30, 1994 by and among Parent, Solon and NationsBank of Texas, N.A.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER
               --------------------------------------------------
     Parent and Buyer, jointly and severally, represent and warrant to Sellers as follows:

     Section 3.1 Organization and Good Standing; Authorization and Validity.
                 ----------------------------------------------------------
Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of Parent and Buyer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Parent and Buyer and is a valid and binding agreement of Parent and Buyer enforceable against each of them in accordance with its terms.

     Section 3.2 Investment Intent. Buyer represents that it is and will be
                 -----------------
acquiring the Shares for its own account and not with a view to the distribution or resale thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Buyer will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Sellers or Solon to be in violation of the registration requirements of the Act or applicable state securities or blue sky laws.

     Section 3.3 No Violation. Neither the execution of this Agreement nor the
                 ------------
consummation of the Transaction contemplated hereby will result in the breach or violation of any term or provision of, or constitute a default under, the certificate of incorporation or bylaws (or other comparable corporate charter documents) of Parent or Buyer, or any agreement, mortgage, note, bond, license, indenture, instrument, order, decree, law or regulation to which Parent or Buyer is a party or which is otherwise applicable to either of them, where such breach, violation or default could reasonably be expected to have a material adverse effect on (i) the validity or enforceability of this Agreement with respect to Parent or Buyer, (ii) the consummation of the Transaction contemplated under this Agreement or (iii) Parent or Buyer, as the case may be.

     Section 3.4 No Consents. other than the expiration of any applicable
                 -----------
waiting period under the HSR Act, no consent, declaration, filing or approval or authorization of, or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person or entity is required in connection with the execution and delivery of this Agreement by Parent or Buyer, or the consummation by Parent or Buyer of the Transaction contemplated hereby, other than such consents, declarations, filings, approvals or authorizations, which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on (i) the validity or enforceability of this Agreement with respect to Parent or Buyer, (ii) the consummation of the Transaction contemplated by this Agreement or (iii) Parent or Buyer.

     Section 3.5 Litigation. There are currently no pending, and to the
                 ----------
knowledge of Parent or Buyer, any threatened, lawsuits or administrative proceedings against Buyer or Parent, or to which any of their assets are subject, which could reasonably be expected to have a material adverse effect on the ability of Parent or Buyer to consummate the Transaction contemplated by this Agreement.


     Section 3.6 Financing. Buyer has sufficient cash and/or available credit
                 ---------
facilities (and has provided Sellers and Solon with evidence thereof) to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the Transaction contemplated by this Agreement.

     Section 3.7 Finder's Fee. Neither Buyer or Parent has incurred any
                 ------------
obligation for any finder's, broker's or agent's fee in connection with the Transaction contemplated hereby.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF SOLON
                     ---------------------------------------
     Solon represents and warrants to Buyer that, except as set forth on the Disclosure Schedule delivered to Buyer prior to the execution hereof:
- -------------------

     Section 4.1 Organization and Good Standing; Authorization and Validity.
                 ----------------------------------------------------------
Solon and its Subsidiaries (as defined below) are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are duly qualified in all foreign jurisdictions in which they are required to so qualify, except for such failures to be so qualified which, individually or in the aggregate, are not having or could not be reasonably expected to have a material adverse effect on the business, properties, financial condition, assets or properties of Solon and its Subsidiaries, taken as a whole. Each of Solon and its Subsidiaries have full corporate power to own the properties it owns and to conduct the business currently being conducted by it. This Agreement has been duly and validly authorized, executed and delivered by Solon and is a valid and binding agreement of Solon enforceable against it in accordance with its terms. True and correct copies of the certificate of incorporation and bylaws of Solon and each of the Subsidiaries have been made available to Buyer.

     Section 4.2 Capitalization. The authorized capitalization of Solon consists
                 --------------
solely of 20,000,000 shares of Common Stock and 3,247,885 shares of Class A Common Stock. As of the date hereof, 12,174,257 shares of Common Stock and 3,247,885 shares of Class A Common Stock were issued and outstanding. The Shares are validly issued, fully paid and nonassessable. Exhibit A sets forth the outstanding options, warrants, commitments or other rights obligating Solon to issue or sell any shares of Common Stock or Class A Common Stock or enter into any option with respect thereto.

     Section 4.3 Ownership of Subsidiaries. The authorized capitalization of
                 -------------------------
Massachusetts D&W Company, Inc., a Massachusetts corporation, D.C. D&W Company, Inc., a Delaware corporation, The Laundry Room, Inc., a Virginia corporation, Bakst Service, Inc., a Delaware corporation and Sped Laundry Service, Inc., a Maryland corporation (collectively, the "Subsidiaries"), consists solely of 7,500 shares of common stock, no par value, 100 shares of common stock, no par value, 225 shares of common stock, no par value, 200 shares of common stock, no par value, and 500 shares of common stock, no par value, respectively. All of the issued and outstanding shares of capital stock of such corporations are owned beneficially and of record by Solon, free from all liens, claims and encumbrances of any kind. There are no options, warrants, calls, commitments or other rights of any party to acquire any of the capital stock of the Subsidiaries.

     Section 4.4 Financial Statements. The consolidated financial statements of
                 --------------------
Solon, as of and for the quarter ended December 30, 1994 and the fiscal years ended September 30, 1994, and October 1, 1993, which have been delivered to Buyer (the balance sheet at December 30, 1994, is sometimes hereinafter referred to as the "Latest Balance Sheet") present fairly, in all material respects, the financial position of Solon, and the results of its operations as of the respective dates thereof and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be otherwise indicated therein or in the notes thereto, and subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). The consolidated financial statements as of and for the fiscal years ended September 30, 1994, and October 1, 1993 have been audited by Arthur Andersen L.L.P., independent certified public accountants. Except for matters reflected or reserved against in the Latest Balance Sheet or in the notes thereto, or otherwise disclosed in the Solon SEC Reports (as defined below), as of December 30, 1994, Solon had no material liabilities, contingent or otherwise, whether due or to become due, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto).

     Section 4.5 Solon's SEC Reports. Solon has made available to Buyer (i)
                 -------------------
Solon's Annual Reports on Form 10-K for the years ended September 30, 1994 and October 1, 1993; (ii) Solon's Quarterly Reports on Form 10-Q for the quarter ended December 30, 1994; and (iii) all other documents, reports and registration statements (as amended or supplemented prior to the date hereof) filed by Solon with the Securities and Exchange Commission (the "Commission") since September 30, 1992, (all documents, reports and, registration statements referred to in (i) through (iii) of this sentence together with those reports made available to Buyer pursuant to
Section 7.9(b) prior to the Closing being referred to herein as the "Solon SEC Reports"). As of their respective dates, the Solon SEC Reports did not (or will not with respect to reports made available to Buyer prior to the Closing pursuant to Section 7.9(b)) contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Solon has filed all registration statements, reports and documents with the Commission required to be filed by it pursuant to the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder, each of which complied as to form, at the time such Solon SEC Report was filed, in all material respects with the applicable requirements of the Act, the Exchange Act and the applicable rules of the Commission thereunder.

     Section 4.6 No Material Adverse Change. Other than as disclosed in the
                 --------------------------
Solon SEC Reports, since the date of the Latest Balance Sheets there has not been (i) any change, event or development having, or which could reasonably be expected to have, a material adverse effect on the business, properties, financial condition, assets or properties of Solon and its Subsidiaries, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to Solon but also generally affect other persons who participate or are engaged in the lines of business in which Solon participates or is engaged or (ii) any action by Solon which, if it had been taken after the date hereof, would not have been permitted by the fourth sentence of Section 7.6 without the consent of Buyer.

     Section 4.7 Taxes. Solon and each of its Subsidiaries (i) have timely filed
                 -----
all material tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete in all material respects, (ii) have paid or accrued all taxes shown to be due and payable on such returns and (iii) have properly accrued all such taxes for such periods subsequent to the periods covered by such returns. Solon and its Subsidiaries have "open" years for federal income tax returns only for the years 1988 through 1994. Solon has made available to Buyer or Parent copies of all of Solon's federal income tax returns filed since its fiscal year ending 1988.

     Section 4.8 Employee Benefit Plans; ERISA.
                 -----------------------------

     (a) Except as disclosed in the Solon SEC Reports filed prior to the date of this Agreement:

          (i) there is no outstanding liability (except for premiums due) under Title IV of ERISA with respect to any Company Employee Benefit Plan;

          (ii) neither the Pension Benefit Guaranty Corporation (the "PBGC") nor the Company has instituted proceedings to terminate any Company Employee Benefit Plan that is subject to Title IV of ERISA;

          (iii) full payment has been made of all amounts which the Company was required to have paid as a contribution to the Company Employee Benefit Plans as of the last day of the most recent fiscal year of each of the Company Employee Benefit Plans ended prior to the date of this Agreement, and none of the Company Employee Benefit Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Company Employee Benefit Plan ended prior to the date of this Agreement;

          (iv) each of the Company Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination regarding such qualification from the IRS;

          (v) each of the Company Employee Benefit Plans is, and its administration is and has been during the five-year period preceding the date of this Agreement in compliance with, and Solon has not received any claim or notice that any such Company Employee Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including, without limitation, the requirements of ERISA, except where the failure so to be in compliance would not have a material adverse effect on the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole;

          (vi) to the knowledge of Solon, there are no material pending, threatened or anticipated claims involving any of the Company Employee Benefit Plans;

          (vii) the Company is not in default in performing any of its contractual obligations under any of the Company Employee Benefit Plans or any related trust agreement or insurance contract where such default would have a material adverse effect on the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole;

          (viii) there are no material outstanding liabilities of any Company Employee Benefit Plan other than liabilities for benefits to be paid to participants in such Company Employee

     Benefit Plan and their beneficiaries in accordance with the terms of such Company Employee Benefit Plan;

          (ix) the Company does not maintain, and is not obligated to provide benefits under, any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Reconciliation Act of 1985, as amended, or any similar state laws; and

          (x) neither the execution and delivery of this Agreement nor the consummation of the Transaction contemplated hereby constitutes a change in control or has or will accelerate benefits under any Company Employee Benefit Plan.

          (b) As used herein:

          (i) "Company Employee Benefit Plan" means any Plan entered into,
               -----------------------------
     established, maintained, contributed to or required to be contributed to by Solon and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Closing Date and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at anytime during the five-year period preceding the date of this Agreement; and

          (ii) "Plan" means any employment, bonus, incentive compensation,
                ----
     deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, cafeteria, life, health, medical, accident, disability or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy or arrangement.

     Section 4.9 Litigation. Except as disclosed in Solon SEC Reports, there are
                 ----------
currently no pending or, to the knowledge of Solon, any threatened, lawsuits or administrative proceedings against the Company or to which any of its assets or employees are subject, which have had, or could reasonably be expected to have, a material adverse effect on the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole. The Company is not subject to any currently existing order, writ, injunction or decree relating to its operations or any of its assets which have, or could reasonably be expected to have, a material adverse effect on the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole.

     Section 4.10 No Violation. The Company is not currently, and neither the
                  ------------
execution of this Agreement nor the consummation of the Transaction contemplated hereby will result in the breach or violation of any term or provision of, or constitute a default under, any charter provision, bylaw, agreement, mortgage, note, bond, license, indenture, instrument, order, decree, law or regulation to which the Company is a party or which is otherwise applicable to it, where such breach, violation or default could reasonably be expected to have a material adverse effect on (i) the validity or enforceability of this Agreement with respect to Solon, (ii) the consummation of the Transaction contemplated by this Agreement or (iii) the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole.

     Section 4.11 Loans with Affiliates. Solon is not indebted to any of the
                  ---------------------
Sellers or any entity controlled by any of the Sellers other than amounts due in the ordinary course to those Sellers who are employees of the Company in their capacity as such. As of the Closing, all advances or loans made by Solon to any shareholder, officer or director of Solon will have been repaid in full, with accrued interest to the date of repayment.

     Section 4.12 Labor Relations. The Company has not been the subject of any
                  ---------------
union activity or labor dispute which could reasonably be expected to have a material adverse effect on the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole. The Company has not violated any applicable federal or state law or regulation relating to labor or labor practices, the violation of which would have a material adverse effect on the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole.

     Section 4.13 No Consents. Other than the expiration of any applicable
                  -----------
waiting period under the HSR Act, no consent, declaration, filing or approval or authorization of, or registration with, any federal, state, municipal or local government or regulatory authority or any other person or entity is required in connection with the execution and delivery of this Agreement by Solon or the consummation of the Transaction contemplated hereby, other than such consents, declarations, filings, approvals or authorizations, which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have, a material adverse effect on (i) the validity or enforceability of this Agreement with respect to Solon, (ii) the consummation of the Transaction contemplated by this Agreement or (iii) the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole.

     Section 4.14 Insurance. The insurable properties of the Company are insured
                  ---------
for its benefit under policies issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the Company's industry. A true, complete and correct list of all of the Company's material insurance policies currently in effect that insure the material properties of the Company is set forth on the Disclosure Schedule.

     Section 4.15 Intellectual Property Rights. The Company has all right, title
                  ----------------------------
and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) individually or in the aggregate material to the conduct of the business of Solon and its Subsidiaries, taken as a whole. The Company is not in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and the Company is not infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole. For purposes of this Agreement, "Intellectual Property" means patent and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyright and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

     Section 4.16 Compliance with Laws. The Company has all approvals, licenses
                  --------------------
and orders of and from all governmental and regulatory authorities necessary or required to conduct its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, the failure of which to have would have a material adverse effect on the business, properties, financial condition, assets or properties of Solon and its Subsidiaries, taken as a whole. The Company is, in all material respects, in compliance with all applicable laws, regulations and administrative orders of any country, state, or municipality or of any subdivision thereof to which its business and its employment of labor or its use or occupancy of properties or any part thereof are subject, where the failure to comply with such laws, regulations and orders would have a material adverse effect on the business, properties, financial condition, assets or properties of Solon and its Subsidiaries, taken as whole.

     Section 4.17 Finder's Fee. Solon has not incurred any obligation for any
                  ------------
finder's, broker's or agent's fee in connection with the Transaction contemplated hereby. Without limitation to the foregoing, Goldman, Sachs & Co. ("Goldman, Sachs") has waived any rights it may have to receive any such fee in connection with the Transaction contemplated hereby.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                   ---------------------------------------------

     Each Seller, severally and not jointly, represents and warrants to Buyer, but only as to such Seller and only as to such Seller's Shares, that:

     Section 5.1 Organization and Good Standing; Authorization and Validity. The
                 ----------------------------------------------------------
Seller, if other than an individual, is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Seller has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Seller and is a valid and binding agreement of the Seller enforceable against such Seller in accordance with its terms.

     Section 5.2 Ownership of Shares. The number of Shares set forth opposite
                 -------------------
such Seller's name on the signature page hereto are owned of record and beneficially by such Seller, free and clear of all liens. Upon transfer of such Shares to Buyer hereunder at the Closing in accordance with Section 2.2 hereof, Buyer will receive good and valid title to such Shares, free and clear of all liens, claims and encumbrances (other than those created or suffered to exist by Buyer or Parent).

     Section 5.3 No Violation. Neither the execution of this Agreement nor the
                 ------------
consummation of the Transaction contemplated hereby will result in the breach or violation of any term or provision of, or constitute a default under, any organizational document, agreement, mortgage, note, bond, license, indenture, instrument, order, decree, law or regulation to which the Seller is a party or which is otherwise applicable to it, where such breach, violation or default could reasonably be expected to have a material adverse effect on (i) the validity or enforceability of this Agreement with respect to such Seller, (ii) the consummation of the Transaction contemplated by this Agreement or (iii) such Seller.

     Section 5.4 No Consents. Other than the expiration of any applicable
                 -----------
waiting period under the HSR Act, no consent, declaration, filing or approval or authorization of, or registration with, any federal, state, municipal or local government or regulatory authority or any other person is required in connection with the execution and delivery of this Agreement by such Seller or the consummation of the Transaction contemplated hereby by such Seller other than such consents, declarations, filings, approvals or authorizations, which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on (i) the validity or enforceability of this Agreement with respect to such Seller, (ii) the consummation of the Transaction contemplated hereby or (iii) such Seller.

     Section 5.5 Finder's Fee. Such Seller has not incurred any obligation for
                 ------------
any finder's, broker's or agent's fee in connection with the Transaction contemplated hereby for which a claim could be made against Solon, Buyer or Parent.


                                   ARTICLE VI

                          COVENANTS OF BUYER AND PARENT
                          -----------------------------

     Buyer and Parent covenant and agree that between the date hereof and the Closing, except to the extent Sellers representing a majority of the Shares may otherwise consent in writing (which consent shall not be unreasonably withheld):

     Section 6.1 Obstruction of Purpose. Buyer and Parent shall not take any
                 ----------------------
action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the Transaction contemplated hereby not to be fulfilled; including, without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Buyer and Parent herein not to be true, correct and accurate in all material respects as of the Closing.

     Section 6.2 Requests for Approvals. Buyer and Parent shall (a) promptly
                 ----------------------
file or submit and diligently prosecute any and all applications or notices with public authorities, federal, state or local, domestic or foreign, and all other requests for approvals to any private persons, the filing or granting of which is necessary for the consummation by Buyer of the Transaction contemplated hereby, (b) provide such other information and communications to such parties as they may reasonably request in connection therewith and (c) provide reasonable cooperation to Sellers and Solon, in obtaining all consents, approvals or actions of, making all filings with and giving all notices to the parties referred to in clause (a) above required of Sellers or Solon, as the case may be, to consummate the Transaction contemplated hereby. Buyer will provide prompt notification to Solon and Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Solon and Sellers of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any of such parties regarding the Transaction contemplated by this Agreement.

     Section 6.3 Reasonable Efforts. Each of Buyer and Parent shall take all
                 ------------------
commercially reasonable steps which are within its power to cause to be fulfilled those of the conditions precedent to the Sellers', obligations to consummate the Transaction contemplated hereby which are dependent upon the actions of Buyer or Parent.

     Section 6.4 Hart-Scott-Rodino. In addition to and without limiting the
                 -----------------
covenants contained in Section 6.2, Buyer and Parent will (i) take promptly all actions necessary to make the filings required of Buyer and Parent or their affiliates under the HSR Act with respect to the Transaction contemplated by this Agreement, (ii) comply at the earliest practicable date with any request for additional information received by Buyer or Parent or their affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with Solon and any Seller in connection with the filing by or on behalf of Solon or such Seller under the HSR Act with respect to the Transaction contemplated by this Agreement and in connection with resolving any investigation or other inquiry concerning the Transaction contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     Section 6.5 Current Information. Buyer or Parent will advise Solon and the
                 -------------------
Sellers in writing as soon as practicable after it becomes known to Buyer or Parent, as the case may be, prior to the Closing:

          (i) of the occurrence of any event that renders any of the representations or warranties of Buyer and Parent set forth herein inaccurate in any material respect;

          (ii) that any representation or warranty of Buyer and Parent set forth herein was not accurate in all material respects when made; and

          (iii) of the failure of Buyer or Parent to comply or accomplish any of the covenants or agreements set forth herein in any material respect.


                                   ARTICLE VII

                               COVENANTS OF SOLON
                               ------------------

     Solon covenants and agrees that between the date hereof and the Closing, except to the extent Buyer may otherwise consent in writing (which consent shall not be unreasonably withheld):

     Section 7.1 Obstruction of Purpose. Solon shall not take any action which
                 ----------------------
would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the Transaction contemplated hereby not to be fulfilled; including, without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Solon herein not to be true, correct and accurate in all material respects as of the Closing.

     Section 7.2 Requests for Approval. Solon shall (a) promptly file or submit
                 ---------------------
and diligently prosecute any and all applications or notices with public authorities, federal, state or local, domestic or foreign, and all other requests for approvals to any private persons, the filing or granting of which is necessary for the consummation by Solon of the Transaction contemplated hereby, (b) provide such other information and communications to such parties as they may reasonably request in connection therewith and (c) provide reasonable cooperation to Buyer and/or Parent, in obtaining all consents, approvals or actions of, making all filings with and giving all notices to the parties referred to in clause (a) above required of Buyer and/or Parent to consummate the Transaction contemplated hereby. Solon will provide prompt notification to Buyer when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Buyer of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any of such parties regarding the Transaction contemplated by this Agreement.

     Section 7.3 Reasonable Efforts. Solon shall take all commercially
                 ------------------
reasonable steps which are within its power to cause to be fulfilled those of the conditions precedent to Buyer's obligations to consummate the Transaction contemplated hereby which are dependent upon the actions of Solon.

     Section 7.4 Hart-Scott-Rodino. In addition to and without limiting the
                 -----------------
covenants contained in Section 7.2, Solon will (i) take promptly all actions necessary to make the filings required of Solon or its affiliates under the HSR Act with respect to the Transaction contemplated by this Agreement, (ii) comply at the earliest practicable date with any request for additional information received by Solon or its affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and
(iii) cooperate with Buyer and Parent in connection with the filing by or on behalf of Buyer under the HSR Act with respect to the Transaction contemplated by this Agreement and in connection with resolving any investigation or other inquiry concerning the Transaction contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     Section 7.5 Current Information. Solon will advise the Buyer in writing as
                 -------------------
soon as practicable after it becomes known to Solon, prior to the Closing:

          (i) of the occurrence of any event that renders any of the representations or warranties of Solon set forth herein inaccurate in any material respect;

          (ii) that any representation or warranty of Solon set forth herein was not accurate in all material respects when made; and

          (iii) of the failure of Solon to comply or accomplish any of the covenants or agreements set forth herein in any material respect.

     Section 7.6 Business Operations. The Company will operate its business, in
                 -------------------
all material respects, in accordance with its respective current methods of transacting business (which are consistent with past practices or methods) and shall use its commercially reasonable efforts to preserve the goodwill of employees, suppliers, customers and others having significant business dealings with it. The Company shall make all normal and customary repairs, replacements and improvements to its equipment and facilities in the ordinary course of business, consistent with its past practices. The Company will not dispose of any material assets other than at fair market value and in the ordinary course of business. Without limiting the generality of the foregoing, Solon will not, nor will Solon cause any Subsidiary to, without Buyer's prior written consent:

          (i) change its articles of incorporation or bylaws or merge or consolidate with or into any entity or obligate itself to do so;

          (ii) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares of capital stock of any class (including shares of Common Stock or Class A Common Stock), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities or declare, set aside or pay any dividend or other distribution on or in respect of shares of its capital stock, or redeem, retire or purchase any of such shares;

          (iii) other than in the ordinary course of its business, discharge or satisfy any lien, charge, encumbrance or indebtedness which is individually or in the aggregate material to the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole, except those required to be discharged or satisfied (excluding those required to be discharged or satisfied as a result of any acceleration or default);

          (iv) other than in the ordinary course of its business, authorize, guarantee or incur indebtedness or make any capital expenditures, other than as permitted under the indentures (the "Indentures") governing Solon's $100,000,000 12 3/4% Senior Notes due 2001 and $30,000,000 13 3/4% Senior Subordinated Debentures due 2002 and the Loan and Security Agreement dated December 30, 1992 between Solon and Foothill Capital Corporation, in each case as in effect as of the date hereof (without regard to any waivers or amendments to any of the foregoing given or entered into after the date hereof);

          (v) other than in the ordinary course of its business, institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body which is individually or in the aggregate material to the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole;

          (vi) other than in the ordinary course of its business, mortgage, pledge or subject to any other encumbrance, any of its property or assets, tangible or intangible which is individually or in the aggregate material to the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole;

          (vii) authorize any compensation increases of any kind whatsoever for any employee except for normal increases in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to Solon and its Subsidiaries, taken as a whole;

          (viii) other than in the ordinary course of its business, cancel or terminate any policies of insurance with respect to any of the Company's insurable properties which are individually or in the aggregate material to the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole; or

          (ix) other than in the ordinary course of its business, cancel leases to which the Company is a party which is individually or in the aggregate material to the business, operations, financial condition, properties or assets of Solon and its Subsidiaries, taken as a whole.

     Section 7.7 Competing Proposals. From and after the date hereof, Solon (i)
                 -------------------
will not, directly or indirectly, encourage or solicit any inquiries or proposals by, engage in any discussions or negotiations whatsoever with, or furnish any confidential information to, any person concerning a transaction involving a merger, acquisition or purchase of the Company or any portion of its capital stock or assets (an "Alternative Transaction"), provided, however, that Solon shall be permitted to engage in discussions or negotiations with any holder of Common Stock or Class A Common Stock to give effect to Section

12.20 of this Agreement; and (ii) will promptly communicate to Buyer the substance of any inquiry or proposal (including a copy of any written proposals) concerning an Alternative Transaction which may be received. Upon the execution of this Agreement, (a) to the extent that any confidential information regarding the Company has been furnished to any third party in connection with an Alternative Transaction proposed by such third party, Solon shall, as promptly as practicable, require such third party to return to Solon or destroy such confidential information and (b) Solon shall cancel any meetings scheduled with any such third party for the purpose of such third party conducting a due diligence investigation of the Company.

     Section 7.8 Access. (a) Prior to the Closing, Solon shall permit the
                 ------
authorized representatives of Buyer or Parent to meet with the management of Solon and its representatives and to have access (upon reasonable prior notice) during normal business hours to all the properties, financial, accounting and business records and documents of the Company, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company, and shall furnish to Buyer and its representatives such financial records and other documents, or, at Buyer's reasonable request, copies thereof, with respect to the Company's operations and business as Buyer shall reasonably request in order that the Buyer may conduct, among other things, a commercial, accounting and legal investigation of the business and affairs of the Company, except that the furnishing of any such records or documents or other information to Buyer or Parent hereunder shall be limited, or reasonable procedures shall be implemented, to the extent necessary to avoid any potential violation of law or legitimate anticompetitive concerns.

     (b) Buyer and Parent acknowledge and agree that any information provided to Buyer or Parent pursuant to Section 7.8 (a) above, or otherwise in connection with this Agreement and the Transaction contemplated hereby, shall be subject to the Confidentiality Agreement dated September 27, 1994 between Goldman, Sachs and Parent (the "Confidentiality Agreement").

     Section 7.9 Financial Statements; Solon SEC Reports. Solon (a) will provide
                 ---------------------------------------
Buyer, as soon as practicable, copies of all interim consolidated financial statements of the Company that are prepared by Solon in the ordinary course of its business prior to the Closing and (b) shall make available to the Buyer, as soon as practicable, all registration statements, reports and documents which Solon files with the Commission prior to the Closing.

                                  ARTICLE VIII

                              COVENANTS OF SELLERS
                              --------------------

     Each Seller, severally and not jointly, covenants and agrees that between the date hereof and the Closing, except to the extent Buyer may otherwise consent in writing (which consent shall not be unreasonably withheld):

     Section 8.1 Obstruction of Purpose. The Seller shall not take any action
                 ----------------------
which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the Transaction contemplated hereby not to be fulfilled; including without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by the Sellers herein not to be true, correct and accurate in all material respects as of the Closing.

     Section 8.2 Requests for Approval. The Seller shall (a) promptly file or
                 ---------------------
submit and diligently prosecute any and all applications or notices with public authorities, federal, state or local, domestic or foreign, and all other requests for approvals to any private persons, the filing or granting of which is necessary for the consummation by the Seller of the Transaction contemplated hereby, (b) provide such other information and communications to such parties as they may reasonably request in connection therewith and (c) provide reasonable cooperation to Buyer, Parent and Solon in obtaining all consents, approvals or actions of, making all filings with and giving all notices to the parties referred to in clause (a) above required of Buyer, Parent and Solon to consummate the Transaction contemplated hereby. The Seller will provide prompt notification to Buyer when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Buyer of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any of such parties regarding the Transaction contemplated by this Agreement.

     Section 8.3 Reasonable Efforts. The Seller shall take all commercially
                 ------------------
reasonable steps which are within its power to cause to be fulfilled those of the conditions precedent to Buyer's obligations to consummate the Transaction contemplated hereby which are dependent upon the actions of the Seller.

     Section 8.4 Hart-Scott-Rodino. In addition to and without limiting the
                 -----------------
covenants contained in Section 8.2, the Seller will (i) take promptly all actions necessary to make any filings required of the Seller under the HSR Act with respect to the Transaction contemplated by this Agreement, (ii) comply at the earliest practicable date with any request for additional information received by the Seller from the Federal Trade

Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with Buyer in connection with the filing by or on behalf of Buyer under the HSR Act with respect to the Transaction contemplated by this Agreement and in connection with resolving any investigation or other inquiry concerning the Transaction contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     Section 8.5 Competing Proposals. From and after the date hereof, the Seller
                 -------------------
(i) will not, directly or indirectly, encourage or solicit any inquiries or proposals by, engage in any discussions or negotiations whatsoever with, or furnish any confidential information to, any person concerning an Alternative Transaction; provided, however, that the Seller shall be permitted to engage in discussions or negotiations with any holder of Common Stock or Class A Common Stock to give effect to Section 12.20 of this Agreement; and (ii) will promptly communicate to Buyer the substance of any inquiry or proposal (including a copy of any written proposals) an Alternative Transaction which may be received.

     Section 8.6 Current Information. The Seller will advise the Buyer in
                 -------------------
writing as soon as practicable after it becomes known to the Seller, prior to the Closing:

          (i) of the occurrence of any event that renders any of the representations or warranties of the Seller set forth herein inaccurate in any material respect;

          (ii) that any representation or warranty of the Seller set forth herein was not accurate in all material respects when made; and

          (iii) of the failure of the Seller to comply or accomplish any of the covenants or agreements set forth herein in any material respect.


                                   ARTICLE IX

                      CONDITIONS TO OBLIGATIONS OF SELLERS
                      ------------------------------------

           The obligations of each of the Sellers under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions:

           Section 9.1 Representations and Warranties. The representations and
                       ------------------------------
warranties of Buyer and Parent contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing

Date, except in the case of representations and warranties made as of a specified date earlier than the Closing Date.

     Section 9.2 Performance. Buyer and Parent shall have performed and complied
                 -----------
with in all material respects all the covenants and agreements required by this Agreement to be performed or complied with by Buyer and Parent at or prior to the Closing. The Sellers shall have received a certificate to such effect signed by an executive officer of Buyer and Parent and dated the Closing Date.

     Section 9.3 No Legal Bar. There shall not be in effect on the Closing Date
                 ------------
any law, order, writ, injunction or decree of any governmental body of competent jurisdiction prohibiting or making illegal the consummation of the Transaction contemplated by this Agreement.

     Section 9.4 Government Approvals. All required governmental or regulatory
                 --------------------
filings, permits and approvals, including without limitation the expiration or termination of the applicable waiting periods under HSR, shall have been made or received, as the case may be.


                                    ARTICLE X

                       CONDITIONS TO OBLIGATIONS OF BUYER
                       ----------------------------------

     The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions:

     Section 10.1 Representations and Warranties. The representations and
                  ------------------------------
warranties of Solon and the Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date, except in the case of representations and warranties made as of a specified date earlier than the Closing Date.

     Section 10.2 Performance. Solon and the Sellers shall have performed and
                  -----------
complied with in all material respects all the covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing. Buyer shall have received certificates to such effect signed by an executive officer of Solon and of each of the respective Sellers and dated the Closing Date.

     Section 10.3 No Legal Bar. There shall not be in effect on the Closing Date
                  ------------
any law, order, writ, injunction or decree of any governmental body of competent jurisdiction prohibiting or making illegal the consummation of the Transaction contemplated by this Agreement.

     Section 10.4 Government Approvals. All required governmental or regulatory
                  --------------------
filings, permits and approvals, including without limitation the expiration or termination of the applicable waiting periods under HSR, shall have been made or received, as the case may be.

     Section 10.5 Delivery of Shares. The Sellers shall have delivered to Buyer
                  ------------------
at the Closing at least 67% of the outstanding shares of Common Stock.

                                   ARTICLE XI

                                   TERMINATION
                                   -----------
     Section 11.1 Termination. This Agreement may be terminated and the
                  -----------
Transaction contemplated hereby may be abandoned at any time prior to the
Closing:

     (a) By mutual written consent of the Buyer and Sellers owning a majority of the Shares.

     (b) By Sellers owning a majority of the Shares or Buyer, if the Closing shall not have occurred on or before March 31, 1995 (the "Termination Date"); provided, however, that (i) Buyer or Sellers representing a majority of the Shares shall have the right to extend the time period in this Section ll.l(b) up to an additional 30 days in the event all applicable waiting periods under the HSR Act shall not have expired or been terminated by the Termination Date and
(ii) the right to terminate this Agreement pursuant to this Section ll.l(b) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by the Termination Date.

     (c) By Sellers owning a majority of the Shares, if there has been a material breach by Buyer or Parent, as the case may be, of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by Buyer or Parent, as the case may be, which breach has not been cured within 20 business days following receipt by Buyer or Parent, as the case may be, of notice of such breach from such Sellers or assurances of such cure reasonably satisfactory to such Sellers shall not have been given by or on behalf of Buyer or Parent, as the case may be, within such 20 business day period.

     (d) By Sellers owning a majority of the Shares, if any condition precedent to Sellers, obligation to effect the Closing as set forth herein is not satisfied and shall have become incapable of being satisfied, and is not waived, if waivable, by Sellers on or prior to the Termination Date.

     (e) By Buyer, if there has been a material breach by the Sellers or Solon of any of the representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by any Seller or Solon, which breach has not been cured within 20 business days following receipt by the non-terminating party of notice of such breach from Buyer or assurance of such cure reasonably satisfactory to Buyer shall not have been given by or on behalf of the non-terminating party within such 20 business day period.

     (f) By Buyer, if any condition precedent to Buyer's obligation to effect the Closing as set forth herein is not satisfied and shall have become incapable of being satisfied, and is not waived, if waivable, by Buyer on or prior to the Termination Date.

     Section 11.2 Effect of Termination. If this Agreement is validly terminated
                  ---------------------
by either Solon, Sellers or Buyer pursuant to Section 11.1 hereof, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of Solon, Sellers, Buyer or Parent (or any of their respective officers, directors, partners, employees, agents or other representatives or affiliates), except that (i) the provisions of this Section
11.2 and Sections 7.8(b), 12.3 and 12.8 will continue to apply following any such termination and (ii) nothing contained herein shall relieve any party hereto from liability for any willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

     Section 12.1 Notices. Any notice, request, instruction, document or other
                  -------
communication to be given under this Agreement must be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered or certified mail, postage prepaid, at the addresses shown below, or to such other address or person as any party may designate by written notice to the others or sent via facsimile to the facsimile number shown below or to such other facsimile number as any party may designate by written notice to the others.

     To Solon:                  Solon Automated Services, Inc.
                                330 Market Street
                                Philadelphia, Pennsylvania 19106
                                Attention: John E. Denson
                                Facsimile No.: (215) 629-0655

     To the Representative:     Goldman, Sachs & Co.
                                85 Broad Street
                                New York, New York 10004
                                Attention: Robert R. Grusky
                                Facsimile No.: 212-902-3000

     with copies to:            Milbank Tweed, Hadley & McCloy
                                One Chase Manhattan Plaza
                                New York, New York 10005
                                Attention: Michael Goroff, Esq.
                                Facsimile No.: (212) 530-5219

     To Buyer:                  Ford Coin Laundries, Inc.
                                4240 Bronze Way
                                Dallas, Texas 75231
                                Attention: Mr. Richard Enthoven
                                Facsimile No.: -(214) 339-5555

     To Parent:                 Kwik Wash Laundries, Inc.
                                4240 Bronze Way
                                Dallas, Texas 75231
                                Attention: Mr. Richard Enthoven
                                Facsimile No.: (214) 339-5555

     With copies to:            Weil, Gotshal & Manges
                                100 Crescent Court, Suite 1300
                                Dallas, Texas 7S201
                                Attention: Lawrence D. Stuart, Jr., Esq.
                                Facsimile No.: (214) 746-7777


All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and
(iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such communication is to be delivered pursuant to this Section).

     Section 12.2 Extensions and Waivers. (a) Buyer may, by written instrument,
                  ----------------------
extend the time for the performance of any of the obligations or other acts of Solon or any of the Sellers, and (i) waive any inaccuracies of any of the Sellers or Solon in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (ii) waive compliance with any of the covenants of Solon or any of the Sellers contained in this Agreement, (iii) waive performance by Solon or any of the Sellers of any of the obligations set out in this Agreement and (iv) waive any term or condition in this Agreement that it is entitled to the benefits thereof.

     (b) Solon or Sellers owning a majority of the Shares may, by written instrument, extend the time for the performance of any of the obligations or other acts of Buyer, and (i) waive any inaccuracies of Buyer in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (ii) waive compliance with any of Buyer's covenants contained in this Agreement, (iii) waive performance by Buyer of any of the obligations set out in this Agreement and (iv) waive any term or condition in this Agreement that it is entitled to the benefits thereof.

     Section 12.3 Costs and Expenses. Whether or not the Transaction is
                  ------------------
consummated, Parent, Buyer, Solon and the Sellers shall each bear their own respective costs and expenses in connection with the negotiation and consummation of the Transaction, except that ordinary and reasonable transaction costs (including reasonable legal fees of Milbank, Tweed, Hadley & McCloy, counsel for Solon and the Sellers, and accounting fees of Solon, all at normal rates without premiums) of the Sellers shall be paid for by Solon. Solon will not bear any investment banking fees in connection with this Transaction.

     Section 12.4 Indemnification by the Sellers.
                  ------------------------------

     (a) From and after the Closing, each Seller, severally and not jointly, hereby agrees to indemnify, defend and hold Buyer, Parent, and their Affiliates (as defined below) harmless from, against and in respect of any and all losses resulting from or arising out of or in connection with any breach of any representation or warranty of such Seller set forth in Article V of this Agreement.

     (b) As used herein, the term "Affiliate" means, with respect to any person or entity, any other person or entity that directly or indirectly, through one or more intermediaries, is controlled by, or is under common control with, such person or entity, whether such control is through stock ownership, contract or otherwise.

     (c) From and after the Closing, Goldman, Sachs hereby agrees to indemnify, defend and hold Buyer, Parent and Solon, their Affiliates, officers, directors, shareholders and agents harmless from, against and in respect of any and all claims and losses (including costs and expenses, including reasonable attorney's fees) resulting from or arising out of or in connection with any action brought by or on behalf of C. Richard and Betsy Bergner arising out of the purchase by Goldman, Sachs on November 10, 1994 of 706,534 shares of Common Stock from C. Richard and Betsy Bergner pursuant to the Stock Purchase Agreement between such parties dated as of November 8, 1994.

     (d) Buyer, Parent or Solon will give Goldman, Sachs notice with respect to any claim or loss for which Buyer, Parent or Solon is seeking indemnification under subsection (c) above ("Bergner Notice"). Upon receipt of the Bergner Notice, Goldman, Sachs shall assume the defense of such matter through counsel of its choice reasonably acceptable to the Buyer, Parent or Solon, as the case may be. Buyer, Parent or Solon, as the case may be, will have the right, at its own expense, to employ counsel to represent it. If Goldman, Sachs fails or refuses to undertake the defense within thirty (30) days after receiving the Bergner Notice, Buyer, Parent or Solon, as the case may be, will have the right to assume the defense of such matter on behalf of and for the account of Goldman, Sachs, provided, however, that Buyer, Parent or Solon, as the case may be, will not settle any claim without the prior written consent of Goldman, Sachs, which consent may not be unreasonably withheld or delayed.

     Section 12.5 Agreements of Parties. This Agreement, the Confidentiality
                  ---------------------
Agreements and the documents referred to herein set forth all the covenants, promises, agreements, conditions and understandings among the parties hereto, and there are no other covenants, promises, agreements, conditions or understandings, whether oral or written, among the parties hereto relating to the subject matter hereof.

     Section 12.6 Equity to Enforce Performance. Each of Solon and the Sellers
                  -----------------------------
acknowledges that Buyer, and each of Parent and Buyer acknowledges that each of Solon and the Sellers, would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants of Solon or any of the Sellers on the one hand, and Parent and Buyer on the other, contained in this Agreement were not performed in all material respects in accordance with its terms or otherwise were materially breached. Therefore, each of Solon and the Sellers on the one hand, and each of the Buyer and Parent on the other, agrees that Solon and the Sellers, or Buyer and Parent, as the case may be, shall be entitled to an injunction or injunctions, without the posting of a bond, to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 12.7 Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of Delaware (without giving effect to the conflicts of laws principles thereof)

     Section 12.8 Attorneys' Fees. In the event attorneys' fees or other costs
                  ---------------
are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys, fees and costs incurred therein.

     Section 12.9 Further Assurances. Each party hereto agrees to execute any
                  ------------------
and all documents, and to perform such other acts, to the extent permitted by law, whether before or, after Closing, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

     Section 12.10 Successors and Assigns. All covenants and agreements
                   ----------------------
contained in this Agreement by or on behalf of the parties hereto will bind or inure to the benefit of the respective personal representatives, successors and assigns of such parties.

     Section 12.11 Counterparts. This Agreement may be executed in one or more
                   ------------
counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

     Section 12.12 Sellers Representative. The Sellers hereby designate
                   ----------------------
Goldman, Sachs as representative (the "Representative") to act on behalf of the Sellers as contemplated or provided herein. The Buyer shall be entitled to rely upon instructions from the Representative with respect to the payment of the Purchase Price as provided for in Section 1.2 hereof.

     Section 12.13 Headings. The headings used in this Agreement have been
                   --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

     Section 12.14 Invalid Provisions. If any provision of this Agreement is
                   ------------------
held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     Section 12.15 Amendment. This Agreement may be amended, supplemented or
                   ---------
modified only by a written instrument duly executed by or on behalf of Buyer, Parent, Solon and Sellers owning a majority of the Shares.

     Section 12.16 Public Announcements. At all times at or before the Closing,
                   --------------------
neither Sellers, Solon, Buyer or Parent will issue or make any reports, statements or releases to the public with respect to this Agreement or the Transaction contemplated hereby without the consent of the others, which consent shall not be unreasonably withheld. If either of the parties is unable to obtain the approval of its public report, statement or release from the other parties and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Solon, the Sellers, Buyer and Parent will also obtain the other parties, prior approval of any press release to be issued immediately following the Closing announcing the consummation of the Transaction contemplated by this Agreement.

     Section 12.17 Non-Survival of Representations Warranties, Covenants and
                   ---------------------------------------------------------
Agreements. The representations, warranties, covenants and agreements contained
- ----------
in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing, except for the representations and warranties contained in Article III and Article V hereof, and the agreements contained in
             -----------     ---------
Article XII and Section 1.3, which shall survive the Closing. In no event shall
- -----------
any of the Sellers in their respective capacity as such have any liability or obligation whatsoever for or in respect of any breach by Solon of any of its representations, warranties, covenants or obligations contained in this Agreement or in any instrument delivered by or on behalf of Solon pursuant to this Agreement.

     Section 12.18 Guarantee. Parent hereby unconditionally guarantees the due
                   ---------
performance by Buyer of all Buyer's obligations under or in connection with this Agreement, waiving notice and all circumstances that might constitute a defense or discharge of a guarantor.

     Section 12.19 Directors' and Officers' Indemnification and Insurance. (a)
                   ------------------------------------------------------
From and after the Closing Date, Solon shall (Solon is referred to in this Section as the "Indemnifying Party"), indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, a director, officer, employee or agent of the Company (the "Indemnified Parties") against (i) other than amounts resulting from or arising out of a loss or claim as described in Section 12.4(c) hereof, all losses, claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Closing Date) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company and relates to or arises out of any action or omission occurring at or prior to the Closing Date ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the Transaction contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors, officers, employees or agents, as the case may be; provided that this
                                                              --------
Indemnifying Party shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Closing Date), (w) the Indemnifying Party will pay expenses in advance of the final disposition of any such claim, action suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Party; (y) the Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and
(z) the Indemnifying Party shall use all commercially reasonable efforts to assist in the vigorous defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Party, but the failure so to notify the Indemnifying Party shall not relieve it from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.


     (b) Solon shall, until the sixth anniversary of the Closing Date, maintain in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Closing Date; provided that in no event shall Solon
                                          --------
be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of 200% of the aggregate premiums paid by the Company in 1994 (on an annualized basis) for such purpose.

     (c) The provisions of this Section 12.19 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (b) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Company, Buyer or Parent, under the DGCL or otherwise.

     (d) in the event Solon or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Solon shall assume the obligations set forth in paragraphs (a) and (b) of this Section.

     (e) Parent and Buyer (in their capacity as direct and indirect shareholders of Solon) agree to cause Solon to comply with its obligations under this Section 12.19.

     Section 12.20 Signing Stockholders. Buyer, Parent, Solon and the Sellers
                   --------------------
shall permit any holder of Common Stock or Class A Common Stock that is not a party to this Agreement as of the date hereof to become a party to this Agreement by executing a counterpart to this Agreement and delivering the same to Solon, Buyer, Parent and the Representative (on behalf of the Sellers) at any time prior to two (2) business days prior to the Closing Date. Upon the execution and delivery of such a counterpart to this Agreement by such a holder, this Agreement shall automatically be deemed to be amended to add such holder as a Seller, such holder shall be deemed a Seller for all purposes hereunder and the shares of Common Stock and Class A Common Stock held by such holder shall be deemed to be Shares for all purposes of this Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                          FORD COIN LAUNDRIES, INC.

                                          By: /s/ Richard Enthoven
                                              --------------------
                                          Name:   Richard Enthoven
                                               -------------------
                                          Title:  President
                                                ------------------

                                          KWIK WASH LAUNDRIES, INC.

                                          By: /s/ Richard Enthoven
                                              --------------------
                                          Name:   Richard Enthoven
                                               -------------------
                                          Title:  President
                                                ------------------


                                          SOLON AUTOMATED SERVICES, INC.

                                          By:
                                              --------------------
                                          Name:
                                               -------------------
                                          Title:
                                                ------------------

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                    FORD COIN LAUNDRIES, INC.

                                    By:
                                        --------------------
                                    Name:
                                         -------------------
                                    Title:
                                          ------------------

                                    KWIK WASH LAUNDRIES, INC.

                                    By:
                                        --------------------
                                    Name:
                                         -------------------
                                    Title:
                                          ------------------

                                    SOLON AUTOMATED SERVICES, INC.

                                    By: /s/ John E. Denson
                                            ----------------
                                    Name:   John E. Denson
                                            -----------------
                                    Title:  Senior Vice President - Finance
                                            --------------------------------

                                                                       NO. OF
     SELLERS                                     CLASS                 SHARES
     -------                                     -----                 ------

BROAD STREET INVESTMENT FUND I, L.P.        Common Stock              8,109,228

By: Goldman, Sachs & Co., General
      Partner

By: /s/
    --------------------
Name:
     -------------------
Title:
      ------------------

GOLDMAN, SACHS & CO.                        Common Stock              1,428,962

By: /s/
    --------------------
Name:
     -------------------
Title:
      ------------------

- -----------------------------
JOHN E. and BARBARA F. DENSON               Common Stock                158,970


- -----------------------------
MICHAEL and SUSAN GALLAGHER                 Common Stock                 52,990

                                                                     NO. OF
     SELLERS                                     CLASS               SHARES
     -------                                     -----               ------

BROAD STREET INVESTMENT FUND I, L.P.        Common Stock              8,109,228

By: Goldman, Sachs & Co., General
      Partner

By:
    --------------------
Name:
    --------------------
Title:
    --------------------

GOLDMAN, SACHS & CO.                        Common Stock              1,428,962

By:
    --------------------
Name:
    --------------------
Title:
    --------------------


/s/ John E. Denson
- -----------------------------
JOHN E. and BARBARA F. DENSON               Common Stock                158,970

- -----------------------------
MICHAEL and SUSAN GALLAGHER                 Common Stock                 52,990

                                                                     NO. OF
     SELLERS                                     CLASS               SHARES
     -------                                     -----               ------

BROAD STREET INVESTMENT FUND I, L.P.        Common Stock              8,109,228

By: Goldman, Sachs & Co., General
      Partner

By:
    --------------------
Name:
    --------------------
Title:
    --------------------

GOLDMAN, SACHS & CO.                        Common Stock              1,428,962

By:
    --------------------
Name:
    --------------------
Title:
    --------------------


- -----------------------------
JOHN E. and BARBARA F. DENSON               Common Stock                158,970


/s/ Michael Gallagher
- -----------------------------
MICHAEL and SUSAN GALLAGHER                 Common Stock                 52,990

                                                                     NO. OF
     SELLERS                                     CLASS               SHARES
     -------                                     -----               ------

/s/ Michael E. Stanky
- -----------------------------
MICHAEL E. STANKY                           Common Stock                141,306

                                                                                                                           EXHIBIT A

                                                 Solon Automated Services 03/01/95

                        DATE OF GRANT. . .                  10/12/87         11/21/88        04/25/90        02/14/91        05/6/91

NAME                    ISSUE PRICE. . . .                   $1.00            $1.06           $0.98           $1.10           $1.10

- ------------------------------------------------------------------------------------------------------------------------------------

                        NUMBER OF           TOTAL
                          SHARES           DOLLARS
Richard L. Bagby           30,998         $33,297.56        $15,000           2,000            3,750
Douglas A. Barski          32,167          35,983.74          2,000                              500          22,500
Hugo A. Brandts             6,063           6,861.26          2,000                              500
John E. Denson             62,091          90,351.02         35,000                            8,750
Michael B. Gallagher       89,016          97,199.52         30,000                            7,500          25,000
James P. McDonnell         56,566          66,560.52          5,000                            1,250           8,750
Frank Nocella              25,320          28,440.40          5,000                            1,250           8,750
R. Daniel Osborne II       22,380          24,443.60         10,000                            2,500
David R. Siegel            31,572          33,837.84         10,000                            5,750
Susan R. Songy             38,515          42,258.30         15,000                            3,750                          2,000
Michael E. Stanky         103,350         112,067.00         15,000           1,500           12,500
R. Gary                    10,000          10,600.00         50,000
J. Cahill                  32,880          39,829.20                         10,000            2,000
D. Woodyard                 2,000           1,960.00                                           2,000
N. Latva                    2,000           1,960.00                                           2,000
T. Wink                     2,000           1,960.00                                           2,000
R. Page                     2,573           1,960.00                                           2,000
S. Gallagher                1,930           2,659.06                                           1,500
C. Hudnell                  1,000           1,994.60                                           1,000
D. Cahill                   1,000             980.00                                           1,000
G. Edelhauser               1,000             980.00                                           1,000
W. Hammonds                 1,000             980.00                                           1,000
P. Welch                    1,000             980.00                                           1,000
R. Wood                     1,000             980.00                                           1,000
L. Musmecci                 1,000             980.00                                           1,000
R. LaPlace                  1,000             980.00                                           1,000
J. Gonzales                 1,000             980.00                                           1,000
H. Langston                 1,000             980.00                                           1,000
R. Nino                     1,000             980.00                                           1,000
W. Ellis                    1,000             980.00                                           1,000
R. Wood                     1,000             980.00                                           1,000
W. Sims                     1,000             980.00                                           1,000
J. Alkins                   1,000             980.00                                           1,000
L. Owens                    1,000             980.00                                           1,000
P. Garrett                  1,000             980.00                                           1,000
R. Pendleton                1,000             980.00                                           1,000
R. Sheckman                 1,000             980.00                                           1,000
C. Rodriguez                1,000             980.00                                           1,000
A. Eng-Herritt              1,000             980.00                                           1,000
L. Miller                   1,000             980.00                                           1,000
C. Metz                     1,000             980.00                                           1,000
L. DelValle                14,867          15,747.74                                          10,000
K. Banker                  22,730          23,950.60                                          15,000                          1,500
H. Colton                   1,000             980.00                                           1,000           1,000
J. Valenti                  1,000             980.00                                           1,000           1,000
A. Stetina                  1,000             980.00                                           1,000           1,000
J. Cassidy                  1,000           1,100.00                                                           1,000
J. Kornicki                 1,000           1,100.00                                                           1,000
M. Rodriguez                1,000           1,100.00                                                           1,000
H. Carter                   1,000           1,100.00                                                           1,000
G. Lewis                    1,000           1,100.00                                                           1,000
C. Roberts                  1,000           1,100.00                                                           1,000
R.F. Moberly                1,000           1,100.00                                                           1,000
R. Weir                     1,000           1,100.00                                                           1,000
J. Dahlgren                20,587          23,196.14                                                          15,000          1,000
J. Hudson                   1,000           1,100.00                                                           1,000
M. Gee                      1,000           1,100.00                                                           1,000
G.C. Toole                  1,000           1,100.00                                                           1,000
G. Boone                    1,000           1,100.00                                                           1,000
J. Shipp                    1,000           1,100.00                                                           1,000
P. Smith                    1,000           1,100.00                                                           1,000
P. Craig                    1,000           1,100.00                                                           1,000
E. LeMoine                  1,000           1,100.00                                                           1,000
G. Palmer                   1,000           1,100.00                                                           1,000
C. Williams                 1,000           1,100.00                                                           1,000

Total Shares              673,605                           184,000          13,500          110,500          98,000          4,500
Avg. Price                   1.10
Total Dollars                            $740,458.10    $184,000.00      $14,310.00      $108,290.00     $107,800.00      $4,950.00




                                02/26/92            12/17/92              02/25/93            03/03/94
NAME                              $1.17              $1.22                 $1.22               $1.23
- -------------------------------------------------------------------------------------------------------
Richard L. Bagby                                     10,248
Douglas A. Barski                                     7,167
Hugo A. Brandts                                       3,583
John E. Denson                                       38,341
Michael B. Gallaghe                                  26,516
James P. McDonnell                                   41,566
Frank Nocella                                        10,320
R. Daniel Osborne I             1,500                 6,880                                    1,500
David R. Siegel                                      10,822
Susan R. Songy                  1,000                15,265
Michael E. Stanky                                    40,850
R. Gary
J. Cahill                       1,000                   860               2,000               27,000
D. Woodyard
N. Latva
T. Wink
R. Page
S. Gallagher                                            573
C. Hudnell                                              430
D. Cahill
G. Edelhauser
W. Hammonds
P. Welch
R. Wood
L. Musmecci
R. LaPlace
J. Gonzales
H. Langston
R. Nino
W. Ellis
R. Wood
W. Sims
J. Alkins
L. Owens
P. Garrett
R. Pendleton
R. Sheckman
C. Rodriguez
A. Eng-Herritt
L. Miller
C. Metz
L. DelValle
K. Banker                                             2,867               1,000                1,000
H. Colton                                             4,730               1,500
J. Valenti
A. Stetina
J. Cassidy
J. Kornicki
M. Rodriguez
H. Carter
G. Lewis
C. Roberts
R.F. Moberly
R. Weir
J. Dahlgren                                           4,587
J. Hudson
M. Gee
G.C. Toole
G. Boone
J. Shipp
P. Smith
P. Craig
E. LeMoine
G. Palmer
C. Williams

Total Shares                    3,500               225,805               4,500               29,500
Avg. Price
Total Dollars               $4,095.00           $275,238.10           $5,490.00           $36,285.00

                                                                      EXHIBIT 2F
                                                                      ----------
                             STOCKHOLDERS AGREEMENT
                             ----------------------

     THIS AGREEMENT is made as of July 26, 1995, among SAS Acquisitions Inc., a Delaware corporation (the "Company"), and each of the other Persons executing a signature page hereto whether signing as of or after the date hereof (each a "Stockholder" and, collectively, the "Stockholders"). Capitalized terms used herein are defined in paragraph 9 hereof.

     The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) providing for the orderly sale of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Board of Directors.
        ------------------

     (a) From and after the date hereof and until the provisions of this paragraph 1 cease to be effective, each Stockholder shall vote all of its Stockholder Shares which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

               (i) the authorized number of directors on the Board shall be established at five directors;

               (ii) the following individuals shall be elected to the Board:

                    (1) two individuals designated by GTCR, which individuals
               initially shall be David A. Donnini and Bruce V. Rauner (the "GTCR Directors");

               (2) one member of management, employee or officer of the Company or its Subsidiaries designated by the holders of a majority of the Common Stock of the Company held by the Executives, which individual initially shall be Stephen R. Kerrigan (the "Management Director"); and

               (3) two individuals designated by GTCR who are reasonably acceptable to the Executives, which individuals initially shall be James N. Chapman and Mitchell Blatt (the "Outside Directors"); provided that if after 60 days GTCR and the Executives are unable to agree upon the designation of any Outside Director(s), GTCR may designate such Outside Director(s);

          (iii) the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the Board;

          (iv) any committees of the Board or a Sub Board shall be created only upon, and may be disbanded upon, the approval of three members of the Board and the composition of each such committee (if any) shall be proportionately equivalent to that of the Board;

          (v) the removal from the Board or a Sub Board (with or without cause) of any GTCR Director or Outside Director shall be at GTCR's written request, but only upon such written request and under no other circumstances; and the removal from the Board or a Sub Board (with or without cause) of any Management Director shall be at the written request, and only at the written request, of the holders of a majority of the Stockholder Shares held by the Executives, provided that if any Management Director ceases to be a member of management, employee or officer of the Company or its Subsidiaries, he shall be removed as a director promptly after his employment ceases; and

          (vi) in the event that any GTCR Director, Management Director or Outside Director ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled in the manner provided in subparagraphs (ii)(1),
     (ii)(2) or (ii)(3) above, as the case may be.

     (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

     (c) The rights of GTCR under this paragraph 1 shall terminate at such time as GTCR and its Permitted Transferees hold in the aggregate less than 50% of the Stockholder Shares held by GTCR on the date hereof.

     (d) The rights of the Executives under this paragraph 1 shall terminate at such time as the Executives and their Permitted Transferees hold in the aggregate less than 50% of the Stockholder Shares held by such Persons on the date hereof.

     (e) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon a Qualified Public Offering.

     (f) If any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

     2. Representations and Warranties. Each Stockholder represents and warrants
        ------------------------------
that (i) such Stockholder is the record owner of the number of each class of Stockholder Shares set forth on the signature page of such Stockholder attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

     3. Pre-Emptive Rights.
        ------------------

          (a) Except for issuances of equity securities of the Company or options or other rights to acquire equity securities of the Company

               (i) in connection with a registered primary public offering,

               (ii) to employees or Outside Directors of the Company or its Subsidiaries,

               (iii) to any lender (other than GTCR or any of its Affiliates) in connection with the incurrence of Indebtedness by the Company or any of its Subsidiaries,

                    (iv) as payment of all or a portion of the purchase price of any business or assets thereof acquired by the Company or any of its Subsidiaries, or

                    (v) upon the exercise of any option or other right described in any of clauses (i) through (iv) above or any other option or right to acquire equity securities issued by the Company,

if the Company authorizes the issuance or sale of any equity securities of the Company or any securities containing options or rights to acquire any equity securities of the Company (other than as a dividend on outstanding Common Stock), the Company shall first offer to sell to each Stockholder, at the same price and on the same terms, a portion of such securities, options or rights (the "New Securities") equal to the quotient of (i) the number of Stockholder
      --------------
Shares (other than Unvested Shares) held by such Stockholder divided by (ii) the
                                                             ----------
total number of shares of Common Stock (other than Unvested Shares) on a Fully Diluted Basis.

     (b) In order to exercise its purchase rights pursuant to this paragraph 3, a Stockholder must within ten business days after receipt of written notice from the Company describing in reasonable detail the New Securities being offered the purchase price thereof, the payment terms and such Stockholder's percentage allotment, deliver a written notice to the Company describing its election. If all of the New Securities offered to the Stockholders are not fully subscribed by the Stockholders, the remaining New Securities shall be reoffered by the Company to the Stockholders purchasing their full allotment upon the terms set forth in this paragraph 3 until either all such New Securities have been subscribed for or no Stockholder subscribes for additional New Securities, except that such Stockholder must give written notice of its election to purchase such reoffered New Securities within five (and not 10) business days after receipt of notice of any such reoffer.

     (c) If a Stockholder purchases all or any portion of any New Securities offered pursuant to this paragraph 3 ("Purchased New Securities"), such
                                       ------------------------
Stockholder shall be required to concurrently purchase an equal proportion of each other class of debt or equity securities of the Company or any of its Subsidiaries which are issued contemporaneously with such Purchased New Securities.

     (d) During the 180 days after the expiration of the offering periods described above, the Company shall be entitled to sell any New Securities which the Stockholders have not elected to purchase, on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholders. Any New Securities offered or sold by the Company after such 180-day period must be reoffered to the Stockholders pursuant to the terms of this paragraph 3.

     (e) If the New Securities possess voting rights, a Stockholder may request, and the Company shall issue to the requesting Stockholder, in place of the New Securities such Stockholder would be entitled to purchase pursuant to this paragraph 3, securities that are identical to the New Securities except that such securities (i) will be non-voting and (ii) will be convertible into New Securities at the request of the Stockholder on a share-for-share basis.

     (f) The rights pursuant to this paragraph 3 shall terminate upon a Qualified Public Offering.

     (g) Notwithstanding any other provision of this Agreement to the contrary, so long as (i) no Event of Default relating to the payment of any amounts due to lenders has occurred and is continuing or (ii) the due date of any amounts outstanding under the Loan Agreement have not been accelerated, the Company shall not issue or sell any shares of common stock of the Company or any security exchangeable or convertible into, or any option, warrant, or other right to acquire such shares (each a "Common Stock Equivalent") at a price
                                      -----------------------
less than fair market value on the date of such issuance or sale.

     4. Sale of the Company.
        -------------------

     (a) If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any other person or entity (collectively, a "Sale of the Company"), each holder of Stockholder Shares shall vote for, consent to, and raise no objections against, such Sale of the Company. If the Sale of Company is structured as (i) a merger or consolidation, each holder of Stockholder Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each holder of Stockholder Shares shall agree to sell all of its shares of Common Stock and rights to acquire shares of common Stock Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Sale of the Company as requested by the Company.

     (b) The obligations of the holders of Stockholder Shares with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, each holder of Stockholder Shares shall receive the same form of consideration and the amount of consideration as set forth in paragraph 4 (c) below; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such class of Common Stock or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by holders of such class of Common Stock in connection with the Sale of the Company less the exercise price per share of Common Stock of such rights to acquire such class of Common Stock by (2) the number of shares of such class of Common Stock represented by such rights.

     (c) In the event of a Sale of the Company, each Stockholder shall receive in exchange for its Stockholder Shares the same portion of the aggregate consideration from such Sale of the Company that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Sale of the Company. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such Sale of the Company as requested by the Company.

     5. Co-Sale Rights.
        --------------

     (a) Prior to the transfer or series of related transfers other than pursuant to a Public Sale or Sale of the Company (a "Transfer") of any shares of
                                                     --------
Stockholder Stock owned directly or indirectly by GTCR that results in GTCR owning directly or indirectly less than 60% of the then outstanding Common Stock of the Company, and prior to any such Transfer thereafter, GTCR shall give written notice (the "Sale Notice") to the Company and each of the other
                     -----------
Stockholders. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number and class of shares to be transferred and the terms and conditions of the proposed Transfer. GTCR shall not consummate any such Transfer until 60 days after the Sale Notice has been given to the Company and each other Stockholder, unless the parties to the Transfer have been fully determined pursuant to this paragraph 5 prior to the expiration of such 60-day period (the date of the first to occur of such events is referred to herein as the "Authorization Date").
                                                      ------------------

     (b) Any other Stockholder may elect to participate in the contemplated Transfer by delivering written notice to GTCR within 30 days after delivery of the Sale Notice to such Stockholder. If any Stockholder has elected to participate in such Transfer, GTCR and the Stockholders so electing shall be entitled to sell in the contemplated Transfer, on the same terms and at the price calculated pursuant to subparagraph 5(c) below, a number of shares equal to the product of (i) the quotient determined by dividing the number of shares of Common Stock owned by such Stockholder by the aggregate number of shares of Common Stock owned by all such electing Stockholders and GTCR and (ii) the number of shares to be sold in the contemplated Transfer.

               For example, if the Sale Notice contemplated a sale of 100 shares
               -----------
               by GTCR, and if GTCR was at such time the owner of 30% of the Company's Common Stock (on a Fully Diluted Basis) and if a Stockholder elected to participate and such Stockholder owned 20% of the Company's Common Stock (on a Fully Diluted Basis), GTCR would be entitled to sell 60 shares (30%/50% x 100 shares) and such electing Stockholder would be entitled to sell 40 shares (20%/50% x 100 shares).

GTCR will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the electing Stockholders in the contemplated Transfer and will not transfer any Stockholder Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of the electing Stockholders.

     (c) The purchase price to be paid by any transferee for shares of Common Stock transferred in accordance with this paragraph 5 shall be determined as follows: (i) the price per share to be paid for Class A Common included in such Transfer shall be equal to the amount per share of Class A Common which such transferee has agreed to pay to GTCR and (ii) the price per share to be paid for Class B Common included in such Transfer shall be the price per share described in clause (i) minus the quotient of (A) the sum of the Unreturned Preferred
              -----
Amount and the Unpaid Yield
of the Class A Common at such time divided by (B) the number of shares of Class
                                   ----------
A Common then outstanding.

     6. Initial Public Offering. In the event that the Board and the holders of
        -----------------------
a majority of the shares of Common Stock then outstanding approve an Initial Public Offering, the holders of Common Stock shall take all necessary or desirable actions in connection with the consummation of the Initial Public Offering. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure would adversely affect the marketability of the offering, each holder of Stockholder Shares shall consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences among the outstanding classes of securities set forth in the Company's Certificate of Incorporation as in effect immediately prior to such recapitalization, reorganization or exchange, and such recapitalization, reorganization or exchange is otherwise fair and reasonable to the Company and the holders of each class of the Company's equity securities in light of such relative rights and preferences.

     7. Legend. Each certificate evidencing Stockholder Shares and each
        ------
certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented, by this certificate are subject to a Stockholders Agreement dated as of July 26, 1995, among the issuer of such securities (the "Company") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

     The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

     8. Transfer. Prior to transferring any Stockholder Shares (other than in a
        --------
Public Sale or a Sale of the Company) to any Person, the transferring holders of Stockholder Shares shall cause the prospective transferee to execute and deliver to the Company, for the benefit of the Company and the other Stockholders, a counterpart of this Agreement pursuant to which such transferee agrees to be bound as a "Stockholder" by the provisions of this Agreement.

     9. Definitions.
        -----------

     "Affiliate" of a Person means any other Person, entity or investment fund
      ---------
controlling, controlled by or under common control with such Person and any partner of such Person which is a partnership.

     "Authorization Date" has the meaning specified in paragraph 5(a).
      ------------------

     "Board" has the meaning set forth in the preamble.
      -----

     "Class A Common" means the Company's Class A Common Stock, par value $.Ol
      --------------
per share.

     "Class B Common" means the Company's Class B Common Stock, Par value $.Ol
      --------------
per share.

     "Common Stock" means the Class A Common and the Class B Common.
      ------------

     "Company" has the meaning set forth in the preamble.
      -------

     "Event of Default" means an "Event of Default" as defined in the Loan
      ----------------
Agreement, dated as of the date hereof, among the Company and Finova Capital Corporation (the "Loan Agreement"), or any payment by Speed Queen Company
                  --------------
pursuant to its guaranty in connection with the Loan Agreement, and any similar term or event in any replacement for, refinancing of, or modification or amendment to, such agreements, or any similar term in any other loan or credit facility entered into by the Company.

     "Executive" means any Stockholder designated as an "Executive" on the
      ---------
signature page of such Stockholder attached hereto.

     "Executive Stock Agreement" means any agreement (including any Executive
      -------------------------
Stock Agreement, dated as of the date
hereof) between the Company and an Executive pursuant to which such Executive acquires Common Stock.

     "Fully Diluted Basis" means, without duplication, (i) all shares of Common
      -------------------
Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable.

     "GTCR" means Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware
      ----
limited partnership.

     "GTCR Directors" has the meaning set forth in paragraph l(a).
      --------------

     "Indebtedness" means all indebtedness for borrowed money, all indebtedness
      ------------
under revolving credit arrangements, all capitalized lease obligations and all guarantees of any of the foregoing.

     "Initial Public Offering" means the sale in an underwritten public offering
      -----------------------
registered under the Securities Act (other than on Form S-8 or a similar form) of shares of the Company's Common Stock.

     "Investor" means any Stockholder designated as an "Investor" on the
      --------
signature page of such Stockholder attached hereto.

     "Management Director" has the meaning set forth in paragraph l(a).
      -------------------

     "Outside Director" has the meaning set forth in paragraph 1(a).
      ----------------

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant
      -----------
to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

     "Qualified Public Offering" means the sale in an underwritten public
      -------------------------
offering registered under the Securities Act (other than on Form S-8 or a similar form) of shares of the Company's Common Stock having an aggregate offering value of at least $25 million.

     "Sale Notice" has the meaning set forth in paragraph 5(a).
      -----------

     "Sale of the Company" has the meaning set forth in paragraph 4.
      -------------------

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time.

     "Stockholder Shares" means (i) any Common Stock purchased or otherwise
      ------------------
acquired by any Stockholder, (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder; provided that Stockholder Shares shall not include nonvoting stock described in (i), (ii) or (iii) for purposes of paragraph 1 hereof. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     "Stockholders" has the meaning set forth in the preamble.
      ------------

     "Sub Board" has the meaning set forth in paragraph 1(a).
      ---------

     "Subsidiary" means, with respect to any Person, any corporation, limited
      ----------
liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

     "Transfer" has the meaning set forth in paragraph 5(a).
      --------

     "Unpaid Yield" means the "Unpaid Yield" as defined in the Company's
      ------------
Certificate of Incorporation.

     "Unreturned Preferred Amount" means the "Unreturned Preferred Amount" as
      ---------------------------
defined in the Company's Certificate of Incorporation.

     "Unvested Shares" has the meaning set forth in Section 4(a) of the
      ---------------
Executive Stock Agreements.

     10. Transfers in Violation of Agreement. Any Transfer or attempted Transfer
         -----------------------------------
of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee(s) of such Stockholder Shares as the owner of such shares for any purpose.

     11. Amendment and Waiver. Except as otherwise provided herein, no
         --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of a majority of the Stockholder Shares, respectively; provided, however, that no such modification, amendment or waiver shall materially and adversely affect the rights hereunder of any Stockholder vis-a-vis other similarly-situated Stockholders without the approval in writing of such Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     12. Severability. Whenever possible, each provision of this Agreement shall
         ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     13. Entire Agreement. Except as otherwise expressly set forth herein, this
         ----------------
Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     14. Successors and Assigns. Except as otherwise provided herein, this
         ----------------------
Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     15. Counterparts. This Agreement may be executed in multiple counterparts,
         ------------
each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     16. Remedies. The Company and the Stockholders shall be entitled to enforce
         --------
their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     17. Notices. Any notice provided for in this Agreement shall be in writing,
         -------
and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the addresses set forth below and to any other recipient at the address indicated on the signature page of such Stockholder attached hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Notices shall be sent to the following addresses:

           If to the Company, to:

                 SAS Acquisitions Inc.
                 c/o Coinmach Industries Co., L.P.
                 55 Lumber Road
                 Roslyn, NY 11576
                 Attention: President

           with a copy, which will not constitute notice of the Company, to:

                 Anderson Kill Olick & Oshinsky, P.C.
                 1251 Avenue of the Americas
                 New York, NY 10020
                 Attention:   Ronald S. Brody, Esq.

     18. Governing Law. All issues and questions concerning the construction,
         -------------
validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     19. Descriptive Headings. The descriptive headings of this Agreement are
         --------------------
inserted for convenience only and do not constitute a part of this Agreement.



                                    * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              SAS ACQUISITIONS INC.


                              By:_____________________
                              Its:____________________

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                 GOLDER, THOMA, CRESSEY, RAUNER
                                 FUND IV, L.P.

                                 By:    GTCR IV, L.P.
                                 Its:   General Partner

                                 By: GOLDER, THOMA, CRESSEY, RAUNER, INC.
                                 Its:  General Partner


                                 By:__________________________
                                 Its:_________________________


Number and Class of
Stockholder Shares:      721,153 shares of Class A Common


Designation: None

Notices should be sent to:

      Golder, Thoma, Cressey Rauner, Fund IV, L.P.
      6100 Sears Tower
      Chicago, IL 60606
      Attention: David A. Donnini

with  a copy, which will not constitute notice to GTCR, to:

      Kirkland & Ellis
      200 East Randolph Drive
      Chicago, IL 60601
      Attention:   Kevin R. Evanich

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                 __________________________
                                 Mitchell Blatt

Number and Class of
Stockholder Shares:     398 shares of Class A Common
                        4,000 shares of Class B Common

Designation:    Investor with respect to Class A Common
                Executive with respect to Class B Common

Notices should be sent to:

      Mitchell Blatt
      31 Wilmington Drive
      Dix Hills, NY 11747

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                 ------------------------
                                 Robert M. Doyle

Number and Class of
Stockholder Shares:  2,000 shares of Class B Common


Designation: Executive

Notices should be sent to:

      Robert M. Doyle
      53 Sheryl Crescent
      Smithtown, NY 11787

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                 ------------------------
                                 Michael Stanky

Number and Class of
Stockholder Shares:    425 shares of Class A Common
                       1,500 shares of Class B Common


Designation:    Investor regarding Class A Common
                Executive regarding Class B Common

Notices should be sent to:

      Michael Stanky
      1125 Ashington Place
      Desoto, TX 75115

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                 HELLER FINANCIAL, INC.


                                       By:
                                           ------------------------------
                                      Its:
                                           ------------------------------
Number and Class of
Stockholder Shares:     3,806 shares of Class A Common


Designation: Investor

Notices should be sent to:

      Heller Financial, Inc.
      500 West Monroe Street
      Chicago, IL 60661
      Attn:     Portfolio Manager
                Portfolio Organization
                Corporate Finance Group

with a copy, which will not constitute notice, to:

      Heller Financial, Inc.
      500 West Monroe Street
      Chicago, IL 60661
      Attn:     Legal Department
                Portfolio Organization
                Corporate Finance Group

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                 JACKSON NATIONAL LIFE INSURANCE
                                     COMPANY


                                       By:
                                           ------------------------
                                      Its:
                                           ------------------------

Number and Class of
Stockholder Shares:   3,425 shares of Class A Common


Designation: Investor

Notices should be sent to:

      Jackson National Life Insurance Company c/o PPM America, Inc. 225 West Wacker Drive, Suite 1200
      Chicago, IL 60606
      Attn:    Private Placements

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                 JACKSON NATIONAL LIFE INSURANCE
                                 COMPANY OF MICHIGAN


                                       By:
                                           ----------------------
                                      Its:
                                           ----------------------

Number and Class of
Stockholder Shares: 381 shares of Class A Common


Designation: Investor

Notices should be sent to:

      Jackson National Life Insurance Company of Michigan c/o PPM America, Inc. 225 West Wacker Drive, Suite 1200
      Chicago, IL 60606
      Attn:     Private Placements

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                        ----------------------
                                        James N. Chapman

Number and Class of
Stockholder Shares:   300 shares of Class A Common


Designation: Investor

Notices should be sent to:

     James N. Chapman
     14 Alpine Road
     Greenwich, CT 06830

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                        ----------------------
                                        Michael E. Marrus

Number and Class of
Stockholder Shares: 228 shares of Class A Common


Designation: Investor

Notices should be sent to:

      Michael E. Marrus
      755 Park Avenue
      New York, NY 10021

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        MCS CAPITAL, INC.


                                        By:
                                        ---------------------
                                        Its:
                                        ---------------------

Number and Class of
Stockholder Shares:     1,479 shares of Class A Common
                        4,000 shares of Class B Common

Designation:    Investor regarding Class A Common
                Executive regarding Class B Common

Notices should be sent to:

      MCS Capital, Inc.
      c/o Coinmach Industries Co., L.P.
      55 Lumber Road
      Roslyn, NY 11576
      Attn: Stephen R. Kerrigan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        PRESIDENT AND FELLOWS OF
                                          HARVARD COLLEGE

                                        By:   Harvard Management
                                                Company, Inc.


                                        By:
                                             ------------------------
                                        Its:
                                             ------------------------


                                        By:
                                             ------------------------
                                        Its:
                                             ------------------------

Number and Class of
Stockholder Shares: 2,405 shares of Class A Common


Designation: Investor

Notices should be sent to:

      President and Fellows of Harvard College
      c/o Harvard Management Company, Inc.
      c/o Timothy Peterson
      600 Atlantic Avenue
      Boston, MA 02210

                                                                      Exhibit 2G
                                                                      ----------

                  MANAGEMENT AND CONSULTING SERVICES AGREEMENT
                  --------------------------------------------


     MANAGEMENT AND CONSULTING SERVICES AGREEMENT ("Agreement"), dated as of
                                                    ---------
July 26, 1995, by and between GTCR IV, L.P., a Delaware limited partnership ("GTCR"), and SAS Acquisitions Inc., a Delaware corporation (the "Company").
  ----                                                            -------

     WHEREAS, Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership (the "Fund"), of which GTCR is the general partner, will purchase
                  ----
(the "Investment") pursuant to that certain Equity Purchase Agreement (the
      ----------
"Purchase Agreement") of even date herewith between the Company and GTCR 72,153
 ------------------
shares of the Company's Class A Common Stock, par value $0.01 per share;

     WHEREAS, the Company desires to receive financial and management consulting services from GTCR, and obtain the benefit of the experience of GTCR in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular;

     WHEREAS, in connection with the Investment, GTCR is willing to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate GTCR for such services; and

     WHEREAS, the Company seeks to compensate GTCR for financial and managerial services performed in connection with the Company's acquisitions in the coin-operated laundry industry such as the arrangement of financing for the transactions, the negotiation of the related acquisition agreements, and the management consultation in regards to the structure of the transactions (the "Acquisitions").
 ------------

     NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GTCR and the Company hereby agree as follows:

     1. Engagement. The Company hereby engages GTCR as a financial and
        ----------
management consultant, and GTCR hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

     2. Services of GTCR. GTCR hereby agrees during the term of this engagement
        ----------------
to consult with the Company's board of directors (the "Board") and management of
                                                       -----
the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

     (i)   corporate strategy;

     (ii)  budgeting of future corporate investments;

     (iii) acquisition and divestiture strategies; and

     (iv)  debt and equity financings.

     3. Personnel. GTCR shall provide and devote to the performance of this
        ---------
Agreement such partners, employees and agents of GTCR as GTCR shall deem appropriate for the furnishing of the services required thereby.

     4. Management Fee. From and after the Closing (as defined in the Purchase
        --------------
Agreement), the Company shall pay to GTCR an annual management fee in the amount of $100,000 per year (as such amount may be increased from time to time by GTCR with the approval of the Board) payable annually in full on the first anniversary of the Closing and on each subsequent anniversary thereof.

     5. Closing and Advisory Fees. Upon Consummation of the Closing, the Company
        -------------------------
shall pay to GTCR a closing fee in the amount of $200,000 and a financial advisory fee of $130,000, each payable on the day on which the Closing is consummated.

     6. Expenses. In addition to the fees described in Sections 4 and 5 above,
        --------
the Company shall promptly reimburse GTCR for such reasonable travel expenses and other out-of-pocket fees and expenses as may be incurred by GTCR, its directors, officers and employees in connection with the Acquisitions and in connection with the rendering of services hereunder.

     7. Term. This Agreement will continue from the date hereof until the Fund
        ----
ceases to own at least 33% of the Common Stock (as defined in the Purchase Agreement). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by GTCR in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

     8. Liability. Neither GTCR nor any of its affiliates, partners, employees
        ---------
or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense is a result of the gross negligence or willful misconduct of GTCR.

     9. Indemnification. The Company agrees to indemnify and hold harmless GTCR,
        ---------------
its partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or willful misconduct.

     10. GTCR Independent Contractor Status. GTCR and the Company agree that
         ----------------------------------
GTCR shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither GTCR nor its partners, employees or agents shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

     11. Notices. Any notice, report or payment required or permitted to be
         -------
given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered (including by courier) or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

     If to GTCR:

          GTCR, IV, L.P.
          6100 Sears Tower
          Chicago, IL 60606
          Attention:   Bruce V. Rauner David A. Donnini

          with a copy (which copy will not constitute notice to GTCR) to:
          --------------------------------------------------------------

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Attention:   Kevin R. Evanich, Esq.

     If to the Company:

          SAS Acquisitions Inc.
          c/o Coinmach Industries Co., L.P.
          55 Lumber Road
          Roslyn, NY 11576
          Attention: President
          with a copy (which copy will not constitute notice to the Company) to:
          ---------------------------------------------------------------------

          Anderson, Kill, Olick & Oshinsky, P.C.
          1251 Avenue of The Americas
          New York, New York 10020
          Attention:   Ronald S. Brody, Esq.

     12. Entire Agreement; Modification. This Agreement (a) contains the
         ----------------  ------------
complete and entire understanding and agreement of GTCR and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of GTCR in connection with the subject matter hereof.

     13. Waiver of Breach. The waiver by either party of a breach of any
         ----------------
provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

     14. Assignment. Neither GTCR nor the Company may assign its rights or
         ----------
obligations under this Agreement without the express written consent of the other.

     15. Successors. This Agreement and all the obligations and benefits
         ----------
hereunder shall inure to the successors and permitted assigns of the parties.

     16. Counterparts. This Agreement may be executed and delivered by each
         ------------
party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

     17. Choice of Law. This Agreement shall be governed by and construed in
         -------------
accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     IN WITNESS WHEREOF, GTCR and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.

                                  GTCR IV, L.P.

                                 By:   Golder, Thoma, Cressey, Rauner, Inc.
                                 Its:  General Partner


                                 By:
                                     ------------------------

                                 Its: Principal


                                 SAS ACQUISITIONS INC.

                                 By:
                                     ------------------------
                                 Its:
                                     ------------------------

                                                                      Exhibit 2H
                                                                      ----------

                             REGISTRATION AGREEMENT
                             ----------------------


     THIS AGREEMENT is made as of July 26, 1995, among SAS Acquisitions Inc., a Delaware corporation (the "Company"), and each Person executing a signature page
                           -------
hereto whether signing as of or after the date hereof. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

     The parties hereto agree as follows:

     1. Demand Registrations.
        --------------------

     (a) Requests for Registration. At any time after the Company has completed
         -------------------------
an Initial Public Offering, GTCR may request registration under the Securities Act of all or any portion of the GTCR Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and may request
                                 -----------------------
registration under the Securities Act of all or any portion of the GTCR Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. All registrations requested pursuant
  ------------------------
to this paragraph 1(a) are referred to herein as "Demand Registrations." Each
                                                  --------------------
request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

     (b) Long-Form Registrations. GTCR shall be entitled to request four
         -----------------------
Long-Form Registrations in which the Company shall pay all Registration Expenses ("Company-paid Long-Form Registrations"). A registration shall not count as one
  ------------------------------------
of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration shall count as one of the Company-paid Long-Form Registrations unless GTCR is able to register and sell at least 75% of the GTCR Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration is counted as one of the Company-paid Long-Form Registrations.

     (c) Short-Form Registrations. In addition to the Long-Form Registrations
         ------------------------
provided pursuant to paragraph 1(b), GTCR shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use commercially reasonable efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

     (d) Priority on Demand Registrations. If a Demand Registration is an
         --------------------------------
underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the Company or the marketability of the offering, the Company shall include in such registration the number of Registrable Securities and other securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adversely affecting the Company or the marketability of the offering, pro rata among the respective holders (including GTCR) thereof on the basis of the number of shares requested to be included in such registration by each such holder.

     (e) Restrictions on Demand Registrations. The Company shall not be
         ------------------------------------
obligated to effect any Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 2 and in which there was no reduction in the number of Registrable Securities requested to be included.

     (f) Selection of Underwriters. GTCR shall have the right to select the
         -------------------------
investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld.

     2. Piggyback Registrations.
        -----------------------

     (a) Right to Piggyback. Whenever the Company proposes to register any of
         ------------------
its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback
                                                           ---------
Registration"), the Company shall give prompt written notice to all holders of
- ------------
Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

     (b) Piggyback Expenses. The Registration Expenses of the holders of
         ------------------
Registrable Securities shall be paid by the Company in all Piggyback Registrations.

     (c) Priority on Primary Registrations. If a Piggyback Registration is an
         ---------------------------------
underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities and other securities of the Company requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities of the Company on the basis of the number of shares requested to be included in such registration by each such holder.

     (d) Priority on Secondary Registrations. If a Piggyback Registration is an
         -----------------------------------
underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the Company or the marketability of the offering, the Company shall include in such registration (i) the securities requested to be included therein by the holders initially requesting such registration, (ii) the Registrable Securities and (iii) any other securities of the Company requested to be included in such registration, in each instance which in the opinion of such underwriters can be sold without adversely affecting the Company or the marketability of the offering, pro rata among the holders thereof (including
GTCR) on the basis of the number of shares requested to be included in such registration by each such holder.

     (e) Selection of Underwriters. If any Piggyback Registration is an
         -------------------------
underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld.

     (f) Other Registrations. If the Company has previously filed. a
         -------------------
registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

     3. Holdback Agreements.
        -------------------

     (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

     (b) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

     4. Registration Procedures. Whenever the holders of Registrable Securities
        -----------------------
have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

     (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;

     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the first registration statement relating to Registrable Securities or securities of any class of the Company;

     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

     (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

     (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

     5. Registration Expenses.
        ---------------------

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company, and the Company shall
 ---------------------
pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

     (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

     6. Indemnification.
        ---------------

     (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

     (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     7. Participation in Underwritten Registrations. No Person may participate
        -------------------------------------------
in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, and (iii) completes and executes any other documents reasonably required.

     8. Definitions.
        -----------

     "Common Stock" means any share of the Company's Class A Common Stock, par
      ------------
value $.01 per share, or Class B Common Stock par value $.01 per share.

     "Executive" means any Stockholder designated as an "Executive" on the
      ---------
signature page of such Stockholder attached hereto.

     "Executive Registrable Securities" means, irrespective of which Person
      --------------------------------
actually holds such securities, (i) any shares of Common Stock acquired as of the date hereof by the Executives (ii) any shares of Common Stock acquired hereafter by the Executives or any executive employee of the Company or its Subsidiaries who becomes a party to this Agreement, and (iii) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Executive Registrable Securities, such securities will cease to be Executive Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Executive Registrable Securities whenever such Person has the right to acquire such Executive Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     "GTCR" means Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware
      ----
limited partnership.

     "GTCR Registrable Securities" means, irrespective of which Person actually
      ---------------------------
holds such securities, (i) any shares of Common Stock acquired as of or prior to the date hereof by GTCR, (ii) any shares of Common Stock acquired hereafter by GTCR, and (iii) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular GTCR Registrable Securities, such securities will cease to be GTCR Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) under the Securities Act. For purposes of this Agreement, a Person will be deeded to be a holder of GTCR Registrable Securities whenever such Person has the right to acquire such GTCR Registrable Securities (upon conversion, or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     "Initial Public Offering" means the sale of an initial underwritten public
      -----------------------
offering registered under the Securities Act (other than on Form S-8 or a similar form) of shares of the Company's Common Stock or other equity securities.

     "Investor" means any Stockholder designated as an "Investor" on the
      --------
signature page of such Stockholder attached hereto.

     "Investor Registrable Securities" means, irrespective of which Person
      -------------------------------
actually holds such securities, (i) any shares of Common Stock acquired as of the date hereof by any Investor, (ii) any shares of Common Stock acquired hereafter by any Investor, and (iii) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Investor Registrable Securities, such securities will cease to be Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) under the Securities Act. For purposes of this Agreement, a Person will be deeded to be a holder of Investor Registrable Securities whenever such Person has the right to acquire such Investor Registrable Securities (upon conversion, or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     "Person" means an individual, a partnership, a joint venture, a
      ------
corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

     "Registrable Securities" means, collectively, the Executive Registrable
      ----------------------
Securities, the GTCR Registrable Securities and the Investor Registrable Securities.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Stockholders Agreement" means the Stockholders Agreement, dated as of the
      ----------------------
date hereof, among the Company and certain of its stockholders, as amended from time to time.

     "Subsidiary" means, with respect to any Person:
      ----------

     (a) any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or

     (b) any partnership, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.

     9. Miscellaneous.
        -------------

     (a) No Inconsistent Agreements. The Company shall not hereafter enter into
         --------------------------
any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

     (b) Adjustments Affecting Registrable Securities. The Company shall not
         --------------------------------------------
take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

     (c) Remedies. Any Person having rights under any provision of this
         --------
Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     (d) Amendments and Waivers. Except as otherwise provided herein, the
         ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities; provided, however, that no such amendment or waiver shall materially and adversely affect the rights hereunder of any of the parties hereto without the prior written approval of such party.

     (e) Successors and Assigns. All covenants and agreements in this agreement
         ----------------------
by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

     (f) Severability. Whenever possible, each provision of this Agreement shall
         ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      (g) Counterparts. This Agreement may be executed simultaneously in
          ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     (h) Descriptive Headings. The descriptive headings of this Agreement are
         --------------------
inserted for convenience only and do not constitute a part of this Agreement.

     (I) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION,
         -------------
VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     (j) Notices. All notices, demands or other communications to be given or
         -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each holder of Registrable Securities at the address indicated on the signature page of such holder attached hereto, and to any other holder of Registrable Securities at such address as indicated by the Company's records and to the Company at the address indicated below:

     if to the Company, to:

          SAS Acquisitions Inc.
          c/o Coinmach Industries Co., L.P.
          55 Lumber Road
          Roslyn, NY 11576
          Attention: President

     with a copy, which will not constitute notice to the Company, to:

          Anderson Kill Olick & Oshinsky, P.C.
          1251 Avenue of the Americas
          New York, NY 10020
          Attention: Ronald S. Brody, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              SAS ACQUISITIONS INC.


                                       By:
                                          ------------------------
                                      Its:
                                          ------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                           GOLDER, THOMA, CRESSEY, RAUNER
                            FUND IV, L.P.

                           By:   GTCR IV, L.P.,
                           Its:  General Partner

                           By:   GOLDER, THOMA, CRESSEY, RAUNER, INC.
                           Its:  General Partner


                           By:
                                -----------------------------------
                           Its:
                                -----------------------------------

Designation: None

Notices should be sent to:

      Golder, Thoma, Cressey, Rauner Fund IV, L.P.
      6100 Sears Tower
      Chicago, IL 60606
      Attention: David A. Donnini

with a copy, which shall not constitute notice, to:

      Kirkland & Ellis
      200 East Randolph Drive
      Chicago, IL 60601
      Attention:    Kevin R. Evanich

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                -----------------------------------
                                Mitchell Blatt

Designation: Executive

Notices should be sent to:

      Mitchell Blatt
      31 Wilmington Drive
      Dix Hills, NY 11747

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                -----------------------------------
                                Robert M. Doyle

Designation: Executive

Notices should be sent to:

      Robert M. Doyle
      53 Sheryl Crescent
      Smithtown, NY 11787

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                -----------------------------------
                                Michael Stanky

Designation: Executive

Notices should be sent to:

      Michael Stanky
      1125 Ashington Place
      Desoto, TX 75115

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            HELLER FINANCIAL, INC.


                            By:
                                -----------------------------------
                            Its:
                                -----------------------------------


Designation: Investor

Notices should be sent to:

      Heller Financial, Inc.
      500 West Monroe Street
      Chicago, IL 60661
      Attn:    Portfolio Manager
               Portfolio Organization
               Corporate Finance Group

with a copy, which shall not constitute notice, to:

      Heller Financial, Inc.
      500 West Monroe Street
      Chicago, IL 60661
      Attn:    Legal Department
               Portfolio Organization
               Corporate Finance Group

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      JACKSON NATIONAL LIFE INSURANCE COMPANY


                                       By:
                                           -----------------------------------
                                      Its:
                                           -----------------------------------


Designation: Investor

Notices should be sent to:

      Jackson National Life Insurance Company
      c/o PPM America, Inc.
      225 West Wacker Drive, Suite 1200
      Chicago, IL 60606
      Attn:    Private Placements

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      JACKSON NATIONAL LIFE INSURANCE
                                         COMPANY OF MICHIGAN


                                       By:
                                           -----------------------------------
                                      Its:
                                           -----------------------------------


Designation: Investor

Notices should be sent to:

      Jackson National Life Insurance Company of Michigan
      c/o PPM America, Inc.
      225 West Wacker Drive, Suite 1200
      Chicago, IL 60606
      Attn:    Private Placements

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                -----------------------------------
                                James N. Chapman


Designation: Investor

Notices should be sent to:

      James N. Chapman
      14 Alpine Road
      Greenwich, CT 06630

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                -----------------------------------
                                Michael E. Marrus


Designation: Investor

Notices should be sent to:

      Michael E. Marrus
      755 Park Avenue
      New York, NY 10021

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      PRESIDENT AND FELLOWS OF
                                          HARVARD COLLEGE

                                      By:  HARVARD MANAGEMENT
                                          COMPANY, INC.


                                       By:
                                           -----------------------------------
                                      Its:
                                           -----------------------------------



                                       By:
                                           -----------------------------------
                                      Its:
                                           -----------------------------------


Designation: Investor

Notices should be sent to:

      President and Fellows of Harvard College
      c/o Harvard Management Company, Inc.
      c/o Timothy Peterson
      600 Atlantic Avenue
      Boston, MA 02210

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      MCS CAPITAL, INC.


                                       By:
                                            -----------------------------------
                                      Its:
                                            -----------------------------------


Designation: Executive

Notices should be sent to:

      MCS Capital, Inc.
      c/o Coinmach Industries Co., L.P.
      55 Lumber Road
      Roslyn, NY 11576

                                                                     Exhibit 2M
                                                                     -----------

                            EXECUTIVE STOCK AGREEMENT
                            -------------------------

     THIS AGREEMENT is made as of July 26, 1995, between SAS Acquisitions Inc., a Delaware corporation (the "Company"), Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR"), and the purchasers listed on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers"). Except as otherwise indicated, herein, capitalized terms used herein are defined in paragraph 8 hereof.

     The execution and delivery of this Agreement by the Company and the Purchasers is a condition to the purchase of 72,153 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common"), by GTCR pursuant to an Equity Purchase Agreement dated as of the date hereof (the "Equity Purchase Agreement"). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, GTCR.

     The parties hereto agree as follows:

     1. Authorization of the Class B Common. The Company shall authorize the issuance to the Purchasers of 15,000 shares of Class B Common Stock, par value $.Ol per share (the "Class B Common"), having the rights set forth in Exhibit A attached hereto. The Class A Common and Class B Common are hereinafter collectively referred to as the "Common Stock".

     2. Acquisition of Stock.

     (a) Purchase and Sale of Executive Stock. Upon execution of this Agreement, each Purchaser will purchase, and the Company will sell, the number of shares of Class B Common set forth on the signature page for such Purchaser for the purchase price of $15.4028 per share. The sale to and purchase by each Purchaser of Class B Common will constitute a separate sale and purchase. The Company will deliver to each Purchaser a certificate or certificates representing such Common Stock, and each Purchaser will deliver to the Company a check or wire transfer of funds in the amount indicated on the signature page hereto of such Purchaser, and, if applicable, a promissory note (each an "Executive Note") in the amount indicated on the signature page hereto of such Purchaser. Such Purchaser's obligations under the Executive Note will be secured by a pledge of all of the shares of Executive Stock to the Company and, in connection therewith, such Purchaser shall enter into a pledge agreement (each a "Pledge Agreement").

     (b) Section 83(b) Election. Within 30 days after a Purchaser, purchases any Executive Stock, such Purchaser will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     (c) Purchasers' Representations and Warranties. In connection with the issuance of the Executive Stock hereunder, each Purchaser represents and warrants to the Company that, in each case, as of the Closing:

          (i) The Class B Common to be acquired by such Purchaser pursuant, to this Agreement will be acquired for such Purchaser's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Class B Common will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

          (ii) Such Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in such Class B Common.

          (iii) Such Purchaser is able to bear the economic risk of his investment in such Class B Common for an indefinite period of time, and such Purchaser acknowledges that such Class B Common has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          (iv) Such Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of such Class B Common and has had full access to such other information concerning the Company as he has requested.

          (v) This Agreement, the Stockholders Agreement and the Registration Agreement and such Purchaser's Executive Note and Pledge Agreement, if any, constitute legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement, the Stockholders Agreement and the Registration Agreement and such Purchaser's Executive Note and Pledge Agreement, if any, by such Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Purchaser is a party or any law, rule, regulation, judgment, order or decree to which such Purchaser is subject.

     3. Representations and Warranties of the Company. In connection with the issuance of the Executive Stock hereunder, the Company represents to each Purchaser that, in each case, as of the Closing:

     (a) Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement, the Stockholders Agreement and the Registration Agreement (collectively, the "Investment Agreements"). The copies of the Company's Amended and Restated Certificate of Incorporation and Bylaws which have been furnished to each Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     (b) Capital Stock and Related Matters.

     (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 10,000 shares which will be designated as Preferred Stock and 100,000 shares of Common Stock, of which 85,000 shares shall be designated as Class A Common and 15,000 shares shall be designated Class B Common. As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by this Agreement, the Equity Purchase Agreement, the Investor Purchase Agreement and the Stockholders Agreement. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement, the Equity Purchase Agreement, the Investor Purchase Agreement and the Stockholders Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

     (ii) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Common Stock hereunder, except as provided herein, in the Stockholders Agreement. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock pursuant to this Agreement do not and will not require registration under the Securities Act.

     4. Vesting of Executive Stock.

     (a) Except as otherwise provided in paragraph 4 (b) below, 20% of the Executive Stock will be deemed "Vested Shares" as of the date of Closing and the remainder of the Executive Stock will become vested in accordance with the following schedule, if as of each such date such Purchaser is an employee of the Company or any of its Subsidiaries or Affiliates:

                                            Cumulative
        Anniversary of              Percentage of Executive
     the Date of Closing                  Stock Vested
     -------------------                  ------------

              lst                               40

              2nd                               60

              3rd                               80

              4th                              100


Any shares of Executive Stock which do not become Vested Shares under the foregoing provisions will remain "Unvested Shares."

     (b) If such Purchaser ceases to be employed by the Company or any of its Subsidiaries or Affiliates on any date other than any anniversary date, the cumulative percentage of Executive Stock to become vested will be determined on a pro-rata basis according to the number of days elapsed since the prior anniversary date. Immediately prior to the closing of (i) any sale of the Company's equity securities which results in any person, or group of related persons, not affiliated with GTCR, owning equity securities of the Company possessing the power to elect (without reference to any special or default voting rights) a majority of the members of the Board, or (ii) a sale of all or substantially all of the Company's assets, all Unvested Shares will become Vested Shares.

     5. Repurchase Option.

     (a) In the event a Purchaser violates paragraph 10(a) of his respective Executive Stock Agreement, dated as of January 31, 1995, among The Coinmach Corporation, such Purchaser and GTCR, or paragraph 3 (a) of his respective Employment Agreement, dated as of the date hereof, among Solon Automated Services, Inc., such Purchaser and GTCR, in each case a "Noncompete Breach," or in the event a Purchaser's employment by the Company, its Subsidiaries and its Affiliates terminates for any reason (a "Termination"), the Executive Call Stock (whether held by such Purchaser or one or more of such Purchaser's transferees, other than the Company or GTCR) will be subject to repurchase by the Company first, Management second and GTCR third pursuant to the terms and conditions set forth in this paragraph 5 (the "Repurchase Option").

     (b) If the Repurchase Option becomes exercisable because of a Noncompete Breach or Termination resulting from the termination of such Purchaser's employment with the Company, its Subsidiaries or its Affiliates for Cause, then, the purchase price for each share of Executive Call Stock will be the lower of (a) such Purchaser's Original Cost for such share or (b) the fair market value of such share. If a Purchaser's employment with the Company, its Subsidiaries or its Affiliates terminates other than as described in the preceding sentence, the purchase price for each (i) Unvested Share shall be such Purchaser's Original Cost for such share, and (ii) Vested Share shall be the fair market value of such share as of the date of the related Repurchase Notice or Investor Notice (as hereinafter defined), as the case may be.

     (c) The Company may, at the option of the Board, elect to purchase all or any portion of the Executive Call Stock from time to time by delivering written notice (the "Repurchase Notice") to Management, GTCR and the holder or holders of such Executive Call Stock from time to time during the 270 days after the Noncompete Breach or Termination, as the case may be. The Repurchase Notice will set forth the number of shares of Executive Call Stock, including the number of Unvested Shares and Vested Shares, to be acquired from such holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

     (d) If for any reason the Company has not elected to purchase all of the Executive Call Stock pursuant to the Repurchase Option, Management shall be entitled to exercise the Repurchase Option for any or all of the shares of Executive Call Stock, including the Unvested Shares and the Vested Shares, the Company has not yet elected to purchase (the "Available Shares"), by giving written notice to the Company and the holder(s) of the Available Shares to be repurchased during the 30 days after the date of delivery to Management of the Repurchase Notice (the "Management Notice") setting forth the number of Available Shares each Manager is willing to purchase. If the Managers elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares shall be allocated among the Managers pro rata based on the number of shares of Common Stock owned by each Manager. As soon as practicable, and in any event, within 10 days after the expiration of the 30-day period set forth above, the

Company shall notify the holder(s) of the Available Shares and GTCR as to the number of shares being purchased from such holder(s) by Management (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of the Available Shares, the Company shall also deliver written notice to each Manager and GTCR setting forth the number of shares such Manager is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction and, in the notice to GTCR, a statement of the number, type and purchase price of Available Shares available for purchase by GTCR.

     (e) If for any reason Management has not elected to purchase any or all of the Available Shares pursuant to paragraph 5(d) above, GTCR may elect to purchase any or all of the Available Shares not purchased by Management by giving written notice to the holder(s) of the Available Shares to be repurchased within 30 days after the date of delivery to GTCR of the Supplemental Repurchase Notice (the "Investor Repurchase Notice") setting forth the number of Available Shares GTCR is willing to purchase.

     (f) Each closing of the purchase of the Executive Call Stock pursuant to the Repurchase Option shall take place on the date designated by the Company, Management or GTCR in the related Repurchase Notice, Supplemental Repurchase Notice, or Investor Repurchase Notice, as the case may be, but in any event not later than 365 days after the date of the Noncompete Breach or Termination. At such closing, such Purchaser shall deliver to the Company, Management and/or GTCR certificates representing the Executive Stock to be repurchased by the Company, Management and/or GTCR and the Company, Management and/or GTCR, as the case may be, will pay for the Executive Call Stock to be purchased pursuant to the Repurchase Option in the following manner:

          (i) In the event that no Event of Default has occurred and is continuing on the date of the Noncompete Breach or Termination, payment for the Executive Call Stock to be purchased shall be made by delivery to such Purchaser of a cashier's or certified check or wire transfer of funds in the amount of one-half of the purchase price of the Executive Call Stock on the date of the closing of the Repurchase Option. Payment for the remaining one-half of the purchase price shall be made by delivery of a promissory note, with an aggregate principal amount equal to one-half of the purchase price of the Executive Stock to be repurchased, payable in one lump sum payment on the second anniversary of the date of issuance and bearing interest at the rate of 8% per annum.

          (ii) In the event that an Event of Default has occurred and, is continuing on the date of the Noncompete Breach or

     Termination, payment for the Executive Call Stock to be purchased shall be made by delivery of a promissory note, with an aggregate principal amount equal to the total purchase price of the Executive Call Stock to be repurchased, payable in one lump sum payment on the fifth anniversary of the date of issuance and bearing interest at the rate of 8% per annum.

Any such note issued by the Company pursuant to subparagraphs (i) and (ii) above shall be junior and subordinated in right of payment to all indebtedness of the Company (for borrowed money or otherwise). In addition, the Company may pay the total purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by such Purchaser to the Company. The Company, Management and GTCR will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

     (g) If within six months following the repurchase of Executive Call Stock pursuant to paragraph 5(f) above, (i) a Sale of the Company or a Public Offering of the Company's Common Stock registered under the Securities Act occurs and
(ii) the valuation of a share of Common Stock for such transaction (based upon the purchase price or liquidation proceeds per share of Common Stock or the Public Offering price per share of Common Stock, but reduced by any preferential amounts available to any of the classes of Common Stock) exceeds the amounts per share received by the holder(s) of Executive Call Stock upon the repurchase of Vested Shares, then such holder(s) of Executive Call Stock shall be entitled to receive from the Company the benefit of such higher valuation for the Vested Shares of Executive Call Stock sold under the Repurchase Option. The excess of
(x) the amount which the holder(s) of Executive Call Stock would have received in such Sale of the Company or Public Offering assuming the sale of their Vested Shares of Executive Call Stock purchased by exercise of the Repurchase Option in connection with such transaction, over (y) the purchase price of the Vested Shares of Executive Call Stock paid to such Purchaser under the Repurchase Option, shall be paid by certified check or cashier's check or wire transfer of funds to each such holder upon consummation of any such transaction. For purposes of this paragraph 5(g), "Sale" means the sale of all or substantially all of the assets of the Company or a sale of the Company's equity securities which results in any person, or group of related persons, owning equity securities of the Company possessing the power to elect (without reference to any special or default voting rights) a majority of the members of the Board, including any such sale accomplished by merger or consolidation.

     6. Restrictions on Transfer.

     (a) Transfer of Executive Stock. On or prior to the Restriction Lapse Date, no Purchaser shall directly or indirectly transfer any interest in any shares of Executive Stock (a "Transfer"), except pursuant to the provisions of paragraph
5 or 6(e) of this Agreement. After the Restriction Lapse date, no Purchaser shall directly or indirectly Transfer any interest in any shares of Executive Stock except (i) pursuant to the provisions of paragraph 5 or 6(e) of this Agreement, (ii) in a Public Sale or (iii) pursuant to the provisions of paragraphs 6(b), 6(c) and 6(d) of this Agreement. Prior to effecting any Transfer of Executive Stock (other than to the Company, Management or GTCR), the Purchaser shall obtain from each transferee their written agreement to be bound by the provisions of paragraph 6 of this Agreement for the benefit of the Company, Management and GTCR.

     (b) Sale Notice. After the Restriction Lapse Date, prior to making any Transfer, each Purchaser will give written notice (the "Sale Notice") to the Company, each Manager and GTCR. The Sale Notice will disclose in reasonable detail the number of shares to be transferred and the terms and conditions of the proposed Transfer and, if known, the identity of the prospective transferee(s). No Purchaser will consummate any such Transfer until 90 days after the Sale Notice has been given to the Company, Management and GTCR, unless the parties to the Transfer have been fully determined pursuant to this paragraph 6(b) and paragraphs 6(c) and 6(d) prior to the expiration of such 90-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date.")

     (c) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the shares of Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the transferring Purchaser (the "Transferring Purchaser"), each Manager and GTCR within 30 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Executive Stock to be transferred, Management may elect to purchase all (but not less than all) of the Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the Transferring Purchaser, the Company and GTCR within 60 days after the Sale Notice has been given to Management. Management's rights hereunder shall be allocated among the Managers pro rata based on the number of shares of Common Stock owned by each Manager. If the Company and Management have not elected to purchase all of the Executive Stock to be transferred, GTCR may elect to purchase all (but not less than all) of the Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the Transferring Purchaser, the Company and each Manager within 90 days after the Sale Notice has been given to GTCR. If, the Company, Management or GTCR do not elect to purchase all of the shares of Executive Stock specified in the Sale Notice, the Transferring Purchaser may transfer the shares of Executive Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 30-day period immediately following the Authorization Date. Any shares of Executive Stock not transferred within such 30-day period will be subject to the provisions of this paragraph 6(c) upon subsequent transfer.

     (d) Co-Sale Rights.

          (i) GTCR may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Purchaser within 90 days after delivery of the Sale Notice to GTCR. If GTCR has elected to participate in such Transfer, the Transferring Purchaser and GTCR shall be entitled to sell in the contemplated Transfer, on the same terms and at the price calculated pursuant to subparagraph 6(d) (ii) below, a number of shares equal to the product of (x) the quotient determined by dividing the number of shares of Common Stock owned by such person by the aggregate number of shares of Common Stock owned by Executive and GTCR and (y) the number of shares to be sold in the contemplated Transfer.

     For example, if the Sale Notice contemplated a sale of 100 shares by the Transferring Purchaser, and if the Transferring Purchaser was at such time the owner of 30% of the Company's Common Stock (on a fully-diluted basis) and if GTCR elected to participate and GTCR owned 20% of the Company's Common Stock (on a fully-diluted basis), the Transferring Purchaser would be entitled to sell 60 shares (30%/50% x 100 shares) and GTCR would be entitled to sell 40 shares (20%/50% x 100 shares).

     The Transferring Purchaser will use his best efforts to obtain the agreement of the prospective transferee(s) to the participation of GTCR in the contemplated transfer and will not transfer any Executive Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of GTCR.

          (ii) The purchase price to be paid by any transferee for shares of Class B Common and Class A Common transferred in accordance with this paragraph 6(d) shall be determined as follows: (i) the price per share to be paid for Class B Common included in such Transfer shall be equal to the amount per share of Class B Common which such transferee has agreed to pay to the Transferring Purchaser and (ii) the price per share to be paid for Class A Common included in such Transfer shall be the price per share described in clause (i) plus the quotient (the "Per Share Preference") of (A) the sum of the Unreturned Preferred Amount and the Unpaid Yield of the Class A Common at such time divided by (B) the number of shares of Class A Common then outstanding.

     (e) Permitted Transfers. The restrictions contained in this paragraph 6 shall not apply with respect to any Transfer of Executive Stock pursuant to applicable laws of descent and distribution or among such Purchaser and such Purchaser's Family Members; provided that such restrictions will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock have agreed in writing to be bound by the provisions of this Agreement.

     (f) Pledges. Notwithstanding the provisions of this paragraph 6, any Purchaser may pledge any shares of Executive Stock to the Company to secure payment of the Executive Note.

     7. Additional Restrictions on Transfer of Executive Stock.

     (a) Legend. The certificates representing the Executive Stock will bear the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JULY 26, 1995, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK AGREEMENT BETWEEN THE COMPANY, CERTAIN PURCHASERS, AND A CERTAIN INVESTOR, DATED AS OF JULY 26, 1995. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

     (b) Opinion of Counsel. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that (i) neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer or (ii) all such applicable registration and qualification requirements have been satisfied.

     8. Definitions.

     "Affiliate" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

     "Cause" means, with respect to any Purchaser (i) a material breach of any agreement with the Company, its Subsidiaries, its Affiliates or its stockholders by such Purchaser (after notice and reasonable opportunity to cure), (ii) a breach of such Purchaser's duty of loyalty to the Company or any of its Subsidiaries or Affiliates or any act of dishonesty, gross negligence, willful misconduct or fraud with respect to the Company or any of its Subsidiaries or Affiliates or any of their stockholders, customers or suppliers, (iii) the commission by such Purchaser of a felony, a crime involving moral turpitude or other act or omission tending to cause harm to the standing and reputation of, or otherwise bring public disgrace or disrepute to, the Company or any of its Subsidiaries or Affiliates, (iv) such Purchaser's continued failure or refusal to perform any material duty to the Company or any of its Subsidiaries or Affiliates which is normally attached to his position (after notice and reasonable opportunity to cure) or (v) such Purchaser's gross negligence or willful misconduct in performing those duties which are normally attached to his position (after notice and reasonable opportunity to cure). For purposes of this Agreement, "a Purchaser's duty of loyalty to the Company or any of its Subsidiaries or Affiliates" shall include such Purchaser's fiduciary obligation to place the interests of the Company and its Subsidiaries or Affiliates ahead of his personal interests and thereby not knowingly profit personally at the expense of the Company or any of its Subsidiaries or Affiliates, and shall also include specifically the affirmative obligation to disclose promptly to the Board any known conflicts of interest such Purchaser may have with respect to the Company and its Subsidiaries or Affiliates, and the negative obligations not to usurp corporate opportunities of the Company, any of its Subsidiaries or any of its Affiliates, not to engage in any "conflict-of-interest" transactions with the Company, its Subsidiaries, or its Affiliates (without the approval of the board directors), and not to compete directly with the Company or its Subsidiaries or Affiliates (without the approval of the Board).

     "Event of Default" means Event of Default as defined in the Loan Agreement, dated as of the date hereof, among SAS Acquisitions Inc. and Finova Capital Corporation (the "Loan Agreement"), or any payment by Speed Queen Company pursuant to its guaranty in connection with the Loan Agreement, and any similar term or event in any replacement for, refinancing of, or modification or amendment to, such agreements, or any similar term in any other loan or credit facility entered into by the Company.

     "Executive Call Stock" means, with respect to any Purchaser, at any time
(i) all equity securities of the Company then held by such Purchaser or a Family Member, (ii) all equity securities of the Company which at any time have been held by such Purchaser (whether or not then held by such Purchaser), and (iii) all equity securities of the Company issued or issuable directly or indirectly with respect to any equity securities described in clause (i) or (ii) above in connection with a combination of shares, dividend, recapitalization, merger,, consolidation, reorganization or otherwise; provided that any equity securities which had been Executive Call Stock and which have been transferred in accordance with the terms of this Agreement will not be Executive Call Stock at any subsequent time unless held at the time of determination by such Purchaser or a Family Member.

     "Executive Stock" means the shares of the Company's Class B Common Stock purchased hereunder.

     "Family Members" means such Purchaser's spouse and/or lineal descendants, a trust for the sole benefit of such Purchaser and/or such Purchaser's spouse or lineal descendants or upon a Purchaser's death, such Purchaser's estate.

     "Investor Purchase Agreement" means the Investor Purchase Agreement, dated as of the date hereof, among the Company, GTCR and certain investors party thereto.

     "Management" means Stephen R. Kerrigan, Mitchell Blatt, Robert M. Doyle and Michael Stanky.

     "Manager" means an individual member of Management.

     "Original Cost" of each share of Class B Common Stock purchased hereunder will be equal to $15.4028 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

     "Public Offering" means the sale in an underwritten public offering registered under the Securities Act (other than on

Form S-8 or a similar or successor form) of shares of the Company's Common Stock approved by the Board.

     "Public Sale" means any sale pursuant to a registered Public Offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

     "Registration Agreement" means the Registration Agreement, dated as of the date hereof, among the Company and certain of the Company's stockholders.

     "Restriction Lapse Date" means the earlier of (i) the fifth anniversary of the date of this Agreement and (ii) the date of the closing of any Public Offering.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Stockholders Agreement" means the Stockholders Agreement, dated as of the date hereof, among the Company and certain of the Company's stockholders.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

     "Unreturned Preferred Amount" means the "Unreturned Preferred Amount" as defined in the Company's Certificate of Incorporation.

     "Unpaid Yield" means the "Unpaid Yield" as defined in the Company's Certificate of Incorporation.

     9. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Purchasers as the addresses set forth on the signature page hereto of such Purchaser and to the Company or GTCR as follows:

           If to the Company:

                 SAS Acquisitions Inc.
                 c/o Coinmach Industries Co., L.P.
                 55 Lumber Road
                 Roslyn, NY 11576
                 Attention: President

           With a copy (which will constitute notice to the Company) to:

                 Anderson Kill Olick & Oshinsky, P.C.
                 1251 Avenue of the Americas
                 New York, New York 10020
                 Attention: Ronald S. Brody, Esq.

           If to GTCR:

                 Golder, Thoma, Cressey, Rauner Fund IV, L.P.
                 6100 Sears Tower
                 Chicago, Illinois 60606
                 Attention:  Bruce V. Rauner
                             David A. Donnini

           with a copy (which will not constitute notice to GTCR) to:

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, Illinois 60601
                 Attention: Kevin R. Evanich, Esq.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     10. General Provisions.

     (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

     (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith (i) embody the complete agreement and understanding among the parties and (ii) supersede and preempt any prior summaries of terms and conditions, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind each Purchaser and the Company and their respective successors and permitted assigns and inure to the benefit of and be enforceable by each Purchaser, the Company, GTCR and their respective successors and permitted assigns (including in each case subsequent holders of Executive Stock); provided that no Purchaser may assign any of his rights under any other provision of Part I of this Agreement except as part of a Transfer of Executive Stock in accordance with paragraphs 5 or 6.

     (f) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions con-cerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     (g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and, except as otherwise provided in paragraph 10(d), that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     (h) Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or modified only by written agreement of the Company, each Purchaser and GTCR. No other course of dealing between the parties or third-party beneficiaries hereof or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such persons.

     (i) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on his behalf or by the Company or on its behalf.

     (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     (k) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.




                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       SAS ACQUISITIONS INC.

                                       By
                                           -----------------------------
                                       Its
                                           -----------------------------

                                       GOLDER, THOMA, CRESSEY, RAUNER
                                       FUND IV, L.P.

                                       By:   GTCR IV, L.P.

                                       Its:  General Partner

                                       By:   Golder, Thoma, Cressey,
                                             Rauner, Inc.

                                       Its:  General Partner

                                       By:
                                           -----------------------------

                                       Its: Principal

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                      -----------------------------
                                      Mitchell Blatt

                                      Number of Shares of Class
                                      B Common: 4,000
                                      Aggregate Purchase
                                      Price: $61,611.20
                                      Amount of cash or
                                      check: $9,241.68
                                      Amount of Note: $52,369.52

                                      Address:

                                      Mitchell Blatt
                                      31 Wilmington Drive
                                      Dix Hills, NY 11747

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                      -----------------------------
                                      Robert M. Doyle

                                      Number of Shares of Class
                                      B Common: 2,000
                                      Aggregate Purchase
                                      Price: $30,805.60
                                      Amount of cash or
                                      check: $4,620.80
                                      Amount of Note: $26,184.80

                                      Address:

                                      Robert M. Doyle
                                      53 Sheryl Crescent
                                      Smithtown, NY 11787

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                      -----------------------------
                                      Michael Stanky

                                      Number of Shares of Class
                                      B Common: 1,500
                                      Aggregate Purchase
                                      Price: $23,104.20
                                      Amount of cash or
                                      check:  $3,465.64
                                      Amount of Note: $19,638.56

                                      Address:

                                      Michael Stanky
                                      1125 Ashington Place
                                      Desoto, TX 75115

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       MCS CAPITAL, INC.


                                       By
                                          -----------------------------
                                       Its
                                          -----------------------------

                                      Number of Shares of Class
                                      B Common: 4,000
                                      Aggregate Purchase
                                      Price: $61,611.20
                                      Amount of cash or
                                      check: $9,241.68
                                      Amount of Note: $52,369.52

                                      Address:

                                      MCS Capital,. Inc.
                                      c/o Coinmach Industries Co.,
                                          L.P.
                                      55 Lumber Road
                                      Roslyn, NY 11576

                                     CONSENT

          The undersigned spouse of Purchaser hereby acknowledges that I have read the foregoing Executive Stock Purchase and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that my community or marital property interest, if any, shall be similarly bound by this Agreement.


- -----------------------
Spouse's Name:

- -----------------------
Witness

                                    EXHIBIT A
                          Certificate of incorporation

                                                                      Exhibit 2N
                                                                      ----------

                           INVESTOR PURCHASE AGREEMENT


     THIS AGREEMENT is made as of July 26, 1995, between SAS Acquisitions Inc., a Delaware corporation (the "Company"), Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR"), and the purchasers listed on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 hereof.

     The parties hereto agree as follows:

     Section 1. Authorization and Closing

     1A. Authorization of the Class A Common. The Company shall authorize the issuance of 85,000 shares of its Class A Common Stock, par value $.Ol per share (the "Class A Common") having the rights set forth in Exhibit A attached hereto.

     1B. Purchase and Sale of Class A Common. At the Closing (as defined in
Section 1C below), the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Class A Common indicated on the signature page hereto of such Purchaser at a purchase price of $76.4605882 per share. The sale to and purchase by each Purchaser of Class A Common will constitute a separate sale and purchase.

     1C. The Closing. The closing of the purchase and sale of the Class A Common (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on the date hereof or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to each Purchaser a stock certificate or certificates evidencing the Class A Common to be purchased by such Purchaser, registered in such Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company.

     1D. Conditions of the Purchasers' Obligations at the Closing. The obligation of each Purchaser to purchase and pay for the Class A Common to be purchased by such Purchaser hereunder at the Closing is subject to the purchase by Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR") of 72,153 shares of Class A Common pursuant to that certain Equity Purchase Agreement, dated as of the date hereof, between the Company and GTCR.

     Section 2. Representations, Warranties and Covenants.

     2A. Representations and Warranties of Purchaser. In connection with the issuance of the Class A Common hereunder, each Purchaser represents and warrants to the Company that, in each case, as of the Closing:

          (i) The Investor Stock to be acquired by such Purchaser pursuant to this Agreement will be acquired for such Purchaser's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Investor Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

          (ii) Such Purchaser is able to bear the economic risk of its investment in such Investor Stock for an indefinite period of time, and such Purchaser acknowledges that such Investor Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          (iii) Such Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of such Investor Stock and has had full access to such other information concerning the Company as it has requested.

          (iv) This Agreement, the Stockholders Agreement and the Registration Agreement (collectively, the "Investment Agreements") constitute legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, and the execution, delivery and performance of the Investment Agreements by such Purchaser do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Purchaser is a party or any law, rule, regulation, judgment, order or decree to which such Purchaser is subject.

     2B. Representations and Warranties of the Company. In connection with the issuance of the Class A Common hereunder, the Company represents to each Purchaser that, in each case, as of the Closing:

          (i) Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Certificate of Incorporation and bylaws which have been furnished to each Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          (ii) Capital Stock and Related Matters.

               (a) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 100,000 shares of Common Stock (the "Common Stock") (divided into 85,000 shares of Class A Common, (all of which will be issued and outstanding), and 15,000 shares of Class B Common Stock (of which ll,500 shares will be issued and outstanding), and 10,000 shares of Preferred Stock (none of which will be issued and outstanding). As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its Common Stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by this Agreement and the Other Equity Agreements. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Common Stock or any warrants, options or other rights to acquire its Common Stock, except pursuant to this Agreement and the Other Equity Agreements. As of the Closing, all of the outstanding shares of the Company's Common Stock shall be validly issued, fully paid and nonassessable.

               (b) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Class A Common hereunder, except as expressly provided herein. Based in part on the investment representations of the Purchasers in Section 2A, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Common Stock, and the offer, sale and issuance of the Class A Common hereunder and pursuant to
          Section 1B hereof do not and will not require registration under the Securities Act or any applicable state securities laws. There are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's Common Stock or with respect to any other aspect of the Company's affairs, except for this Agreement and the Other Equity Agreements.

          (iii) Subsidiaries; Investments. Other than 1,000 shares of Class A Common Stock, par value $.O1 per share, of Ford, the Option Shares (as defined in the letter agreement, dated as of April 4, 1995, among the Company and each of the Ford Holders (as defined therein)), the capital stock of Solon purchased pursuant to the Solon Purchase Agreement and the capital stock of the Subsidiaries as set forth in Section 4.3 of the Solon Purchase Agreement, the Company does not own or hold any shares of stock or any other security or interest in any other Person or any rights to acquire any such security or interest, and the Company has never had any Subsidiary.

          (iv) Authorization; No Breach. The execution, delivery and performance by the Company of the Transaction Documents (as defined in the Equity Purchase Agreement) and the filing of the amendment of the Certificate of Incorporation each has been duly authorized by the Company and each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of the Transaction Documents, the offering, sale and issuance of the Class A Common hereunder and pursuant to Section 1B, the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not
     (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company's Common Stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

          (v) Purchase Agreement Representations. Except as set forth on "Schedule 2A(v) - Representations and Warranties" attached hereto, the representations and warranties made by Solon Automated Services, Inc. ("Solon") in Article IV of the Stock Purchase Agreement (the "Solon Purchase Agreement"), dated as of March 17, 1995, among Ford Coin Laundries, Inc. ("Ford"), Solon and the Sellers (as defined therein), and by the Sellers in Article V of the Solon Purchase Agreement are, to the best of the Company's knowledge, true and correct in all material respects on the date of the Closing as though then made, except for any change that results from events occurring after the Closing Date (as defined therein) and prior to the Closing in the ordinary course of business of Solon, and the representations and warranties of Ford in Section 2 of the Stock Purchase Agreement, dated as of April 4, 1995, between the Company and Ford, are, to the best of the Company's knowledge, true and correct in all material respects on the date of the Closing as though then made, except for any change that results from events occurring after the Closing Date (as defined therein) and prior to the Closing in the ordinary course of business of Ford.

          (vi) Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to each Purchaser in writing and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

          (vii) Closing Date. The representations and warranties of the Company contained in this Section 2B and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

     2C. Current Public Information. At all times after the Company has filed a registration statement with the Securities and

Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any Purchaser holding Class A Common purchased hereunder may reasonably request, all to the extent required to enable such holders to sell Class A Common pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any Purchaser holding Class A Common purchased hereunder a written statement as to whether it has complied with such requirements.

     Section 3. Restrictions on Transfer.

     3A. Transfer of Investor Stock.

          (i) Subject to the restrictions set forth in the remainder of this
     Section 3, Investor Stock is transferable only pursuant to (a) a Public Offering registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available or (c) subject to the conditions specified in Section 3A(ii) below, any other legally available means of transfer.

          (ii) In connection with the transfer of any Investor Stock (other than a transfer described in Section 3A(i)(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Investor Stock may be effected without registration of such Investor Stock under the Securities Act. In addition, if the holder of the Investor Stock delivers to the Company an opinion of counsel that no subsequent transfer of such Investor Stock shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Investor Stock which do not bear the Securities Act legend set forth in Section 4A hereof. If the Company is not required to deliver new certificates for such Investor Stock not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and
     Section 4A hereof.

          (iii) Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          (iv) Any transfer or attempted transfer of any Investor Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Investor Stock as the owner of such Investor Stock for any purpose.

     3B. Sale Notice. Prior to making any Transfer of Investor Stock, the Purchaser intending to make such Transfer (the "Transferring Purchaser") will give written notice (the "Sale Notice") to the Company and GTCR. The Sale Notice will disclose in reasonable detail the number of shares to be transferred and the terms and conditions of the proposed Transfer and, if known, the identity of the prospective transferee(s). The Transferring Purchaser will not consummate any such Transfer until 60 days after the Sale Notice has been given to the Company and to GTCR, unless the parties to the Transfer have been fully determined pursuant to this Section 3B and Section 3C prior to the expiration of such 60-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date.")

     3C. First Refusal Rights. The Company may elect to purchase all (but not less than all) of the shares of Investor Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Transferring Purchaser and GTCR within 30 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Investor Stock to be transferred, GTCR may elect to purchase all (but not less than all) of the Investor Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the Transferring Purchaser within 60 days after the Sale Notice has been given to GTCR. If neither the Company nor GTCR elect to purchase all of the shares of Investor Stock specified in the Sale Notice, the Transferring Purchaser may transfer the shares of Investor Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 30-day period immediately following the Authorization Date. Any shares of Investor Stock not transferred within such 30-day period will be subject to the provisions of this Section 3C upon subsequent transfer.

     3D. Co-Sale Rights.

          (i) GTCR may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Purchaser within 90 days after delivery of the Sale Notice to GTCR. If GTCR has elected to participate in such Transfer, the Transferring Purchaser and GTCR shall be entitled to sell in the contemplated Transfer, on the same terms and at the price calculated pursuant to subparagraph 3D(ii) below, a number of shares equal to the product of (x) the quotient determined by dividing the number of shares of Common Stock owned by such person by the aggregate number of shares of Common Stock owned by the Transferring Purchaser and GTCR and (y) the number of shares to be sold in the contemplated Transfer.

     For example, if the Sale Notice contemplated a sale of 100 shares by the Transferring Purchaser, and if the Transferring Purchaser was at such time the owner of 30% of the Company's Common Stock (on a fully-diluted basis) and if GTCR elected to participate and GTCR owned 20% of the Company's Common Stock (on a fully-diluted basis), the Transferring Purchaser would be entitled to sell 60 shares (30%/50% x 100 shares) and GTCR would be entitled to sell 40 shares (20%/50% x 100 shares).

     The Transferring Purchaser will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of GTCR in the contemplated transfer and will not transfer any Investor Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of GTCR.

          (ii) The purchase price to be paid by any transferee for shares of Class A Common transferred in accordance with this paragraph 3D shall be equal to the amount per share of Class A Common which such transferee has agreed to pay to such Purchaser.

     Section 4. Additional Restrictions on Transfer of Investor Stock.

     4A. Legend. Each Purchaser hereby represents that it is acquiring the Investor Stock purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Investor Stock from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate for Investor Stock shall be imprinted with a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JULY 26, 1995, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR PURCHASE AGREEMENT BETWEEN THE COMPANY AND CERTAIN INVESTORS, DATED AS OF JULY 26, 1995. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

     4B. Opinion of Counsel. No holder of Investor Stock may sell, transfer or dispose of any Investor Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that (i) neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer or
(ii) all such applicable registration and qualification requirements have been satisfied.

     Section 5. Definitions.

     "Equity Agreements" means the Equity Purchase Agreement, the Executive Stock Agreement, the Stockholders Agreement, the Registration Agreement and the Services Agreement.

     "Equity Purchase Agreement" means the Equity Purchase Agreement dated as of the date hereof between the Company and GTCR.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "Executive Stock Agreement" means the Executive Stock Agreement dated as of the date hereof between the Company and the other parties thereto.

     "Investor Stock" means (i) the Class A Common issued hereunder and (ii) any common stock issued or issuable with respect to the Class A Common referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Stock, such shares shall cease to be Investor Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force). Whenever any particular securities cease to be Investor Stock, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 4A.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means the sale in an underwritten public offering registered under the Securities Act (other than on Form S-8 or a similar or successor form) of shares of the Company's Common Stock approved by the Board.

     "Public Sale" means any sale pursuant to a registered Public Offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

     "Registration Agreement" means the Registration Agreement dated as of the date hereof among the Company and certain of the Company's stockholders.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     "Services Agreement" means the Management and Consulting Services Agreement dated as of the date hereof between the Company and GTCR IV, L.P.

     "Stockholders Agreement" means the Stockholders Agreement dated as of the date hereof among the Company and certain of the Company's stockholders.

     "Subsidiary" means, with respect to any Person, any corporation, partnership association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) other than pursuant to a Public Sale or Sale of the Company.

     Section 6. Miscellaneous

     6A. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Purchasers at the addresses set forth on the signature page hereto of such Purchaser and to the Company or GTCR as follows:

     If to the Company:

           SAS Acquisitions Inc.
           c/o Coinmach Industries Co., L.P.
           55 Lumber Road
           Roslyn, NY 11576
           Attention: President

     With a copy (which will not constitute notice to the Company) to:

           Anderson Kill Olick & Oshinsky, P.C.
           1251 Avenue of the Americas
           New York, New York 10020
           Attention:   Ronald S. Brody, Esq.

     If to GTCR:

           Golder, Thoma, Cressey, Rauner Fund IV, L.P.
           6100 Sears Tower
           Chicago, Illinois 60606
           Attention:   Bruce V. Rauner
                        David A. Donnini

     with a copy (which will not constitute notice to GTCR) to:

           Kirkland & Ellis
           200 East Randolph Drive
           Chicago, Illinois 60601
           Attention: Kevin R. Evanich, Esq.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     6B. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Investor Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Investor Stock as the owner of such stock for any purpose.

     6C. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     6D. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior summaries of terms and conditions, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     6E. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     6F. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind each Purchaser and the Company and their respective successors and permitted assigns and inure to the benefit of and be enforceable by each Purchaser, the Company, GTCR and their respective successors and permitted assigns (including in each case subsequent holders of each Purchaser's Stock); provided that no Purchaser may assign any of its or his rights under any provision of this Agreement except as part of a Transfer of Investor Stock in accordance with Section 3.

     6G. Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     6H. Remedies. Each holder of Investor Stock shall have all rights and remedies set forth in this Agreement and the Company's Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     6I. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or modified only by written agreement of the Company, each Purchaser and GTCR. No other course of dealing between the parties or third-party beneficiaries hereof or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such Person.

     6J. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf or by the Company or on its behalf.

     6K. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     6L. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     6M. Expenses. The Company agrees to pay the reasonable fees and expenses of each Purchasers' outside counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.


                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                      SAS ACQUISITIONS INC.

                                      By
                                         -----------------------

                                      Its
                                         -----------------------

                                      GOLDER, THOMA, CRESSEY, RAUNER
                                          FUND IV, L.P.

                                      By:   GTCR IV, L.P.

                                      Its:  General Partner

                                      By:   Golder, Thoma, Cressey,
                                            Rauner, Inc.

                                      Its:  General Partner


                                       By:
                                          -----------------------
                                       Its: Principal

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                          -----------------------
                                          James N. Chapman

                                          Number of Shares of Class A
                                          Common: 300
                                          Aggregate Purchase
                                          Price:   $22,941.18

                                          Address:

                                          James N. Chapman
                                          14 Alpine Road
                                          Greenwich, CT 06830

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                      -----------------------
                                      Michael E. Marrus

                                      Number of Shares of Class A
                                      Common: 228
                                      Aggregate Purchase
                                      Price:   $17,435.30

                                      Address:

                                      Michael E. Marrus
                                      755 Park Avenue
                                      New York, NY 10021

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                      -----------------------
                                      Mitchell Blatt

                                      Number of Shares of Class A
                                      Common: 398
                                      Aggregate Purchase
                                      Price:   $30,435.29

                                      Address:

                                      Mitchell Blatt
                                      31 Wilmington Drive
                                      Dix Hills, NY 11747

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       HELLER FINANCIAL, INC.

                                       By
                                          -----------------------

                                       Its
                                          -----------------------

                                       Number of Shares of Class A
                                       Common: 3,806
                                       Aggregate Purchase
                                       Price:   $291,047.06

                                       Address:

                                       Heller Financial, Inc.
                                       500 West Monroe Street
                                       Chicago, IL 60661

                                       Attn:   Portfolio Manager
                                               Portfolio Organization
                                               Corporate Finance Group

                                       A copy of all correspondence,
                                       which shall not constitute
                                       notice, should be sent to:

                                       Heller Financial, Inc.
                                       500 West Monroe Street
                                       Chicago, IL 60661

                                       Attn:   Legal Department
                                               Portfolio Organization
                                               Corporate Finance Group

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                      JACKSON NATIONAL LIFE
                                      INSURANCE COMPANY

                                       By:
                                          -----------------------
                                      Its:
                                          -----------------------

                                       Number of Shares of Class A
                                       Common: 3,425
                                       Aggregate Purchase
                                       Price:   $261,911.77

                                       Address:

                                       Jackson National Life Insurance
                                         Company
                                       c/o PPM America, Inc.
                                       225 West Wacker Drive
                                       Suite 1200
                                       Chicago, IL 60606
                                       Attn:   Private Placements

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                      JACKSON NATIONAL
                                      LIFE INSURANCE COMPANY
                                      OF MICHIGAN

                                       By
                                          -----------------------
                                       Its
                                          -----------------------

                                      Number of Shares of Class A
                                      Common: 381
                                      Aggregate Purchase
                                      Price:   $29,135.29

                                      Address:

                                      Jackson National Life Insurance
                                        Company of Michigan
                                      c/o PPM America, Inc.
                                      225 West Wacker Drive
                                      Suite 1200
                                      Chicago, IL 60606
                                      Attn:   Private Placements

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       PRESIDENT AND FELLOWS OF
                                       HARVARD COLLEGE

                                       By Harvard Management
                                       Company, Inc.


                                       By
                                          -----------------------
                                       Its
                                          -----------------------


                                       By
                                          -----------------------
                                       Its
                                          -----------------------

                                       Number of Shares of Class A
                                       Common: 2,405
                                       Aggregate Purchase
                                       Price:   $183,1911.76

                                       Address:

                                       President and Fellows of
                                         Harvard College
                                       c/o Harvard Management Company,
                                         Inc.
                                       c/o Timothy Peterson
                                       600 Atlantic Avenue
                                       Boston, MA 02210

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                       MCS CAPITAL, INC.

                                       By
                                          -----------------------
                                       Its
                                          -----------------------

                                       Number of Shares of Class A
                                       Common: 1,479
                                       Aggregate Purchase
                                       Price:   $113,100.00

                                       Address:

                                       MCS Capital, Inc.
                                       c/o Coinmach Industries Co.,
                                          L.P.
                                       55 Lumber Road
                                       Roslyn, NY 11576

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                       -----------------------
                                       Michael Stanky

                                       Number of Shares of Class A
                                       Common: 425
                                       Aggregate Purchase
                                       Price:    $32,500.00

                                       Address:

                                       Michael Stanky
                                       1125 Ashington Place
                                       Desoto, TX 75115

                             Schedule 2M-Executives
                             ----------------------

Mitchell Blatt
Robert M. Doyle
Michael Stanky
MCS Capital, Inc.

                              Schedule 2N-Investors
                              ---------------------

Mitchell Blatt
Michael Stanky
James N. Chapman
Michael E. Marrus
Heller Financial, Inc.
Jackson National Life Insurance Company
Jackson National Life Insurance Company of Michigan
President and Fellows of Harvard College
MCS Capital, Inc.

                   Schedule 5E-Representations and Warranties
                   ------------------------------------------

                                      None